As filed with the Securities and Exchange Commission on October 28, 2026

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sagard Private Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	42-1792681
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

280 Park Avenue, 34th Floor West New York, New York	10017 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 380-5605 with copies to:

Dev Gopalan

Sagard Private Income Fund Inc.

c/o Sagard Holdings Manager (US) LLC

280 Park Avenue, 34th Floor West

New York, NY 10017

with copies to:

Kenneth E. Young, Esq.

Clay Douglas, Esq.

Paul Stevens, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Tel: (215) 994-4000

Fax: (215) 994-2222

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I Shares of Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Sagard Private Income Fund Inc. is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“we,” “us,” “our,” “SPIF” and the “Fund” refer to Sagard Private Income Fund Inc.; and

•	“Adviser” and our “Investment Adviser” refer to Sagard Holdings Manager (US) LLC, our investment adviser.

The Fund will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Fund will be eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). See “Item 1. Business — Emerging Growth Company.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effective date of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our directors, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

Investing in our shares of common stock, $0.001 par value per share (“Common Shares”), may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Common Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

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You may not transfer your shares of the Fund without registration of the transfer on the Fund’s books, and unless the transferee satisfies applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and in compliance with the terms of your subscription agreement with the Fund. Investors should be aware that registration of any transfer on the Fund’s books may be withheld if, in the opinion of counsel (who may be counsel for the Fund), such transfer would violate the U.S. Securities Act of 1933, as amended, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the shares to be transferred, or any other laws.

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Our Common Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Common Shares. The purchase of our Common Shares is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our shares on a national securities exchange.

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We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. A return of capital is a return of a portion of your original investment in our Common Shares.

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Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

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We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

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Any distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by our investment adviser or its affiliates made pursuant to our Expense Support and Conditional Reimbursement Agreement that may be subject to reimbursement by us to our investment adviser or its affiliates. The repayment of any amounts owed to our investment adviser or our affiliates will reduce our NAV and may reduce future distributions to which you would otherwise be entitled.

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Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

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We intend to invest primarily in privately held companies for which very little public information exists. Such companies also could be more vulnerable to economic downturns and could experience substantial variations in operating results.

•	We use and expect to continue to use leverage, which magnifies the potential for loss on amounts invested in us.

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We intend to elect to be regulated as a BDC under the 1940 Act, which election will impose numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.

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Beginning no later than the quarter ending June 30, 2027, we intend to commence a discretionary share repurchase program pursuant to which we intend to offer to repurchase, at the discretion of our Board of Directors, up to 5% of our Common Shares outstanding in each quarter. We intend to conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all shareholders and filed with the SEC on Schedule TO. In addition, to the extent we offer to repurchase our Common Shares in any particular quarter, any such repurchases will be at prices equal to the NAV per share as of the last calendar day of the applicable month designated by our Board of Directors, except that we generally deduct 2.00% from such NAV for shares that have not been outstanding for at least one year. Such share repurchase prices may be lower than the price at which investors purchased the Common Shares. If shareholders seek to have an amount of shares repurchased that exceeds the repurchase offer amount, shares will generally be repurchased on a pro rata basis; however, our Board of Directors may instead choose to amend the repurchase offer and accept for purchase all of our shares that were validly tendered.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. We are externally managed by the Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is indirectly wholly-owned by Sagard Holdings Management Inc. (“Sagard”). The largest shareholder of Sagard is Sagard Holdings Inc. (“SHI”), which is a subsidiary of Power Corporation of Canada (“PCC”). PCC is a publicly traded international management and holding company that focuses on financial services in North America, Europe and Asia.

While SHI (and its wholly-owned subsidiary) will be the Fund’s initial and, for some period after the commencement of investment operations, majority shareholder(s), as additional investors subscribe for Common Shares, SHI’s ownership percentage is expected to decrease. For the avoidance of doubt, the Fund will operate independently of SHI and PCC, and neither SHI nor PCC, nor any other affiliate of SHI, will have any obligation, contractual or otherwise, to provide equity capital or other investment support to us beyond the Seed Investment and the SPV Contribution (each as defined below) and any other equity or other investments they may decide to make in the Fund from time to time, in their sole and absolute discretion.

Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of any global pandemic;

•	United States trade policy developments, tariffs and other trade restrictions;

•	the impact of geo-political conditions, including insurgency, terrorism or war, including those arising out of the ongoing conflict between Russia and Ukraine and the broader Middle East conflict;

•	changes in the general interest rate environment;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with our Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing and amount of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes in tax laws and regulations and interpretations thereof; and

•	the risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. This Registration Statement contains forward-looking statements, which may relate to future events or our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we may file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Item 1. Business.

The Fund

We were formed on March 20, 2026, as a Delaware statutory trust and converted to a Maryland corporation effective on September 18, 2026. We were organized to invest primarily in a portfolio of newly originated, privately negotiated first-lien senior secured loans to U.S. middle market companies.

We operate as an externally managed, non-diversified, closed-end management investment company that intends to file an election to be regulated as a BDC under the 1940 Act (the date of our filing of our election to be regulated as a BDC under the 1940 Act is referred to in this Registration Statement as the “BDC Election Date”). In addition, following the BDC Election Date, we intend to, as soon as reasonably practicable, qualify and elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under the Code. Prior to its qualification as a RIC, the Fund will be taxed as a C-corporation for U.S. federal income tax purposes. See “Item 1. Business — Regulation as a Business Development Company” and “Item 1. Business — Certain U.S. Federal Income Tax Considerations.” We commenced investment operations concurrent with the closing of the SPV Contribution (as defined below). See “Item 1. Business — Seed Investment and Initial Portfolio.”

We intend to operate as a non-exchange traded, perpetual-life BDC, which is a BDC whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the BDC on a continuous monthly basis at a price equal to the BDC’s then-current monthly net asset value (“NAV”) per share. In our perpetual-life structure, we may offer investors an opportunity to have their shares repurchased on a quarterly basis at NAV, but we are not obligated to offer to repurchase any shares in any particular quarter in our discretion. We believe that our perpetual nature will enable us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our articles of incorporation (as amended, restated, supplemented or otherwise modified from time to time, the “charter”), or our bylaws (collectively, with our charter, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Organizational Documents”) or otherwise to effect a liquidity event at any time.

Our Board of Directors (the “Board” or the “Board of Directors”) may, in its sole discretion, determine to cause the Fund to conduct a “Liquidity Event,” which is defined as including (1) an initial public offering (“IPO”) or other listing of the Common Shares on a national securities exchange (an “Exchange Listing”), or (2) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Fund’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Adviser or an affiliate thereof. The decision to cause the Fund to conduct a Liquidity Event will take into consideration factors such as prevailing market conditions at the time and the Fund’s portfolio composition. The ability of the Fund to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Fund’s portfolio and prevailing market conditions at the time.

Until such time as the Board determines to cause the Fund to conduct a Liquidity Event, the Fund will remain a privately offered BDC and, in its commercially reasonable judgment, expects to conduct quarterly repurchases of its Common Shares. See “Item 1. Business — Discretionary Share Repurchase Program.”

Our primary investment objective is to generate current income, while maintaining downside protection. We seek to pursue our investment objective by investing primarily in a portfolio of newly originated, privately negotiated first-lien senior secured loans to U.S. middle market companies. We generally use the term “middle market” to refer to companies with between $5 million to $100 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). Although we expect to invest primarily in middle market companies with between $10 million to $75 million in annual EBITDA, we may invest, to a lesser extent, in companies with higher (or lower) EBITDA. In addition, we seek to pursue our investment objective by:

•	utilizing the experience and expertise of the management team of the Adviser;

•	employing a defensive investment approach focused on long-term credit performance and principal protection;

•	investing primarily in established, stable enterprises with positive cash flows; and

•

maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative credit events within our portfolio, such as an event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

Though no assurance can be given that the Fund will achieve its investment objective, we believe that a disciplined, credit-driven approach focused on seniority in the capital structure, collateral support and lender-oriented documentation can help mitigate downside risk across market environments.

We expect to allocate primarily to three types of assets: (a) direct private credit investments originated by us, including co-investments with other Sagard credit strategies, relationships with banks, healthcare and royalty lending, and other private credit opportunities; (b) asset-based opportunities, such as whole loans, collateralized loan obligations (“CLOs”) and equity investments, including funds and/or pooled investment vehicles managed by us or one or more third-party managers, that have the potential to generate attractive yields with downside protection; and (c) broadly syndicated loans (“BSLs”), which are expected to provide a degree of liquidity within the portfolio. We generally expect our investments to be floating-rate instruments and to generate returns primarily through contractual interest payments and, where applicable, original issue discounts and customary fees associated with privately negotiated lending transactions. From time to time, we may also pursue asset-based opportunities consistent with our focus on capital preservation.

In addition, we expect to focus primarily on non-sponsored borrowers and may also invest in sponsor-backed companies, to a lesser extent. Investment sizes in corporate borrowers will vary based on, among other things, our capital availability, the composition of our portfolio, and general micro- and macro-economic factors. As discussed below, while we will primarily seek to make private credit investments in senior, first-lien secured loans in U.S. middle market companies, we may also invest opportunistically in “event-driven” and other special situations, and, to a lesser extent, secondary purchases of debt investments and other dislocated or distressed credit opportunities, where the Adviser believes such investments are consistent with our investment objective and capital preservation focus. Any opportunistic investments will be subject to the same disciplined underwriting standards described in this Registration Statement, adjusted as appropriate to reflect the nature of the applicable opportunity.

We, through the Adviser, expect to source opportunities through a multi-channel origination approach and to apply a disciplined underwriting process designed to evaluate business fundamentals, cash flow durability, leverage and liquidity, collateral and documentation terms and downside scenarios. Following investment, we expect to actively monitor portfolio investments with a focus on the early identification of issues and proactive risk management consistent with our capital preservation focus.

See “Item 1. Business — Investment Objectives and Strategy” below for more information.

The Adviser

We are externally managed by the Adviser, a registered investment adviser under the Advisers Act that is indirectly wholly-owned by Sagard. Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the terms of an investment advisory agreement (the “Advisory Agreement”) and performs, or oversees the performance of, our corporate operations and required administrative services pursuant to the terms of an administration agreement (the “Administration Agreement”). Under the Advisory Agreement, the Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.

The Adviser also oversees our day-to-day operations pursuant to the Administration Agreement, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Adviser also performs, or oversees the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC. In addition, the Adviser assists us in calculating our NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our shareholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others.

The Adviser is a Delaware limited liability company, located at 280 Park Avenue, 34th Floor West, New York, New York 10017. The management of our investment portfolio is the responsibility of the Adviser’s investment committee for the Fund (the “Investment Committee”). See “Item 5. Directors and Executive Officers — Portfolio Management” for more information regarding the Investment Committee. The Fund’s president and chief executive officer, Dev Gopalan, is a member of the Investment Committee and serves as a Partner at Sagard and Head of Sagard’s senior lending strategy.

Sagard

The Adviser is indirectly wholly-owned by Sagard Holdings Management Inc. (“Sagard”). The largest shareholder of Sagard is Sagard Holdings Inc. (“SHI”). Sagard is a global multi-strategy alternative asset management firm with $47 billion of assets under management, 200+ portfolio companies and 570+ professionals as of June 30, 2026. Sagard invests in the venture capital, private equity, private credit and real estate sectors. The firm delivers flexible capital, an entrepreneurial culture and a global network of investors, commercial partners, advisors and value creation experts. Sagard also engages in private wealth management through Sagard Wealth. The firm has offices in Canada, the United States, Europe, Asia and the Middle East.

SHI is a subsidiary of Power Corporation of Canada (“PCC”). PCC is a publicly traded international management and holding company that focuses on financial services in North America, Europe and Asia.

Private Offering of Common Shares

We are conducting a continuous private offering of Class I shares (the “Class I shares”) of our common stock, $0.001 par value per share (the “Common Shares”) (the “Private Offering”) in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. In connection with the Private Offering, we have entered into, and expect to continue to enter into, subscription agreements with investors (each, a “Subscription Agreement”). An investor will make a capital contribution pursuant to a Subscription Agreement and will become a common shareholder in the Fund bound by the terms of our Organizational Documents.

The minimum initial investment in Common Shares offered in the Private Offering is $10,000, after which additional investments must be in increments of $500. The minimum subsequent investment amount does not apply to purchases of Common Shares made under any distribution reinvestment plan. In addition, we or the Adviser may elect to accept smaller investments in our discretion.

Each prospective investor in the Private Offering will be required to represent that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D (an “accredited investor”) under the Securities Act or, in the case of offers and sales outside of the United States to a prospective investor that is not an accredited investor, is not a “U.S. person” in accordance with Regulation S under the Securities Act, and (ii) is acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution.

The Fund expects to hold its first closing on capital from non-affiliated investors to purchase Common Shares in the fourth quarter of 2026, following the BDC Election Date. Thereafter, we intend to commence holding monthly closings for the Private Offering, in connection with which we will issue Common Shares to investors for immediate cash investment. Such monthly closings will be conducted in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. We reserve the right to conduct additional offerings of securities in the future in addition to the Private Offering. In addition, although we intend to issue Common Shares in the Private Offering on a monthly basis, we retain the right, if determined by us in our sole discretion, to accept subscriptions and issue Common Shares, in amounts to be determined by us, more or less frequently to one or more investors for regulatory, tax or other reasons as we may determine to be appropriate.

On September 30, 2026, prior to the BDC Election Date, SHI invested $25,000 in Class I shares of the Fund (the “Seed Investment”). See “Item 1. Business — Seed Investment and Initial Portfolio.”

We will endeavor to take all reasonable actions to avoid interruptions in the continuous Private Offering. Although the Common Shares in the Private Offering are being sold under the exemption provided by

Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act, there can be no assurance that we will not need to suspend our Private Offering for various reasons, including but not limited to regulatory review from the SEC and various state regulators, to the extent applicable.

Investors may generally sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly (each, a “Transfer”) their Common Shares provided that the transferee, as applicable, satisfies applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with the terms of the Subscription Agreement. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Each transferee must agree to be bound by the restrictions set forth in the Subscription Agreement and all other obligations as an investor in the Fund.

Following an IPO or Exchange Listing, if either were to occur, investors may be restricted from selling or transferring their Common Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO or otherwise.

We are initially offering to sell one class of Common Shares and may offer additional classes of Common Shares in the future. We and our investment adviser may apply for exemptive relief from the SEC that, if granted, will permit us to issue multiple classes of Common Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in our discretion (the “Multi-Class Exemptive Relief”). The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

Purchase Price and Fees

We intend to sell our Common Shares at a net offering price that we believe reflects the NAV per Common Share as determined in accordance with the Fund’s share pricing policy and the Adviser’s valuation policy, but there is no guarantee that NAV will be equal to the net offering price of our Common Shares at any closing. As a result, the shareholders’ purchase price may be higher than the prior subscription closing price per Common Share, and therefore shareholders may receive a smaller number of Common Shares than if the shareholder had subscribed at the prior subscription closing price. The Board has approved the Adviser’s valuation policy, is responsible for overseeing its application and has designated the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act. In connection with the monthly closings, we expect that the Board will delegate to the Adviser the authority to conduct such closings.

Each issuance of Common Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits us from issuing Common Shares at a price below the then-current NAV of the Common Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Adviser’s valuation policy), subject to certain exceptions. We reserve the right, in our sole discretion and at any time, to sell Common Shares to investors subscribing after the initial closing date of the Private Offering at a price set above the NAV per share based on a variety of factors in order to fairly allocate initial offering, organizational and other expenses to such investors. The Private Offering will be made on a best-efforts basis, whereby any broker-dealers participating in the offering are only required to use their best efforts to sell our Common Shares and will have no firm commitment or obligation to purchase any of our Common Shares.

If we apply for the Multi-Class Exemptive Relief and the SEC grants it to us, we would be permitted to issue multiple classes of Common Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in our discretion. Sales loads and other fees imposed on certain classes of Common Shares, if any, may be less than the sales load and other fees for other classes of Common Shares, which may cause returns between classes to differ from one another. The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

The Fund will not charge investors an upfront sales load with respect to Common Shares. However, selling agents or other financial intermediaries may directly charge investors transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that any such charges are subject to a cap of 3.5% of NAV for Common Shares. Any such placement agent fee or brokerage commission is not part of, and is in addition to, an investor’s aggregate purchase price for its Common Shares and will be directly charged to such investor.

In addition, the Adviser or its affiliates may pay compensation, out of their own funds and not as an additional charge to the Fund or investors, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, in connection with the distribution of Common Shares and/or for the purpose of introducing a selling agent to the Fund, promoting the recommendation of an investment in the Common Shares or in connection with providing services intended to result in the sale of Common Shares and/or shareholder support services, and such payment amounts may be significant. This compensation may differ among the recipients in amount or in the amount of calculation. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested, the timing of investment or the overall NAV of the Fund or a class of Common Shares, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries or service providers. The receipt of the additional compensation by a selling agent or financial intermediary may create potential conflicts of interest between an investor and its broker or dealer or other financial intermediary who is recommending the Common Shares over other potential investments. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Common Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Common Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

While the Adviser or its affiliates have and may continue to pay compensation to such entities in connection with the offering of Common Shares, it is under no obligation to pay such fees and may decide not to do so in the future to the extent that any such compensation is permitted to be borne by the Fund. In return for this compensation, the Adviser and its affiliates expect to receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the intermediary’s or service provider’s clients (sometimes referred to as “shelf space”); access to the intermediary’s registered representatives; and/or ability to assist in training and educating the intermediary’s registered representatives.

The purchase of the Common Shares is intended to be a long-term investment. We do not intend to list the Common Shares on a national securities exchange. Until such time as the Board determines to cause the Fund to conduct a Liquidity Event, the Fund will remain a privately offered BDC and, in its commercially reasonable judgment, expects to conduct quarterly repurchases of its Common Shares. See “Item 1. Business — Discretionary Share Repurchase Program.”

2026 Promissory Notes Private Offering

Following the BDC Election Date, in connection with the initial closing on third-party investors in the offering of Class I shares, the Fund intends to issue and sell promissory notes, each with a principal amount of $1,000 (each a “2026 Promissory Note” and collectively the “2026 Promissory Notes”), to 110 individual investors pursuant to purchase agreements by and between the Fund and each such investor, which purchase agreements are also expected to provide for the issuance and sale of one Class I share to each such investor (the “2026 Promissory Notes Private Offering”). The aggregate purchase price for each 2026 Promissory Note and the accompanying single Class I share will be $1,000 (inclusive of a purchase price per Class I share equal to the then-current NAV per Class I share), which is expected to result in the Fund receiving approximately $76,000 in net proceeds. The Fund will pay interest on the unpaid principal amount of the 2026 Promissory Notes at a rate of 12.00% per annum per 2026 Promissory Note payable semi-annually in arrears. Each 2026 Promissory Note will have a 30-year term. Some or all of the 2026 Promissory Notes may be prepaid by the Fund at any time, in whole or in part, at any time on or following the date on which the Fund has repurchased the Class I share purchased by the holder of the 2026 Promissory Note in connection with the issuance of such note, provided that (i) the Fund will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount and (ii) if the prepayment occurs prior to the 24-month anniversary of the original issue date of the 2026 Promissory Notes, the Fund will pay on the date of such prepayment a one-time premium equal to $100 per 2026 Promissory Note.

The Fund expects to offer and sell the Class I shares and the 2026 Promissory Notes in the 2026 Promissory Notes Private Offering pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and the laws of the states and jurisdictions where any offering is made to investors who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

Seed Investment and Initial Portfolio

Seed Investment

On September 30, 2026, prior to the BDC Election Date, SHI made the $25,000 Seed Investment in the Fund in exchange for 2,500 Class I shares. The proceeds of the Seed Investment were used for general organization and operational purposes of the Fund.

SPV Contribution and Initial Portfolio

The Fund commenced investment operations in connection with the closing of a contribution transaction on October 27, 2026 (the “SPV Contribution”), after which the Fund expects to file its election to be regulated as a BDC under the 1940 Act.

In connection with the SPV Contribution, the Fund acquired all of the limited partnership interests of Sagard Private Income Fund SPV I LP (“SPV I”), a special purpose vehicle formed as a Delaware limited partnership in May 2026, which holds a portfolio of U.S. dollar-denominated, first-lien senior secured direct lending investments and which comprises the Fund’s initial investment portfolio (the “Initial Portfolio”). In connection with the SPV Contribution, the Fund also acquired all of the equity interests in SPV I’s general partner.

The Initial Portfolio has been originated and managed by investment personnel of the Adviser and consists of investments consistent with the Fund’s investment objective and strategy, including the qualifying asset requirements applicable to BDCs under the 1940 Act and the asset diversification requirements applicable to RICs under the Code. The aggregate purchase price for the limited partnership interests of SPV I in the SPV Contribution was approximately $76.5 million, which is equal to the NAV of SPV I as of closing of the SPV Contribution.

The valuation of the Initial Portfolio at the time of the closing of the SPV Contribution was based on the fair values of each asset and unfunded commitment in the Initial Portfolio as of the date of the SPV Contribution, as determined in accordance with the Adviser’s valuation policies and procedures and in consultation with an independent third-party valuation firm engaged by the Adviser. For purposes of determining the fair value of the Initial Portfolio, the assets and unfunded commitments in the Initial Portfolio were valued as of October 22, 2026 by an independent third-party valuation firm. In connection with the closing of the SPV Contribution and the acquisition of the Initial Portfolio, the Adviser conducted certain valuation procedures to confirm whether there had been any material changes to the fair values of the investments and obligations in the Initial Portfolio since

October 22, 2026 and determined that no adjustments to such fair values were necessary in order to determine the NAV of SPV I as of closing of the SPV Contribution.

In exchange for the SPV Contribution, SHI’s wholly-owned subsidiary, Sagard Holdings Investment I LP, received 7,654,277.44 Class I shares, which amount equaled the net asset value of SPV I divided by the then-current NAV per Common Share, as determined in accordance with the Fund’s valuation policies and procedures.

Atlas Credit Facility

In connection with the acquisition of the Initial Portfolio, SPV I entered into a revolving credit and security agreement (the “Atlas Credit Facility”) by and among SPV I, the Adviser, as servicer, Atlas Securitized Products Administration, L.P., as administrative agent (“Atlas”), Atlas Securitized Products, L.P., as lead arranger, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as custodian and as document custodian, each of the managing agents from time to time party thereto and each of the conduit lenders and institutional lenders from time to time party thereto.

The Atlas Credit Facility provides for $100 million of initial commitments, with an uncommitted accordion feature that allows for commitments up to $250 million from new and existing lenders on the same terms as the existing commitments, subject to market conditions. U.S. Dollar advances under the Atlas Credit Facility bear interest at three-month Term SOFR plus an applicable margin of 2.20% during the revolving period. Subject to certain performance conditions, the applicable margin could increase to 2.45% during the revolving period and could range up to 2.55% during the amortization or End of Life Option periods. The Atlas Credit Facility provides for an unused commitment fee of, from the effective date through March 17, 2027, 0.50% per annum on the Atlas Credit Facility’s unused commitments up to the then-current committed facility amount and thereafter 0.50% per annum on the unused commitments up to 35% of the then-current committed facility amount and 0.75% per annum on the unused commitments in excess of 35% of the then-current committed facility amount, together with a commitment reduction fee and other customary fees. The Atlas Credit Facility matures on June 1, 2031, provided that SPV I and Atlas may mutually agree to extend the maturity date to June 1, 2033 pursuant to the “End of Life Option” under the Atlas Credit Facility.

The Atlas Credit Facility contains customary terms and conditions, including affirmative and negative covenants. The credit agreement governing the Atlas Credit Facility also contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect and breach of covenant, bankruptcy and change of control, with customary cure and notice provisions.

SPV I’s obligations to the lenders are secured by a first-priority perfected security interest in all of its assets and a pledge of the equity interests in SPV I by its general partner and, following the SPV Contribution, the Fund, but are otherwise non-recourse to its general partner and the Fund.

In connection with the closing of the SPV Contribution, the Fund, as seller, and SPV I, as purchaser, will enter into a Purchase and Contribution Agreement, pursuant to which the Fund may from time to time sell and contribute loans and related assets to SPV I at fair value. Under that agreement, the Fund will have certain indemnification obligations and may be required to repurchase or substitute loans that fail to satisfy specified eligibility requirements when transferred, subject to applicable cure rights and exceptions.

Atlas and the lenders under the Atlas Credit Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Fund.

Initial Portfolio

The following table sets forth an unaudited schedule of investments of SPV I as of October 27, 2026, reflecting the Initial Portfolio that the Fund acquired in connection with the SPV Contribution:

Unaudited Schedule of Investments – Initial Portfolio (SPV I) (as of October 27, 2026) (dollars in thousands)

Portfolio Company(1)(2)(3)	Investment Type	Footnotes	Spread above Index(4)	Interest Rate(4)	Acquisition Date(5)	Maturity Date	Cost	Fair Value
Non-Control/Non-Affiliate Investments(6)
Bank Debt/Senior Secured Loans
Commercial Services & Supplies
Ambient Enterprises Holdco LLC	First Lien Term Loan	(9)	S+525	8.91%	8/2026	6/2030	$4,248	$4,260
Ambient Enterprises Holdco LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+550	9.16%	5/2026	6/2030	372	368
OW RSG LLC	First Lien Term Loan	(9)	S+550	9.16%	5/2026	4/2032	2,403	2,382
OW RSG LLC	First Lien Revolver	(8)(9)	S+550	9.16%	5/2026	4/2032	195	195
OW RSG LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+550	9.16%	5/2026	4/2032	(10)	(10)
Construction & Engineering
Centaur Holdings III L.L.C.	First Lien Term Loan	(9)	S+450	8.16%	9/2026	9/2031	5,027	5,046
Extreme Steel, LLC	First Lien Term Loan	(9)	S+675	10.41%	8/2026	10/2030	1,992	1,992
Squan Construction Services, L.L.C.	First Lien Term Loan	(9)	S+550	9.16%	12/2025	12/2032	2,797	2,804
Squan Construction Services, L.L.C.	First Lien Revolver	(8)(9)	S+500	8.66%	12/2025	12/2032	(7)	(5)
Squan Construction Services, L.L.C.	Second Lien Delayed Draw Term Loan	(8)(9)	S+800	11.66%	12/2025	12/2032	(9)	(6)
Consumer Finance
Hawk Parent Holdings LLC	First Lien Term Loan	(7)(9)	S+550	9.16%	5/2026	5/2033	4,938	4,938
Octane Lending, Inc.	First Lien Term Loan	(9)	S+610	9.76%	9/2026	9/2031	3,387	3,385
Octane Lending, Inc.	First Lien Delayed Draw Term Loan	(8)(9)	S+610	9.76%	9/2026	9/2031	806	805
Consumer Staples Distribution & Retail
Tribute Bakery Acquisition, LLC	First Lien Term Loan	(9)	S+550	9.16%	12/2025	3/2031	4,189	4,189
Tribute Bakery Acquisition, LLC	First Lien Revolver	(8)(9)	S+500	8.66%	12/2025	3/2031	(2)	(2)
Tribute Bakery Acquisition, LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+600	9.66%	12/2025	3/2031	(1)	(1)
Diversified Consumer Services
ESP Associates, Inc.	First Lien Term Loan	(9)	S+525	8.91%	12/2025	7/2031	3,126	3,126
ESP Associates, Inc.	First Lien Revolver	(8)(9)	S+525	8.91%	12/2025	7/2031	(1)	(1)
ESP Associates, Inc.	First Lien Delayed Draw Term Loan	(8)(9)	S+600	9.66%	12/2025	7/2031	952	952

Portfolio Company(1)(2)(3)	Investment Type	Footnotes	Spread above Index(4)	Interest Rate(4)	Acquisition Date(5)	Maturity Date	Cost	Fair Value
Hotels, Restaurants & Leisure
Merritt Hospitality, LLC	First Lien Term Loan	(9)	S+600	9.66%	12/2025	12/2032	4,624	4,643
Merritt Hospitality, LLC	First Lien Revolver	(8)(9)	S+550	9.16%	12/2025	12/2032	(2)	(1)
Insurance
Abacus Global Management, Inc.	First Lien Term Loan	(7)(9)	S+525	8.91%	7/2026	12/2030	4,988	4,988
Bamboo Ide8 Insurance Services, LLC	First Lien Term Loan	(9)	S+600	9.66%	12/2025	12/2031	4,495	4,511
Bamboo Ide8 Insurance Services, LLC	First Lien Revolver	(8)(9)	S+550	9.16%	12/2025	12/2031	(2)	—
Sequoia Financial Group, LLC	First Lien Delayed Draw Term Loan	(9)	S+500	8.66%	11/2022	11/2028	2,488	2,489
Sequoia Financial Group, LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+500	8.66%	11/2022	11/2028	1,375	1,385
Life Sciences Tools & Services
Hyper Ice, Inc.	First Lien Term Loan	(9)	S+700	10.66%	9/2026	9/2031	5,000	5,000
Kingbee SPV II, LLC	First Lien Term Loan	(9)	S+450	8.16%	9/2026	9/2031	1,392	1,392
Machinery
WCI-AXH Purchaser, LLC	First Lien Term Loan	(9)	S+550	9.16%	7/2026	10/2029	1,985	2,020
WCI-AXH Purchaser, LLC	First Lien Revolver	(8)(9)	S+550	9.16%	7/2026	10/2029	(3)	3
WCI-AXH Purchaser, LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+550	9.16%	7/2026	10/2029	(10)	27
Multi-Utilities
Seahawk Buyer, LLC	First Lien Term Loan	(9)	S+600	9.66%	12/2025	12/2029	2,077	2,075
Seahawk Buyer, LLC	First Lien Revolver	(8)(9)	S+500	8.66%	12/2025	12/2030	124	124
Seahawk Buyer, LLC	First Lien Delayed Draw Term Loan	(8)(9)	S+525	8.91%	12/2025	12/2030	(4)	(4)
Pharmaceuticals
Medical Device Inc.	First Lien Term Loan	(9)	S+500	8.66%	12/2025	7/2029	2,238	2,242
Medical Device Inc.	First Lien Term Loan	(9)	S+500	8.66%	1/2025	7/2029	1,712	1,716
Medical Device Inc.	First Lien Revolver	(8)(9)	S+500	8.66%	12/2025	7/2029	(2)	(1)
Medical Device Inc.	First Lien Revolver	(8)(9)	S+650	10.16%	12/2025	7/2029	166	167
Software
Albert Corporation	First Lien Delayed Draw Term Loan	(8)(9)	S+600	9.66%	12/2025	5/2030	55	90
Textiles, Apparel & Luxury Goods
Outerstuff LLC	First Lien Term Loan	(9)	S+600	9.66%	6/2025	6/2030	2,483	2,483
True Religion Apparel, Inc.	First Lien Term Loan	(9)	S+525	8.91%	12/2025	12/2029	3,961	3,993
True Religion Apparel, Inc.	First Lien Delayed Draw Term Loan	(9)	S+550	9.16%	12/2025	12/2029	836	843

Total Bank Debt/Senior Secured Loans							$74,378	$74,602

Total Non-Control/Non-Affiliate Investments							$74,378	$74,602

Total Investments							$74,378	$74,602

(1)

All debt investments are income producing, unless otherwise noted. The Adviser determines in good faith the fair value of the Fund’s investments in accordance with a valuation policy and processes established by the Adviser, which have been approved by the Board, and 1940 Act counsel. In addition, all debt investments are variable rate investments unless otherwise noted.

(2)	All of the portfolio company investments, which as of October 27, 2026 represented 88.29% of the Fund’s net assets, are subject to legal restrictions on sales.
(3)

Unless otherwise noted, all investments are encumbered as security for the Atlas Credit Facility and, as a result, are not directly available to the creditors of the Fund to satisfy any obligations of the Fund other than the obligations under the Atlas Credit Facility.

(4)

Floating rate debt investments typically bear interest at a rate determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) or the prime index rate (“PRIME” or “P”), and which typically reset monthly, quarterly or semi-annually. Index-based floating interest rates are generally subject to a contractual minimum interest rate. Interest rate shown is the greater of Term SOFR and the loan floor, plus the spread, as of the date presented.

(5)	The acquisition date represents the date of SPV I’s or the Fund’s, as applicable, initial investment in the relevant issue.
(6)

As required by the 1940 Act, the Fund classifies investments by level of affiliation. “Non-Control/Non-Affiliate Investments” are investments that are neither Control Investments nor Affiliate Investments. “Affiliate Investments” are investments in companies the Fund owns at least 5.0% but not more than 25.0% of the outstanding voting securities and does not otherwise control. “Control Investments” are investments in companies that the Fund is deemed to control by virtue of owning more than 25.0% of the outstanding voting securities of the portfolio companies or otherwise having the power to exercise control over their management or policies (including through a management agreement).

(7)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Fund may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Fund’s total assets. As of October 27, 2026, non-qualifying assets represent 8.48% of the Fund’s total assets.

(8)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost.

(9)	The fair value of the investment was determined using significant unobservable inputs.

Discretionary Share Repurchase Program

We do not intend to list our Common Shares on any securities exchange. Because no public market exists or is expected to exist for the Common Shares, shareholders will likely have limited ability to sell their shares absent a liquidity event. We currently do not intend to undertake a liquidity event, other than the liquidity from the discretionary share repurchase program described below, and we are not obligated by our Organizational Documents or otherwise to effect a liquidity event at any time.

Beginning no later than the quarter ending June 30, 2027, we intend to commence a share repurchase program pursuant to which we intend, subject to market conditions and the discretion of our Board, to offer to repurchase in each quarter, up to 5% of our Common Shares outstanding as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. Our Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in the best interest of our common shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. We intend to conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all shareholders and filed with the SEC on Schedule TO. To the extent we offer to repurchase Common Shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of a month designated by our Board of Directors during the applicable quarter (the “Valuation Date”), which will not be available until after the expiration of the applicable tender offer. As a result, shareholders will not know the exact repurchase price of shares in the tender offer when they make their decision whether to tender their Common Shares.

If shareholders tender Common Shares in a tender offer with a Valuation Date that is within the 12-month period following the initial issue date of their tendered Common Shares, the Fund may repurchase such Common Shares subject to an “early repurchase deduction” of 2% of the aggregate NAV of the Common Shares repurchased (an “Early

Repurchase Deduction”). The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining holders of Common Shares. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. There is no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder. In addition, the Common Shares may be sold to certain feeder vehicles, other registered investment companies, and certain other funds that hold the Common Shares (either as a sole portfolio investment or as part of a multi-asset portfolio) and that in turn offer interests in such vehicles to investors. The Fund, in its discretion, may waive the Early Repurchase Deduction for such vehicles in appropriate circumstances including, but not limited to, the presence of administrative or systems limitations.

We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):

•	repurchases resulting from death, qualifying disability or divorce;

•	repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements), as approved by the Fund;

•	repurchase requests submitted by certain investment vehicles (including feeder vehicles, registered investment companies or other investment funds), as approved by the Fund;

•	in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or

•	due to trade or operational error.

As set forth above, we may waive the Early Repurchase Deduction in respect of a repurchase of Common Shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a shareholder who is a natural person, including Common Shares held by such shareholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of the Common Shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder of the Fund or (iii) in the case of divorce, receiving written notice from the shareholder of the divorce and the shareholder’s instructions to effect a transfer of the Common Shares (through the repurchase of the Common Shares by us and the subsequent purchase by the shareholder) to a different account held by the shareholder (including a trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the shareholder, the initial determination of the shareholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of Common Shares, the request to have the Common Shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.

You may tender all of the Common Shares that you own in connection with our discretionary quarterly tender offers. If shareholders seek to have an amount of shares repurchased that exceeds the repurchase offer amount, shares will generally be repurchased on a pro rata basis; however, our Board may instead, in its sole discretion, choose to amend the repurchase offer and accept for purchase all of our shares that were validly tendered. All unsatisfied repurchase requests do not carry over automatically and must be resubmitted in the next quarterly tender offer, or upon the recommencement of the discretionary share repurchase program, as applicable. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or Maryland law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our discretionary share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

We will offer to repurchase shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of our Board, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our common shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Other than with respect to the Early Repurchase Deduction described above, shareholders will not pay a fee to us in connection with our repurchase of Common Shares under the discretionary share repurchase program.

The Fund will repurchase Common Shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. When the Board determines that the Fund will repurchase shares, notice will be provided to shareholders describing the terms of that particular offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. All shares purchased by us pursuant to the terms of each tender offer will be redeemed and thereafter will be authorized and unissued shares.

The majority of our assets will consist of directly originated loans and other instruments that generally cannot be readily liquidated without impacting our ability to realize their full value upon disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances a smaller allocation to broadly syndicated loans and other more liquid credit investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations we have not established any internal policies or limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in self-originated loans or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Fund and our common shareholders as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

In the event that any common shareholder fails to maintain the minimum balance of $500 of our Common Shares, we may repurchase all of the shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. In the alternative, the Fund reserves the right to reduce the number of Common Shares requested to be repurchased from a shareholder so that the required account balance is maintained. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are generally subject to an Early Repurchase Deduction, subject to the Fund’s right to waive such deduction in its discretion in accordance with the waiver provisions described above.

Payment for repurchased shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

Investment Objectives and Strategy

Overview

The Fund’s primary investment objective is to generate current income, while maintaining downside protection. The Fund seeks to pursue this objective by investing primarily in a portfolio of newly originated, privately negotiated first-lien senior secured loans to U.S. middle market companies. We generally use the term “middle market” to refer to companies with between $5 million to $100 million in annual EBITDA. Although the Fund expects to invest primarily in middle market companies with between $10 million to $75 million in annual EBITDA, the Fund may invest, to a lesser extent, in companies with higher (or lower) EBITDA. Though no assurance can be given that the Fund will achieve its investment objective, the Fund believes that a disciplined, credit-driven approach focused on seniority in the capital structure, collateral support and lender-oriented documentation can help mitigate downside risk across market environments.

The Fund expects to allocate primarily to three types of assets: (a) direct private credit investments originated by us, including co-investments with other Sagard credit strategies, relationships with banks, healthcare and royalty lending, and other private credit opportunities; (b) asset-based opportunities, such as whole loans, CLOs and equity investments, including funds and/or pooled investment vehicles managed by us or one or more third-party managers, that have the potential to generate attractive yields with downside protection; and (c) BSLs, which are expected to provide a degree of liquidity within the portfolio. Under normal circumstances the Fund expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and, to a lesser extent, (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as BSLs (for which the Fund may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities. In limited instances we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position.

The Fund generally expects its investments to be floating-rate instruments and to generate returns primarily through contractual interest payments and, where applicable, original issue discounts and customary fees associated with privately negotiated lending transactions. From time to time, the Fund may also pursue asset-based opportunities consistent with its focus on capital preservation.

In addition, the Fund expects to focus primarily on non-sponsored borrowers and may also invest in sponsor-backed companies, to a lesser extent. Investment sizes in corporate borrowers will vary based on, among other things, the Fund’s capital availability, the composition of the Fund’s portfolio, and general micro- and macro-economic factors. As discussed below, while the Fund will primarily seek to make private credit investments in senior, first-lien secured loans in U.S. middle market companies, the Fund may also invest opportunistically in “event-driven” and other special situations, and, to a lesser extent, secondary purchases of debt investments and other dislocated or distressed credit opportunities, where the Adviser believes such investments are consistent with the Fund’s investment objective and capital preservation focus. Any opportunistic investments will be subject to the same disciplined underwriting standards described in this Registration Statement, adjusted as appropriate to reflect the nature of the applicable opportunity.

The Fund, through the Adviser, expects to source opportunities through a multi-channel origination approach and to apply a disciplined underwriting process designed to evaluate business fundamentals, cash flow durability, leverage and liquidity, collateral and documentation terms and downside scenarios. Following investment, the Fund expects to actively monitor portfolio investments with a focus on the early identification of issues and proactive risk management consistent with the Fund’s capital preservation focus. The Fund’s origination and monitoring processes are described in greater detail under “Investment Process” below.

The Fund expects to pay regular monthly distributions commencing with the second full calendar quarter after the BDC Election Date. Any distributions the Fund makes will be at the discretion of the Board, considering factors such as earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time.

The Fund’s investments are subject to a number of risks. See “Item 1A. Risk Factors”.

Credit Quality

The instruments in which the Fund intends to invest typically will not be rated by any rating agency, but the Fund believes that in some cases, if such instruments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB-” by Fitch Ratings or lower than “BBB-” by Standard & Poor’s Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Debt that is rated below investment grade is sometimes referred to as “high yield” or “junk” debt. The Fund may invest without limit in debt or other securities of any rating, as well as unrated debt or other securities. The Fund’s approach to credit risk management focuses on fundamental underwriting, structural protections, and active portfolio monitoring rather than reliance on external credit ratings.

Qualifying Asset Requirements; Non-U.S. Investments

As a BDC, at least 70% of the Fund’s assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, which are generally privately offered securities issued by U.S. private or thinly traded companies. The Fund may also invest up to 30% of its portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. Any non-U.S. investments will be subject to the same underwriting standards and return requirements as the Fund’s domestic investments.

Leverage

The Fund intends to use leverage to seek to enhance investment returns and increase the capital available for investment. In addition to the Atlas Credit Facility, the Fund expects to incur leverage through one or more senior credit facilities, subscription facilities, or other borrowing arrangements, which may include debt securitization transactions, unsecured notes issuances and/or financing through special purpose vehicles designed to optimize the Fund’s cost of capital and investment capacity. As a BDC, the Fund is subject to the asset coverage requirements of the 1940 Act, which generally limit the Fund’s ability to incur indebtedness unless it maintains an asset coverage ratio of at least 150% (i.e., a debt-to-equity ratio of no greater than 2:1), following satisfaction of the applicable approval requirements under Section 61(a) of the 1940 Act. Our initial shareholders approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act on October 1, 2026 and October 27, 2026.

Hedging

The Fund may enter into hedging transactions to reduce the risk of adverse movements in interest rates, currency exchange rates, or other market factors that may affect the value of the Fund’s portfolio or the cost of its liabilities. Hedging instruments may include interest rate swaps, interest rate caps and floors, foreign currency forward contracts, futures contracts, and other derivative instruments. There can be no assurance that the Fund’s hedging activities will be effective. The Fund is not required to hedge any particular risk and may choose not to do so.

Potential Market Opportunity

We believe that the financial sponsor-backed private credit market has become increasingly crowded and commoditized, with many established firms allocating significant capital to the space and newer entrants also predominantly focused on sponsor-backed transactions. As a result, direct lending in the sponsor market has become highly competitive, contributing to yield compression, increased leverage and deterioration in credit terms and documentation.

In contrast, the Fund will seek to invest primarily in the non-sponsor middle market, which we believe remains generally underserved. In our experience, opportunities in this segment are more difficult to source and often arise only after meaningful trust has been developed with a potential issuer. Transactions in the non-sponsor middle market frequently require a greater investment of time and resources than private equity-sponsored transactions, which often proceed on accelerated timelines and include prepackaged diligence materials provided by the sponsor. As a result, we believe that sponsor-focused lenders may not always have the time or resources required to conduct deep, independent due diligence on these opportunities.

We believe the Fund can generate attractive risk-adjusted returns in the non-sponsor middle market by generally investing in secured loans and adhering to highly structured documentation, including strong covenants and limitations on cash leakage, such as dividends. Whereas sponsor-backed private credit firms often focus on developing relationships with and servicing sponsors, our primary focus is on developing relationships directly with entrepreneurs and management teams. By maintaining direct relationships with borrowers, we believe we may be better positioned to monitor investments closely, source follow-on transactions and provide additional support to portfolio companies.

We further believe that recent market and economic dislocations have improved the opportunity set in the non-sponsor market. Increasing macroeconomic uncertainty has driven meaningful market dislocations, which we believe are creating compelling opportunities and enhancing the attractiveness of the Fund’s disciplined credit strategy. Traditional funding sources have become more cautious and retrenched, which we believe has contributed to more favorable supply and demand dynamics in private credit, including higher credit spread premiums and tighter covenant structures that we believe benefit lenders. Current market volatility has also opened cross-border investment opportunities. We have observed these changes through an increase in actionable opportunities, including bespoke transactions and complex syndications. We believe otherwise healthy businesses are seeking additional liquidity to navigate an uncertain macroeconomic environment, while certain forced sellers of credit are seeking liquidity on an expedited basis. Our senior investment team has experience navigating prior economic disruptions, protecting investor value through periods of dislocation, and identifying advantageous investment environments. Collectively, we believe these dynamics present a potentially attractive investment opportunity for the Fund.

Potential Competitive Strengths

Our core business is the disciplined management of risk. We seek to be highly selective in the opportunities we pursue, dedicating the time and resources necessary to conduct independent diligence, structure appropriate protections and underwrite investments with what we believe to be attractive risk-adjusted return potential.

We focus on the middle market and non-sponsor sectors, where we believe borrowers often have more complex financing needs than larger companies and may require more flexible capital solutions to support growth, acquisitions, refinancings or other strategic initiatives. We believe there are relatively fewer lenders serving these companies today, particularly as many private credit platforms have reduced focus on the non-sponsored market during the last ten years as their funds have grown. In addition, following the pandemic, we believe traditional bank lenders have become subject to more regulatory scrutiny, while many non-bank lenders remain focused on sponsor-backed transactions, which they may believe often benefit from faster timelines and sponsor-prepared diligence materials that can expedite the underwriting process. As a result, we believe many entrepreneur- and management-owned businesses seeking flexible financing solutions are underserved by traditional lenders, creating an attractive opportunity for experienced non-sponsor lenders.

We believe our sourcing model is differentiated and well-suited to accessing these opportunities. Our investment team has developed a broad network of relationships across banks, broker-dealers, accountants, lawyers, middle market intermediaries and other referral channels, which we believe enables us to source bespoke and proprietary transactions. Based on the team’s prior experience at leading institutions, we believe the team has developed a reputation as a trusted partner with the ability to evaluate and execute complex transactions. The Adviser’s origination channels and sourcing infrastructure are described in greater detail under “Investment Process” below.

In addition, we believe we benefit from access to our broader investment platform, which invests across venture capital, private equity, private credit and real estate, and the broader PCC ecosystem, which has a long-term track record of investment and business building. We believe this extensive network represents a differentiated source of potential deal flow and market intelligence. Relationships and opportunities are shared across these various asset classes, and we expect to regularly receive internal referrals from other teams for opportunities that may not fit their respective mandates but may be suitable for the Fund.

In our view, reduced competition in the middle market and non-sponsor segment can support enhanced pricing, more favorable transaction structures and improved downside protection, including through first-lien security, tighter covenants and other lender protections. We believe non-sponsor transactions can offer a yield premium relative to comparable sponsor-backed credits, while also providing the opportunity to negotiate more customized documentation and stronger structural protections.

Investment Strategy

As noted above, the Fund expects to allocate primarily to three types of assets: (a) direct private credit investments originated by us, including co-investments with other Sagard credit strategies, relationships with banks, healthcare and royalty lending, and other private credit opportunities; (b) asset-based opportunities, such as whole loans, CLOs and equity investments, including funds and/or pooled investment vehicles managed by us or one or more third-party managers, that have the potential to generate attractive yields with downside protection; and (c) BSLs, which are expected to provide a degree of liquidity within the portfolio. Under normal circumstances the Fund expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and, to a lesser extent, (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as BSLs (for which the Fund may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities. In limited instances we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position.

As described under “Potential Market Opportunity” and “Potential Competitive Strengths” above, the Fund will primarily seek to make private credit investments in senior, first-lien secured loans in the non-sponsor-backed middle market, with a primary focus on the United States. The Fund may also invest opportunistically in “event-driven” and other special situations, such as recapitalizations, spin-offs, restructurings, reorganization, bankruptcy, litigation, corporate control transactions, corporate events and other catalyst-oriented strategies, where the Fund believes the investments may have limited downside risk relative to their current valuations. In addition, to a lesser extent, the Fund may opportunistically pursue other credit investments, including secondary purchases of debt investments and other dislocated or distressed credit opportunities, where the Adviser believes such investments are consistent with the Fund’s investment objective and capital preservation focus. Such investments may include securities and obligations, including debt obligations that are in covenant or payment default, of companies experiencing significant financial difficulties and/or material operating issues, including companies that may have been, are or will become involved in bankruptcy proceedings or other restructuring, recapitalization or liquidation processes. Any opportunistic investments will be subject to the same disciplined underwriting standards described in this Registration Statement, adjusted as appropriate to reflect the nature of the applicable opportunity.

The Fund will seek to achieve returns with low volatility and low correlation to public credit markets, while targeting loan-to-value ratios (“LTVs”) of approximately 30% to 50%. Over time, the Fund expects to deploy capital across senior loans primarily in the United States. Individual senior loan investments are initially anticipated to average approximately 1% to 3% of the total Fund size on a per-deal basis.

The Fund will seek to generate attractive risk-adjusted returns through proprietary sourcing channels, experience with complex and bespoke transactions, a non-sponsor focus, a flexible investment mandate, rigorous diligence and disciplined transaction structuring. The Fund will often seek to mitigate principal risk by investing in senior secured positions within borrowers’ capital structures and by selecting companies with what we believe are strong management teams, durable business models, healthy cash flows, conservative capital structures and appropriate structural protections.

Investment Types

Senior Loans

Senior loans are debt obligations typically arranged by banks or other financial institutions on behalf of corporations, partnerships and other business issuers. Proceeds from senior loans may be used for a variety of purposes, including general corporate purposes, refinancings, capital expenditures, leveraged buyouts, mergers and acquisitions and other strategic initiatives. The Fund’s senior loans will generally have stated terms of five to seven years, although the expected average life of such instruments is generally between three and four years.

Senior loans are referred to as “senior” because they generally occupy a senior position in the borrower’s capital structure and are typically secured by a first or second priority lien on the borrower’s assets. As a result, senior loans generally have priority over junior debt, preferred equity and common equity with respect to payment and recovery in the event of borrower distress or insolvency.

In connection with the Fund’s senior loan investments, the Fund generally expects to obtain security interests in certain assets of the borrower, and consequently such assets are expected to serve as collateral in support of the repayment of such senior loans. This collateral may take the form of first or second priority liens on the assets of a portfolio company. The collateral supporting senior loans may include a broad range of assets, including working capital assets, such as accounts receivable and inventory; tangible fixed assets, such as real property, buildings and equipment; intangible assets, such as trademarks, patents and other intellectual property rights; and security interests in the equity interests of the borrower’s subsidiaries and affiliates.

If a borrower becomes distressed or enters into bankruptcy proceedings, senior lenders are typically entitled to repayment before payments are made to bondholders, preferred shareholders or common equity holders. Although there can be no assurance that collateral will be sufficient to repay a senior loan in full, senior loans have historically experienced higher recovery rates than unsecured or subordinated debt instruments, including high yield bonds.

“Floating rate” refers to loans where the interest paid changes as certain market interest rates change. Senior loans are typically structured as floating rate instruments that pay interest at a variable rate based on a stated spread over a reference rate, such as the Secured Overnight Financing Rate (“SOFR”). The stated spread is intended to reflect, among other things, the credit risk of the applicable borrower. The reference rate typically resets periodically, often every 30 to 90 days, so that the loan’s interest rate adjusts to changes in prevailing market rates.

Senior loans may also include SOFR floors, which establish a minimum reference rate for purposes of calculating the interest payable on the loan. A SOFR floor can help preserve a minimum level of yield to lenders even when prevailing SOFR rates fall below the agreed-upon floor. In our recent experience, SOFR floors have become a common feature of new senior loan issuances, and such floors are typically between 0.50% and 2.00%.

Senior loans also generally include protective covenant packages in favor of the lender or lender group. These covenants are designed to provide lenders with additional downside protection and ongoing visibility into borrower performance. Such covenants may include affirmative covenants (including financial reporting requirements), negative covenants (including limitations on the incurrence of additional indebtedness, restrictions on asset sales, and restrictions on dividends and other payments), financial maintenance covenants, lien protection, change of control provisions and board observation or participation rights.

Senior loans may include both revolving lines of credit and term loans. Senior loans generally have floating interest rates, which may have interest rate floors, and may also provide for some amortization of principal and excess cash flow payments, with the remaining principal balance due at maturity. Excess cash flow payments, commonly referred to as “cash flow sweeps,” require the borrower to apply a portion of its excess cash flow to the prepayment of the outstanding loan balance. The Fund’s senior loan investments may also generate income from various loan origination and other fees, including commitment fees, amendment fees, consent fees and prepayment premiums.

In connection with certain of its senior loan investments, the Fund may be provided opportunities to invest in equity interests of the borrower, typically in the form of an equity co-investment, warrants, options or other equity-linked instruments. Any warrants the Fund may receive with its debt investments generally require only a nominal cost to exercise, and as a portfolio company appreciates in value, the Fund may achieve additional investment return from these equity interests. The Fund may structure such equity interests to include provisions protecting its rights as a minority-interest holder.

Asset-Based Opportunities

In addition to senior loans, the Fund expects to invest, to a lesser extent, in asset-based opportunities, such as whole loans, CLOs, private securitizations or similar privately negotiated instruments, public securitizations, interests in diversified pools of loans or receivables and related equity investments, including funds and/or pooled investment vehicles managed by us or one or more third-party managers, that have the potential to generate attractive yields with downside protection. The Fund may invest in debt and equity tranches of such instruments at various levels of the capital structure, including, in certain cases, first-loss or subordinated positions. These investments are generally secured by, or otherwise linked to the performance of, discrete pools of collateral. The Fund believes such asset-based structures can provide additional diversification and downside protection within the broader portfolio.

CLOs are structured credit securities backed by a pool of loans, typically non-investment grade, first lien senior secured corporate bank loans. CLOs are structured as multiple tranches that offer investors varying degrees of credit risk, maturity and yield characteristics. CLO tranches are typically categorized as senior debt, mezzanine debt or subordinated equity according to their relative seniority, payment priority and degree of risk. If the collateral underlying a given CLO defaults or otherwise underperforms, scheduled payments to senior tranches take precedence over those of more junior tranches. The Fund’s CLO investments may include senior or mezzanine CLO debt tranches or subordinated CLO equity tranches. CLO equity tranches are generally entitled to receive residual cash flows from the collateral pool after the debt tranches have received their required interest and principal payments, and accordingly involve a greater degree of risk. The Fund may also invest in warehouse facilities that hold loans in anticipation of expected CLO issuance. The Fund may invest in asset-based opportunities through direct purchases, through funds and/or pooled investment vehicles managed by us or one or more third-party managers, or through joint ventures or special purpose vehicles formed for the purpose of acquiring and managing such assets. There can be no assurance that these investments will perform as expected, and the value of the Fund’s asset-based investments may be affected by, among other things, changes in interest rates, prepayment rates, default rates and the performance of the underlying collateral pools.

Healthcare and Royalty Lending

The Fund also expects to invest, to a lesser extent, in healthcare and royalty lending, including credit backed by royalties or other cash flow streams associated with approved and commercialized biopharmaceutical products, diagnostics and medical devices. Healthcare and royalty lending investments may take the form of royalty purchases, synthetic royalty transactions, asset-backed credit secured by contractual revenue streams, or structured credit facilities collateralized by royalty or milestone payments. In royalty purchase transactions, the Fund may acquire the right to receive a portion or all of the royalties payable on net sales of one or more commercialized products in exchange for an upfront cash payment, and such arrangements may include caps on total payments to the Fund and provisions for reversion of the royalty stream to the seller upon achievement of a specified return. In synthetic royalty transactions, the Fund may provide capital to a borrower in exchange for periodic payments calculated as a percentage of the borrower’s product revenues, without acquiring the underlying intellectual property or regulatory approvals. The Fund believes these opportunities can offer differentiated, less economically correlated sources of yield relative to traditional corporate lending, while remaining consistent with the Fund’s overall focus on capital preservation and downside protection.

The performance of healthcare and royalty lending investments will depend, among other things, on the commercial success of the underlying products, regulatory developments, competition and reimbursement dynamics. There can be no assurance that any product underlying such an investment will achieve or maintain the level of commercial sales necessary to generate the cash flows anticipated at the time of the Fund’s investment.

Syndicated Loans

BSLs are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values that may be larger than those of the Fund’s typical middle market borrowers. The proceeds of BSLs are often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings and financing capital expenditures. BSLs are typically distributed by the arranging bank to a diverse group of investors primarily consisting of collateralized loan obligations, senior secured loan and high yield bond mutual funds, closed-end funds, hedge funds, banks, insurance companies and finance companies.

With respect to BSLs, the Fund’s investment strategy will focus on maximizing total return through a combination of current yield and price appreciation. We will seek to deliver attractive risk-adjusted returns by applying a fundamental, value-oriented investment process designed to construct a portfolio with long-term return potential. Individual investment decisions with respect to BSLs will generally be based on the following principles:

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Bottom-up research. We will use fundamental credit research to evaluate each issuer’s financial position, operations, legal and structural risks, value proposition and management team, with a focus on credit quality, yield, structure and total return potential.

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Value-oriented philosophy. We will seek to develop an independent view of each issuer or investment opportunity and identify companies with potential catalysts for value creation, including investments that may be out of favor with the market but that we believe exhibit attractive long-term fundamentals.

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Risk framework with focus on downside protection. At the time of purchase, we will perform sensitivity and liquidity analyses at both the individual investment level and the Fund level. Each investment will be monitored on an ongoing basis for material changes in credit quality, market conditions, liquidity, valuation and other relevant factors.

Club Transactions

Depending upon the size of the applicable tranche and the applicable portfolio company, the Fund’s investments may include “club deal” transactions, where the Adviser intends to source and structure the deals and then bring in co-investment partners to fund amounts in excess of the Fund’s investment. In such transactions, the Fund generally expects to serve as the lead lender and to retain primary responsibility for the negotiation of credit documentation, ongoing monitoring and lender communications. Club deal transactions are generally made by a small group of investment firms and may provide the Fund with the ability to invest in larger transactions than it could on its own, while also providing the borrower with certainty of financing without the syndication risk typically associated with broadly distributed loan markets. The co-investment partners in such transactions may include other funds managed by us or our affiliates, as well as third-party investors, in each case subject to applicable regulatory requirements, including the requirements of the 1940 Act.

Unitranche Loans

Unitranche loans are loans that combine features of traditional first lien senior secured, second lien and subordinated debt, generally in a first lien position. A unitranche loan may extend deeper in a borrower’s capital structure than traditional first lien debt, and in many cases the lender may provide the borrower most, if not all, of the debt capital structure above equity. The primary advantages to the borrower of a unitranche structure are the ability to negotiate the entire debt financing with one lender and the elimination of intercreditor issues.

Unitranche loans may provide for a waterfall of cash flow priority among different lenders, commonly structured through “first-out” and “last-out” payment streams. In limited instances, the Fund may retain the “last-out” portion of a unitranche loan. “Last-out” first lien loans have a secondary priority behind super-senior “first-out” first lien loans in the collateral securing the loans in certain circumstances. The arrangements for a “last-out” first lien loan are typically set forth in an “agreement among lenders,” which provides lenders with “first-out” and “last-out” payment streams based on a single lien on the collateral. Since the “first-out” lenders generally have priority over the “last-out” lenders for receiving payment under certain specified events of default, or upon the occurrence of other triggering events under intercreditor agreements or agreements among lenders, the “last-out” lenders bear a greater risk of loss and, in exchange, receive a higher effective interest rate, through arrangements among the lenders, than the “first-out” lenders or lenders in stand-alone first lien loans. Agreements among lenders also typically provide greater voting rights to the “last-out” lenders than the intercreditor agreements to which second lien lenders often are subject.

Among the types of first lien debt in which the Fund may invest, “last-out” first lien loans generally have higher effective interest rates than other types of first lien loans, since “last-out” first lien loans rank below stand-alone first lien loans. Unitranche structures may expose the Fund to certain risks associated with second lien and subordinated debt to the extent the Fund invests in the “last-out” tranche or subordinated portion of the unitranche loan. Unitranche loans are typically structured as floating rate instruments priced with a stated spread to SOFR.

Second Lien Loans

Second lien loans are secured loans that have a secondary priority behind first lien debt with respect to the collateral securing the loan. Second lien debt typically is senior on a lien basis to unsecured liabilities in the borrower’s capital structure and has the benefit of a security interest over assets of the borrower, though ranking junior to first lien debt secured by those assets. First lien lenders and second lien lenders typically have separate liens on the collateral, and an intercreditor agreement generally provides the first lien lenders with priority over the second lien lenders’ liens on the collateral. Because of their junior ranking relative to first lien loans, second lien loans generally carry a higher stated interest rate than first lien loans to compensate lenders for the additional credit risk. Second lien loans may also be referred to as subordinated loans or subordinated notes.

In the event of a borrower’s default or bankruptcy, second lien lenders are generally entitled to repayment only after all first lien obligations have been satisfied from the collateral proceeds, but before unsecured creditors and equity holders receive distributions. As a result, second lien loans carry greater risk of loss than first lien loans. In connection with its second lien investments, the Fund may receive additional yield enhancements such as warrants to buy common or preferred stock or limited liability company interests.

Unsecured and Subordinated Loans

The Fund may invest, to a lesser extent, in unsecured and subordinated loans. Unsecured loans are debt obligations that are not secured by any lien on the borrower’s assets and therefore do not have the benefit of collateral support. Subordinated loans are debt instruments that rank junior in right of payment to other more senior indebtedness of the borrower. Unsecured and subordinated loans may carry higher stated interest rates than senior secured loans to compensate lenders for the additional credit risk associated with the absence of collateral or the subordinate position in the borrower’s capital structure.

In the event of a borrower’s default or bankruptcy, holders of unsecured and subordinated debt are generally entitled to repayment only after all senior secured obligations have been satisfied, and there can be no assurance that sufficient assets will remain to satisfy unsecured or subordinated claims. The lack of a security interest in borrower assets may adversely affect recovery rates on unsecured and subordinated investments in a distressed or bankruptcy scenario. As a result, these investments involve a greater degree of risk than senior secured investments.

Mezzanine Loans

Mezzanine loans are debt investments that structurally rank subordinate in priority of payment to first lien and second lien debt. Mezzanine debt is often unsecured and may not have the benefit of the financial maintenance covenants common in first lien and second lien debt. However, mezzanine debt ranks senior to common and preferred equity in a borrower’s capital structure.

Mezzanine debt investments generally offer lenders fixed or floating interest rate returns, which may include a “paid-in-kind” component, and may also provide lenders an opportunity to participate in the capital appreciation, if any, of a borrower through an equity interest. This equity interest typically takes the form of an equity co-investment, warrants, preferred stock or other equity-linked instruments. Due to its higher risk profile and often less restrictive covenants compared to senior secured loans, mezzanine debt generally bears a higher stated interest rate than first lien and second lien debt. In some cases, the Fund may enter into mezzanine loans that, by their terms, convert into equity or additional debt or defer payments of interest (or at least cash interest) for an initial period following the Fund’s investment. The Fund’s mezzanine debt investments will generally have stated terms of up to ten years, although the expected average life of such instruments is generally shorter.

Equity Securities

The Fund’s investment in a portfolio company could include an equity or equity-linked interest, such as common stock, preferred stock, warrants, options, profit participation rights or limited liability company interests. In connection with its debt investments, the Fund may receive equity interests as additional consideration. The Fund may also purchase or otherwise acquire minority interests in the form of common or preferred equity or equity-related securities, such as rights and warrants that may be converted into or exchanged for common stock or other equity interests, generally in conjunction with one of the Fund’s debt investments or through a co-investment with a financial sponsor. In certain instances, the Fund may make direct equity investments, although these situations are generally expected to be limited to those cases where the Fund is also making an investment in a more senior part of the borrower’s capital structure.

The Fund’s equity investments are typically not expected to be control-oriented investments, and the Fund may seek to structure such equity investments to include provisions protecting its rights as a minority-interest holder, including board observation or information rights and anti-dilution protections. Equity investments involve a greater degree of risk than debt investments, as equity holders are last in line with respect to priority of payment behind all creditors in the event of a borrower’s distress or insolvency. As a result, the Fund may lose its entire investment in any equity position. To the extent the Fund receives equity or equity-linked consideration in connection with a debt investment, such equity participation is intended to enhance the Fund’s total return on the overall investment.

Other Private Credit Opportunities

The Fund may also pursue other private credit opportunities and additional asset classes from time to time, including co-investments with other Sagard credit strategies and relationships with banks, in each case where such opportunities are consistent with the Fund’s investment objective and its focus on senior secured lending to U.S. middle market companies as its primary investment strategy.

Investment Process

The Adviser employs a disciplined, multi-stage investment process designed to identify, evaluate, structure, execute, and monitor investments consistent with the Fund’s investment objective and strategy. Each stage of the process is described below.

Stage 1: Origination and Sourcing

The Fund, through the Adviser, expects to source opportunities through a multi-channel origination approach, including relationships with corporate management teams, intermediaries, and other market participants. The Adviser expects to source opportunities through three principal channels: (i) the Sagard investment team’s existing relationships and a broad network of banks, broker-dealers, accountants, lawyers, and other channels, including engagement with a database of over 350 middle market brokers and other vendors; (ii) the Sagard ecosystem, including PCC; and (iii) referrals and opportunity sharing across Sagard’s multi-asset-class platform. The Adviser may also source opportunities through third-party channels, which may involve compensation paid to such third parties.

Stage 2: Initial Screening and Pipeline Management

The Sagard investment team reviews hundreds of opportunities annually, reviewing each opportunity for fit with the Fund’s requirements, strategy, and objectives, and the team typically meets formally three times per week to review pipeline opportunities and determine next steps. Senior members of the investment team review opportunities in the initial stages, enabling quick identification and rejection of transactions that do not fit the Fund’s objectives. Opportunities that pass the initial screen proceed to a more detailed preliminary review.

Stage 3: Preliminary Analysis — Posting Memo

If an opportunity warrants further analysis, the deal team prepares a “Posting Memo” highlighting risks, merits, proposed diligence plan, and preliminary structure, drawing on preliminary analysis from bidder materials and data rooms, publicly available information, management projections, and industry and management calls, and presents it to the broader investment team and other relevant investment professionals for discussion and feedback. From entry into the process through the final Investment Committee decision, the deal team maintains a “Threads” document tracking questions raised at screening meetings and updates answers as information develops throughout the diligence process.

Stage 4: Term Sheet and Exclusivity

If the investment team concludes that an opportunity may meet the Fund’s investment objectives, the team will generally seek to propose a formal term sheet that includes transaction exclusivity and reimbursement of legal and out-of-pocket expenses by the issuer, although the Adviser does not always obtain exclusivity and, in certain transactions, may proceed without it. Execution of a term sheet marks the commencement of full, exclusive due diligence. The Investment Committee is consulted on the proposed terms and structure prior to issuance of a formal term sheet.

Stage 5: Full Due Diligence

Following execution of exclusivity, the Adviser conducts comprehensive, private equity-style due diligence on each prospective investment. The relevant portfolio manager oversees due diligence and documentation; the team meets with management multiple times; the Adviser typically engages third-party experts; outside law firms are retained for legal diligence and documentation; and an accounting firm is typically engaged to prepare a “quality of earnings” report for private companies, and background checks are conducted on key principals.

Typical diligence workstreams include: base case, upside, and downside financial forecasts; customer, supplier, and competitor diligence, including use of expert networks; review of material contracts; technical reports and third-party audits as needed; legal review encompassing existing litigation, regulatory matters, and collateral analysis; a quality of earnings report from an accounting firm; management and professional references; and background investigations of key principals.

Stage 6: Structuring and Documentation

The Adviser structures and negotiates strict and comprehensive credit agreements intended to allow minimal leakage of cash and collateral and to ensure asset coverage, and expects to include financial maintenance covenants to enable early engagement in the event of deteriorating performance. Transactions are expected to include an excess cash flow sweep; coupons are typically floating; and the Adviser does not intend to focus on covenant-lite transactions. Security documentation is negotiated to provide first-priority liens on substantially all assets of the borrower and, in applicable structures, pledges of equity interests in the borrower and its subsidiaries. Unusual or non-standard documentation terms identified during the documentation process are escalated to the Investment Committee for review and approval prior to closing.

Stage 7: Investment Committee Approval

After diligence and documentation are substantially complete, the investment team prepares a final Investment Committee memorandum and proceeds to final approval. The Investment Committee reviews each investment memo with business findings that are presented along with a discussion around operating and financial scenarios, including downside cases. On average, investment opportunities are presented to the Investment Committee three to five times throughout the process, and no investment is made without majority approval of eligible voting members of the Investment Committee.

Stage 8: Portfolio Monitoring and Risk Management

Following investment, the Fund expects to actively monitor portfolio investments through ongoing review of financial reporting and covenant compliance and regular engagement with management (and, where applicable, sponsors), with a focus on early identification of issues and proactive risk management consistent with the Fund’s capital preservation focus. Sagard’s investment team monitors investments closely through, among other things, periodic calls with executives, weekly credit-manager calls, monthly “watch-list” meetings, and quarterly portfolio review sessions, with an iterative and proactive portfolio management process.

The Adviser assigns an internal credit rating or risk classification to each portfolio investment at origination and updates such ratings periodically and upon any material change in a portfolio company’s financial condition or operating performance. Investments demonstrating signs of deterioration or that breach financial covenants are placed on heightened monitoring status and subject to more frequent review by senior investment professionals and the Investment Committee. The Adviser will work proactively with portfolio company management and, where applicable, financial sponsors, to address issues as they arise, and will use available legal and structural remedies — including enforcement of covenants, exercise of lender rights, and, where necessary, restructuring or workout processes — in the interest of preserving and maximizing recoveries.

The Adviser’s internal credit rating and risk classification for portfolio investments uses a rating scale of 1 to 5, with new investments generally being assigned a 3 rating upon closing. The following is a description of the conditions associated with each investment rating.

Risk Rating	Definition
1	Asset is significantly outperforming expectations, with the potential to be taken out in the near term
2	Outperforming base case underwriting and has shown credit improvement since origination
3	Base case; Asset performance in line with underwriting; default rating at entry
4	Underperforming base case and leverage has increased by more than 1.0x since underwriting; may have a potential covenant breach
5	Significant underperformance; likely covenant breach, impairment concern; significant monitoring and potential restructuring

Stage 9: Exits

The Adviser expects that the Fund will seek to exit most or all investments through borrower refinancing or dispositions of the borrower, and active monitoring is used to determine if an exit may be necessary due to deterioration in fundamentals or industry challenges. There can be no assurance that any such exit opportunities will ultimately be available for Fund investments. The Adviser will evaluate exit alternatives on a case-by-case basis with a view toward maximizing recoveries and returns to shareholders consistent with the Fund’s investment objective.

Responsible Investment Policy

Sagard is a signatory to the United Nations Principles for Responsible Investment. Sagard is committed to promoting responsible investment practices through the integration of environmental, social and governance (“ESG”) considerations, where appropriate, within the investment lifecycle across all investment strategies. Sagard believes that by incorporating financially material ESG considerations into its investment where relevant and active ownership activities, Sagard can accelerate the development of its portfolio companies and create sustainable value and business resiliency.

Sagard’s Responsible Investment Policy, as amended, restated or supplemented from time to time (“Sagard’s RI Policy”), provides a broad framework for Sagard’s responsible investment approach across all investment strategies. The guidelines provided by Sagard’s RI Policy also govern the integration of ESG factors within the investment process of each business line. Such guidelines allow for each business line to adopt an ESG policy that is best suited to its respective asset class and investment philosophy (as amended, restated or supplemented from time to time, the “Business Line RI Policy”). The Fund excludes certain industries and sectors from consideration pursuant to its Business Line RI Policy, including oil, mining, chemicals and gas and exploration.

While we may consider such ESG-related factors when making an investment decision in the same way we consider other business-relevant topics that we consider most significant for maximizing and protecting value, it should not be assumed that any ESG initiatives, standards, or metrics described herein will apply to each asset in which the Fund invests or that they have applied to each of the Fund’s prior investments. ESG is only one of many considerations that the Adviser takes into account when making investment decisions, and other considerations can be expected in certain circumstances to outweigh ESG considerations. The information provided herein is intended solely to provide an indication of the ESG initiatives and standards that Sagard applies when seeking to evaluate and/or improve the sustainability characteristics of an investment as part of the larger goal of maximizing financial returns on investments. Accordingly, certain investments may exhibit characteristics that are inconsistent with the initiatives, standards, or metrics described herein.

Risk Management

We will seek to limit the downside potential of our investment portfolio by, among other things:

•	applying our investment strategy guidelines for portfolio investments;

•	requiring a total return on investments (including both interest and potential appreciation) that adequately compensates us for credit risk;

•	allocating our portfolio among various issuers and industries, size permitting, with an adequate number of companies, across different industries, with different types of collateral; and

•	negotiating debt investments with strong covenant packages and structural protections designed to preserve capital, as described in greater detail under “Investment Types — Senior Loans” above.

With respect to Fund-originated senior loans, we will seek to enter into credit agreements with strong protections and tight covenants, which will generally include financial maintenance covenants for leverage and interest coverage set back from management’s plan, limitations on additional indebtedness so that the Fund maintains its seniority in the capital structure, restricted payments provisions, a well-defined EBITDA calculation with add-backs either capped or limited, a requirement for periodic financial reporting and, where appropriate, the ability to conduct forensic audits.

We may also enter into interest rate hedging transactions at the sole discretion of the Adviser. Such transactions will enable us to selectively modify interest rate exposure as market conditions dictate.

Allocation of Investment Opportunities / Co-Investment Relief

As a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, may limit the Fund’s ability to invest alongside other investment funds, accounts, or vehicles managed by the Adviser or its affiliates in transactions that are privately negotiated. However, as a BDC, the Fund is permitted to, and may, simultaneously co-invest with affiliates in transactions where price is the only negotiated term.

We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of the members of our Board (each, a “Director”) who are not interested persons and, in some cases, the prior approval of the SEC, including via exemptive order. We, the Adviser and certain of our affiliates have applied to the SEC for an order for co-investment exemptive relief (the “Co-Investment Exemptive Order”) to allow certain managed funds and investment vehicles, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser (and including any direct or indirect, wholly- or majority-owned subsidiary of the Adviser or its affiliates), to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions of the Co-Investment Exemptive Order. We expect that the Co-Investment Exemptive Order will require, among other things, that allocations be “fair and equitable” to us and that the Adviser (or the applicable investment adviser) considers the interests of us and any other affiliated 1940 Act-regulated funds that rely on the Co-Investment Exemptive Order in allocations. Under the Co-Investment Exemptive Order, among other requirements, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, will generally be required to be the same for us and each other participating affiliated entity. The requirements of the Co-Investment Exemptive Order (including any requirements for board approval thereunder), as well as other regulatory requirements associated with us and any other affiliated 1940 Act-regulated funds that may rely on the Co-Investment Exemptive Order, potentially will impact the investment allocations among participating entities (including, for the avoidance of doubt, us) or otherwise impact allocation results. There is no assurance that the Co-Investment Exemptive Order will be granted by the SEC, and any changes to the Co-Investment Exemptive Order or the rules and other guidance promulgated by the SEC and its staff under the 1940 Act could impact allocations made available to us and thereby affect (and potentially decrease) the allocation made to us or otherwise impact the process for allocations in transactions in which we participate.

Allocation Policy

The Adviser and its affiliates currently perform investment advisory services that are similar to those it performs for the Fund for other funds, accounts, investment vehicles or arrangements managed, sponsored, or advised by the Adviser and its affiliates, including proprietary or principal accounts and separately managed accounts for institutional clients (“Other Sagard Accounts”), as well as to co-investment vehicles and arrangements formed to enable limited partners of certain Other Sagard Accounts, or third parties, to co-invest alongside the Fund or Other Sagard Accounts (“Co-Investors”, and together with Other Sagard Accounts, the “Other Accounts”).

The Adviser has established an allocation policy with respect to the allocation of investment opportunities among the Fund and the Other Sagard Accounts. The Adviser’s allocation policies, which are subject to constraints under the 1940 Act, will seek to ensure equitable allocation of investment opportunities among the Fund and other clients over time. In allocating investment opportunities among the Fund and Other Sagard Accounts, the Adviser is expected to determine eligibility and appropriateness based on applicable investment objectives, strategies, structures, and governing documents, and may identify additional factors restricting allocation, including, subject to applicable law and the conditions of the Co-Investment Exemptive Order, the factors described below.

The Adviser is expected to allocate investment opportunities among eligible vehicles in its discretion, taking into account its allocation policy and a range of factors that include, among others: the Fund’s and Other Sagard Accounts’ investment objectives, policies, restrictions and guidelines (including term, investment period, and geographic, diversification and concentration restrictions); the amount of capital required to fund the investment opportunity and current and projected available capital and borrowing capacity; undrawn capital available for investment; transaction sourcing; targeted rate of return and investment holding period; the ability to accommodate structural, timing and other aspects of the investment opportunity; timing necessary to execute the investment; existing portfolio construction and diversification; the size, liquidity and duration of the investment opportunity; stage of development of the prospective portfolio company and anticipated holding period; portfolio composition and concentration parameters (including geography, industry, issuer, volatility and leverage); suitability as a follow-on investment for an existing portfolio company; use of leverage in the proposed capital structure; availability of other suitable investments; supply and demand for the investment opportunity at a given price level; risk considerations; industry and other allocation targets; minimum and maximum investment size requirements; tax and accounting implications; current and anticipated market conditions; potential conflicts of interest arising from more than one Fund or Other Sagard Account pursuing the same opportunity; any “ramp-up” period; any priority obligations to offer opportunities; related investments; any tax, legal or regulatory restrictions deemed relevant by the Adviser; any other factors described in the Adviser’s allocation policy or Form ADV; any other relevant limitations in the governing documents of the Fund or Other Sagard Accounts; and any other factors deemed relevant by the Adviser in the exercise of its judgment.

Portions of any investment opportunity not allocated to the Fund or Other Sagard Accounts may be offered as co-investment opportunities to Co-Investors, strategic partners or others in the Adviser’s discretion. In addition, the Adviser and its affiliates from time to time provide certain investors in Other Sagard Accounts or third parties with contractual rights to participate in co-investment opportunities alongside the Fund, and there will be times where a Co-Investor or Other Sagard Account will invest alongside the Fund in the same transaction or, where the Co-Investor or Other Sagard Account holds priority or other contractual co-investment rights, will receive an allocation of an investment opportunity ahead of, or to the exclusion of, an allocation to the Fund, subject in each case to the 1940 Act, the conditions of the Co-Investment Exemptive Order (once obtained) and the Adviser’s allocation policy. This could result in the Fund not participating in an investment opportunity at all or participating to a lesser extent than it otherwise would have.

Competition

The middle market private credit market is highly competitive, and the Fund expects to face significant competition in sourcing, evaluating, and executing investment opportunities. The Fund will encounter competition from other entities with similar investment objectives, including a broad spectrum of lenders and sources of capital, many of which may have more relevant experience, more personnel, greater financial resources, and greater willingness to take on risk, and may be more well-established than the Fund.

The Fund’s competitors include, without limitation, other business development companies, private credit funds, closed-end funds, hedge funds, insurance companies, banks and bank holding companies, commercial finance companies, and, to a lesser extent, private equity funds and mezzanine funds that also provide debt capital to middle market companies. The Adviser believes that the sponsor-backed private credit market in particular has become increasingly crowded and commoditized, resulting in highly competitive direct lending in the sponsor market and causing yield compression, increased leverage, and deterioration in credit terms and documentation. Many of the Fund’s competitors are not subject to the regulatory constraints imposed on BDCs under the 1940 Act, including the asset coverage requirements and affiliated transaction restrictions applicable to the Fund, and may therefore be able to pursue a broader range of investment strategies or employ higher levels of leverage than the Fund.

Competition may increase and could reduce the number of investment opportunities available to the Fund and/or adversely affect the terms on which investments are made, which may reduce returns to shareholders, and it is possible the Fund may never be fully invested if insufficient attractive investment opportunities are identified. Increased competition may also result in a reduction in yield premiums, weakened covenant protections, greater borrower-friendly structural concessions, and a general deterioration in the terms on which private credit investments can be made. There can be no assurance that the competitive pressures facing the Fund will not adversely affect its ability to achieve its investment objective.

Brokerage Allocation and Other Practices

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of Sagard and Sagard’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

Management Agreements

Investment Advisory Agreement

Pursuant to the Advisory Agreement, the Adviser will provide us with investment advisory services necessary for the Fund’s business. Under the Advisory Agreement, the Fund will pay the Adviser fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), in each case commencing on and after the BDC Election Date. Pursuant to a separate fee waiver letter agreement, the Adviser has agreed to waive, in part, the Base Management Fee during the 12-month period following the BDC Election Date (the “Advisory Fee Waiver Period”), as more fully described in “Compensation of Adviser — Base Management Fee” below. The Advisory Fee Waiver Period is not automatically renewable, and there is no assurance the Adviser will agree to any extension or replacement fee waiver following its expiration.

Under the terms of the Advisory Agreement, the Adviser is responsible for the following:

•	determining the composition and allocation of our investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments we make;

•	executing, monitoring and servicing our investments;

•	placing orders with respect to, and arranging for, any investment by us;

•	determining the securities and other assets that we purchase, retain, or sell;

•	performing due diligence on prospective portfolio companies;

•	providing us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds; and

•	providing significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance under the 1940 Act.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Compensation of Adviser

We will pay the Adviser a fee for its services under the Advisory Agreement consisting of two components: the Base Management Fee and the Incentive Fee. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the shareholders.

The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee for additional periods in the future. Prior to the payment of any fee to the Adviser, the Fund will obtain written instructions from the Adviser with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of the Advisory Agreement, as the Adviser may determine upon written notice to the Fund.

In certain circumstances, the Adviser, any sub-adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Fund’s investment in such portfolio company. Any compensation received by the Adviser, any sub-adviser, or any of their respective affiliates that is attributable to the Fund’s investment in any portfolio company, and that is in excess of any applicable limitations under or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any sub-adviser or the Fund by the SEC, shall be delivered promptly to the Fund, and the Fund will retain such excess compensation for the benefit of its shareholders.

Base Management Fee

Commencing on and after the BDC Election Date, the Base Management Fee will be calculated at an annual rate of 1.25% of the Fund’s average monthly net assets. The Base Management Fee will be payable quarterly in arrears, and will be calculated based on the average monthly value of the Fund’s net assets during the most recently completed calendar quarter. For purposes of the Advisory Agreement, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with accounting principles generally accepted in the United States (“GAAP”). All or any part of the Base Management Fee not taken as to any month, calendar quarter or year will be deferred without interest and may be taken in such other month, calendar quarter or year prior to the termination of the Advisory Agreement, as the Adviser determines. For the avoidance of doubt, no Base Management Fee shall be paid for any period occurring prior to the BDC Election Date.

Pursuant to a separate fee waiver letter agreement, the Adviser has agreed to waive the portion of the Base Management Fee in excess of 0.85% per annum of the Fund’s average monthly net assets for the Advisory Fee Waiver Period (the 12-month period following the BDC Election Date), such that the effective Base Management Fee rate during the Advisory Fee Waiver Period will be 0.85% per annum. No portion of the Base Management Fee waived during the Advisory Fee Waiver Period is subject to recoupment by the Adviser.

Incentive Fee

The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income

The first part of the Incentive Fee, referred to as the “Income Incentive Fee,” will be calculated and payable quarterly in arrears, commencing with the first full calendar quarter after the BDC Election Date, based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter (or portion thereof with respect to the quarter in which the BDC Election Date occurs). The payment of the Income Incentive Fee will be subject to a quarterly hurdle rate, expressed as a rate of return on the value of the Fund’s net assets at the end of the most recently completed calendar quarter, of 1.25% (5.0% annualized) (the “Hurdle Rate”), subject to a “catch-up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, distribution/dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Base Management Fee, costs and expenses payable or reimbursed to the Adviser under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt instruments with payment-in-kind interest, preferred stock investments with payment-in-kind dividends, and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments is also excluded from Pre-Incentive Fee Net Investment Income.

We will pay the Adviser an Income Incentive Fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

•	No Income Incentive Fee will be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

•

100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.43% in any calendar quarter (5.72% annualized) will be payable to the Adviser. This portion that exceeds the Hurdle Rate but is less than or equal to 1.43% is referred to as the “catch-up” and is intended to provide the Adviser with an incentive fee of 12.5% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.43% (5.72% annualized) on net assets in any calendar quarter; and

•

12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.43% (5.72% annualized) on net assets in any calendar quarter will be payable to the Adviser once the Hurdle Rate and catch-up have been achieved (12.5% of the Fund’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Adviser).

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase in the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income. Because of the structure of the incentive fee, it is possible that we may pay an Incentive Fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second part of the Incentive Fee, referred to as the “Capital Gains Incentive Fee,” will be an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) commencing with the end of the first calendar year in which the BDC Election Date occurs. This fee will equal 12.5% of the Fund’s incentive fee capital gains, which will equal the Fund’s realized capital gains on a cumulative basis from the BDC Election Date, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the BDC Election Date, less the aggregate amount of any previously paid Capital Gains Incentive Fee. For purposes of calculating the Capital Gains Incentive Fee under the Advisory Agreement, the cost basis for any investment as of the BDC Election Date will be deemed to be the most recently determined fair value for such investment as of the BDC Election Date, determined in accordance with the Adviser’s valuation policies and procedures.

On a quarterly basis, we will accrue for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period. We will include unrealized gains in the calculation of the capital gains incentive fee expense and related accrued capital gains incentive fee. This accrual will reflect the incentive fees that would be payable to the Adviser if our entire portfolio was liquidated at its fair value as of the balance sheet date even though the Adviser is not entitled to an incentive fee with respect to unrealized gains unless and until such gains are actually realized. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

Any of the fees payable to the Adviser under the Advisory Agreement for any partial month or calendar quarter will be appropriately prorated.

Certain Terms of the Advisory Agreement

The Advisory Agreement has been approved by the Board. Unless earlier terminated as described below, the Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Directors who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund (“Independent Directors”).

We may terminate the Advisory Agreement without payment of any penalty upon 60 days’ written notice. The decision to terminate the Advisory Agreement may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 90 days’ written notice. The Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. Notwithstanding any termination of the Advisory Agreement, the indemnification provisions described below will remain in full force and effect following such termination, and the Adviser will remain entitled to the benefits thereof. In addition, following any termination or expiration of the Advisory Agreement, the Adviser will be entitled to any amounts owed under the Advisory Agreement through the date of termination or expiration.

The Adviser and any sub-adviser (and their officers, managers, partners, agents, employees, controlling persons (as defined in the 1940 Act), members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”), will not be liable to the Fund for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, to the extent applicable), and the Fund will indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Indemnified Parties’ duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Fund, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the charter, the bylaws, the laws of the State of Maryland, the 1940 Act or other applicable law.

Notwithstanding anything to the contrary in the Advisory Agreement, the Indemnified Parties will not be protected against, or be entitled or deemed to be entitled to indemnification in respect of, any Losses to the Fund or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Advisory Agreement (to the extent applicable, as the same will be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

In addition, an Indemnified Party will be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party must provide the Fund with a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.

Board Approval of the Advisory Agreement

The Board, including a majority of the Independent Directors, approved the Advisory Agreement on September 18, 2026 at an in-person meeting called for that purpose. In preparing for approval of the Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Fund by the Adviser;

•	the proposed investment advisory fee rates to be paid by the Fund to the Adviser;

•	the fee structures of comparable externally managed BDCs that engage in similar investing activities;

•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

•	information about the services to be performed and the personnel who would be performing such services under the Advisory Agreement; and

•	the organizational capability and financial condition of the Adviser and its affiliates.

Based on the information reviewed and considered, the Board concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Advisory Agreement as being in the best interests of our shareholders.

Administration Agreement

Pursuant to the Administration Agreement, the Adviser will perform, or oversee or arrange for, the performance of, the administrative services necessary for our operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Adviser will also perform, or oversee the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC. In addition, the Adviser will assist us in calculating our NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our shareholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Adviser may delegate or sub-contract certain of its services under the Administration Agreement to other entities, including a sub-administrator, and has done so as described below.

Pursuant to the Administration Agreement, we reimburse the Adviser for expenses necessary to perform services related to our administration and operations, including the Adviser’s allocable portion of the compensation and related expenses of certain personnel of Sagard and its affiliates providing administrative services to us on behalf of the Adviser. We reimburse the Adviser for all costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities under the Administration Agreement. The Adviser allocates the cost of such services to us based on factors such as time spent (including on an estimated basis), assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods. The Board will review the methodology employed in determining how the expenses are allocated to us and the proposed allocation of administrative expenses among us and certain affiliates of the Adviser. The Board will then assess the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of such services. In addition, the Board will compare the total amount paid to the Adviser for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs.

The Administration Agreement will continue in effect for an initial period of two years from the date it first becomes effective, and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of members of the Board who are not parties to the Administration Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

The Administration Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Fund’s directors, upon not less than 60 days’ prior written notice to the Adviser, or (ii) by the Adviser, upon not less than 90 days’ prior written notice to the Fund. The Administration Agreement will also automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

The Fund has agreed to indemnify the Adviser, in its capacity as administrator for the Fund, against certain liabilities and expenses arising from the performance of the Adviser’s duties under the Administration Agreement, except for any liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties thereunder. In connection with indemnification claims, the Fund is required to advance expenses (including reasonable legal fees) to indemnified parties within 30 days of receipt of a request for such advance, subject to undertakings to repay such amounts to the extent the indemnified party is ultimately determined not to be entitled to indemnification.

Payment of Expenses

The Adviser has contracted with Ultimus Fund Solutions, LLC (“Ultimus”) to provide various accounting and administrative services, including, but not limited to, preparing preliminary financial information for review by the Adviser, preparing and monitoring expense budgets, maintaining accounting and corporate books and records, processing trade information provided by us and assisting in performing certain compliance testing. The Adviser is responsible for compensation payable to Ultimus as sub-administrator, which amount is reimbursable by the Fund. However, the Adviser has the right to direct the Fund to pay directly to Ultimus the amounts due and payable to Ultimus from the fees and expenses payable to the Adviser under the Administration Agreement.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services under the Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser or its affiliates and not by the Fund.

The Fund, either directly or through reimbursement to the Adviser under the Administration Agreement, shall bear all other costs and expenses of its operations and transactions not specifically assumed by the Adviser pursuant to the Advisory Agreement, including (without limitation):

(i)	investment advisory fees, including the Base Management Fee and the Incentive Fee, to the Adviser pursuant to the Advisory Agreement;

(ii)

the Fund’s allocable portion of the overhead, rent, compensation, costs and other expenses (including travel expenses) incurred by the Adviser in performing its administrative obligations under the Administration Agreement, including, but not limited to: (x) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (y) investor relations, legal, operations and other non-investment professionals at the Adviser that perform duties for the Fund; and (z) any internal audit group personnel of the Adviser or any of its affiliates; and

(iii)	all other expenses of the Fund’s operations, administration and transactions including, without limitation:

•

organization expenses and offering expenses associated with any public or private offering of the Fund’s Common Shares (including, without limitation, legal, accounting, printing, mailing, courier, consulting, subscription processing and filing fees and expenses and other offering expenses, including costs associated with software (including in connection with any investor tracking, subscription or data room software or service) and technology integration between the Fund’s systems and those of the Fund’s participating broker-dealers/intermediaries, reasonable bona fide due diligence expenses of participating broker-dealers/intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s escrow agent and transfer agent, fees to attend retail seminars or conferences sponsored by participating broker-dealers/intermediaries, costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers/intermediaries, registered investment advisers or financial or other advisers, and regulatory compliance fees and expenses), but excluding the shareholder servicing fee;

•

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisers (including tax advisers), administrators, auditors, investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisers, industry experts, operating partners, deal sourcers, and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto, including secondees and temporary personnel or consultants), in each case to the extent specifically charged or allocated to the Fund or its portfolio companies and not greater than would be paid to an unaffiliated third party for substantially similar services;

•	the cost of calculating the Fund’s NAV, including the cost of any third-party valuation services;

•	the cost of effecting any sales and repurchases of the Common Shares and other securities;

•	fees and expenses payable under any managing dealer and selected intermediary agreements, if any;

•

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof;

•	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

•	costs of derivatives and hedging;

•

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser or members of its investment team, or payable to third parties, in negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation, any legal, tax, administrative, accounting, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, and forfeited deposits or similar payments;

•

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees, private placement fees, commissions, appraisal fees, commitment fees and underwriting costs, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses, any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, and any costs or expenses relating to currency conversion);

•	transfer agent, dividend agent and custodial fees;

•	fees and expenses payable to transaction/brokerage platforms and fees and expenses associated with marketing efforts;

•	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

•

independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the independent directors;

•

costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, FINRA, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

•

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other printing, publishing and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities;

•	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs), costs of shareholder or Board meetings, and proxy voting expenses;

•

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund, and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediations or settlements paid in connection therewith;

•	all fees, costs and expenses of any litigation, arbitration or audit involving the Fund and the amount of any judgments, assessments, fines, remediations or settlements paid in connection therewith;

•

directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

•

all fees, costs and expenses associated with the Fund’s information and data technology systems including the Fund’s allocable portion of the fees, costs and expenses associated with the Adviser’s information and data technology systems, and the costs of specialty and custom software for investments;

•

fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

•

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings, notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund, and reports, disclosures, filings and notifications prepared in connection with applicable laws and/or regulations of jurisdictions in which the Fund engages in activities), but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities; and

•

all other expenses incurred by the Adviser in connection with administering the Fund’s business, including costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers and costs and expenses for meetings with existing investors and any broker-dealers/intermediaries, registered investment advisers, financial and other advisers representing such existing investors.

The presence of an item in or its absence from the foregoing list shall in no way be construed to limit the responsibility of the Fund for such expense under the Advisory Agreement or the Administration Agreement. The Adviser will allocate costs and expenses eligible for reimbursement by the Fund on the basis of time spent (including on an estimated basis), assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods, consistent with the terms of the Administration Agreement.

From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating brokers, reasonable bona fide due diligence expenses of participating brokers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating brokers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, brokers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through December 31, 2026, and will pay for any such organization and offering expenses in excess of $1.5 million (the “O&O Cap”) on our behalf without reimbursement or recoupment. We will be obligated to reimburse the Adviser for organization and offering expenses (up to the O&O Cap) and any other Expense Payments (as defined below) advanced by the Adviser pursuant to the Expense Support and Conditional Reimbursement Agreement we have entered into with the Adviser (the “Expense Support Agreement”) only if certain conditions are met. See “Item 1. Business — Management Agreements — Expense Support and Conditional Reimbursement Agreement.”

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser (1) has agreed to advance or otherwise bear all of our organization and offering expenses through December 31, 2026 and (2) may elect, in its discretion, to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of any Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Notwithstanding anything to the contrary in the Expense Support Agreement, in no event will the Fund bear organization and offering expenses in excess of the $1.5 million O&O Cap; to the extent such expenses exceed the O&O Cap, the Adviser will pay the excess on the Fund’s behalf without reimbursement or recoupment.

The Fund’s right to receive an Expense Payment becomes an asset of the Fund once the Adviser commits in writing to pay it. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to or on behalf of the Fund in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates. The Adviser will be entitled to reimbursement of Expense Payments from us if Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders, among other conditions.

Beginning after December 31, 2026, following any calendar month (such calendar month, the “Applicable Calendar Month”) in which Available Operating Funds exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in the Applicable Calendar Month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of the Applicable Calendar Month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment income calculated in accordance with U.S. GAAP, (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any Applicable Calendar Month shall be made if the Fund’s Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing the Fund’s operating expenses, less organization and offering expenses, base management fees and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees and interest expense, by the Fund’s monthly average net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the Applicable Calendar Month, except to the extent that the Adviser has waived its right to receive such payment for the applicable month.

Determination of Net Asset Value

We generally expect to determine our NAV for each class of Common Shares on a monthly basis as of the last day of each calendar month. The NAV per share for each class of Common Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made.

Valuation of Portfolio Investments

We conduct the valuation of our investments, upon which our NAV is based, at all times consistent with GAAP and the 1940 Act. The Board is responsible for overseeing the valuation of our portfolio investments at fair value as determined in good faith pursuant to the Adviser’s valuation policy. As permitted by Rule 2a-5 of the 1940 Act, the Board has designated the Adviser as our valuation designee with day-to-day responsibility for implementing the portfolio valuation process set forth in the Adviser’s valuation policy.

We value our investments in accordance with FASB ASC 820, Fair Value Measurements (“ASC 820”) and Rule 2a-5 under the 1940 Act, which defines fair value as the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs and establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical securities; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a readily available market quotation for these investments existed, and these differences could be material.

Investments for which market quotations are readily available will typically be valued at those market quotations. To validate market quotations, we will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser will regularly perform price verification procedures and issue challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser will not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available or, in the judgment of the valuation designee, are not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or for which market prices are not readily available, will be valued at fair value as determined in good faith by the Adviser, as the Fund’s valuation designee, with input by independent valuation firms engaged on the recommendation of the Adviser and at the direction of the Board, and with oversight by the Board and its audit committee. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. Our Board may modify our valuation procedures from time to time.

The Adviser, the Board and its audit committee undertake a multi-step valuation process in connection with the Adviser’s determination of fair value of the Fund’s investments for which reliable market quotations are not readily available, or are available but deemed not reflective of the fair value of an investment, which includes, among other procedures, the following:

•

The quarterly process begins by the Adviser facilitating the delivery of updated quarterly financial and other information relating to each investment to an independent third-party pricing or valuation service;

•

The independent third-party pricing or valuation service will then review and analyze the information, along with relevant market and economic data, and determine proposed valuation methodologies and valuations for each portfolio company or investment according to the Adviser’s valuation policy and will communicate the information to the Adviser in the form of a valuation range for Level 3 assets;

•

The Adviser will then review the preliminary valuation information for each portfolio company or investment and provide feedback about the accuracy, completeness and timeliness of the valuation-related inputs considered by the independent third-party pricing or valuation service and any suggested revisions thereto prior to the independent third-party pricing or valuation service finalizing its valuation range;

•

After an internal valuation committee of the Adviser approves such valuations, the Adviser will then provide the Board’s audit committee with its valuation determinations and valuation-related information for each portfolio company or investment, along with any applicable supporting materials; and other information that is relevant to the fair valuation process as required by the Adviser’s Board-reporting obligations;

•

The Board’s audit committee will meet with the Adviser to receive the relevant quarterly reporting from the Adviser and to discuss any questions from the audit committee in connection with the audit committee’s role in overseeing the fair valuation process; and

•

Following the completion of its fair value oversight activities, the audit committee (with the assistance of the Adviser) will provide the Board with a report regarding the quarterly valuation process.

In circumstances where the Adviser deems appropriate, the Adviser’s internal valuation team will value certain investments. When performing the internal valuations, the Adviser utilizes similar valuation techniques as an independent third-party pricing service would use. Such valuations will be approved by an internal valuation committee of the Adviser, with oversight from the audit committee of the Board, as described above.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements that will be included in our SEC filings will refer to the uncertainty with respect to the possible effect of such valuations and any change in such valuations on our consolidated financial statements. In making its determination of fair value, the Adviser may use any independent third-party pricing or valuation services for which it has performed the appropriate level of due diligence. However, the Adviser is not required to determine fair value in accordance with the valuation provided by any single source, and may use any relevant data, including information sourced by the Adviser or provided by any independent third-party valuation or pricing service that the Adviser deems to be reliable in determining fair value under the circumstances. Below is a description of factors that the Adviser and any independent third-party valuation services may consider when determining the fair value of our investments.

As part of the valuation process, the Adviser will generally take into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, of: (i) the portfolio company’s ability to make payments based on its earnings and cash flow, (ii) the estimated enterprise value of a portfolio company, (iii) the nature and realizable value of any collateral, (iv) the markets in which the portfolio company does business, (v) a comparison of the portfolio company’s securities to any similar publicly traded securities, and (vi) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser, with the assistance of independent valuation firms and oversight by the Board and its audit committee, considers whether the pricing indicated by the external event corroborates its valuation.

When the Adviser determines NAV as of the last day of a month that is not also the last day of a calendar quarter, we intend to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter-end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Adviser’s valuation policy, pursuant to authority designated by the Board. Additionally, the Adviser may otherwise determine to update the most recent quarter-end valuation of an investment without reliable market quotations that the Adviser considers to be material to the Fund using a range of values from an independent valuation firm.

Refer to the notes to our consolidated financial statements included in our future SEC filings for additional information regarding the fair value of our financial instruments.

Determination of NAV

We will use the valuation procedures set forth above in order to determine our NAV, as applied by the Adviser as our valuation designee under Rule 2a-5 under the 1940 Act. Fair value pricing may require subjective determinations about the value of a security.

For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith by the Adviser under the supervision of the Board. Although the Adviser’s policy is intended to result in a calculation of our NAV that fairly reflects security values as of the time of pricing, we cannot ensure that fair values determined by the Adviser would accurately reflect the price that we could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Adviser when determining fair value may differ from the value that would be realized if the securities were sold.

The NAV calculation will generally be available within 20 business days after the end of the applicable month. Changes in our monthly NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements.

The most recently determined NAV per share for the Common Shares will be reported by the Fund under cover of a Current Report on Form 8-K filed with the SEC.

Relationship between NAV and Our Transaction Price

Although the transaction price in the monthly closings for the Private Offering will generally be based on the NAV per share as of the last calendar day of the prior month (plus any applicable sales load and placement agent fees), such transaction price may be significantly different from the prior subscription closing price per Common Share or the NAV per Common Share as of the date on which the shareholder’s investment decision is made (or repurchase occurs), and therefore shareholders may receive a smaller number of Common Shares than if they had subscribed at the prior subscription closing price (or may receive a lesser amount of proceeds than if they had submitted a repurchase request at the available NAV at the time the shareholder submitted such repurchase request).

In addition, we may offer Common Shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price will not equal our NAV per share as of any time.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. The Adviser will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event under cover of a Current Report on Form 8-K or other public disclosure, and the Adviser will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, the Adviser will order a new valuation of the investment, which will be prepared by the third-party valuation service. It is not known whether any resulting disparity will benefit shareholders whose shares are or are not being repurchased or purchasers of our Common Shares.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on the ability to sell shares under our discretionary share repurchase program and our ability to suspend the share repurchase program at any time.

Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of BDCs or other closed-end investment companies on stock exchanges.

We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•	a shareholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•	our Common Shares would trade at per share NAV on a national securities exchange;

•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our Common Shares at NAV;

•	NAV would equate to a market price for a publicly traded business development company; and

•	NAV would represent the fair value of our assets less liabilities under GAAP.

Non-Exchange Traded, Perpetual-Life BDC

We intend to operate as a non-exchange traded, perpetual-life BDC, which is a BDC whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the BDC on a continuous monthly basis at a price equal to the BDC’s then-current monthly NAV per share. In our perpetual-life structure, we may offer investors an opportunity to have their shares repurchased on a quarterly basis at NAV, but we are not obligated to offer to repurchase any shares in any particular quarter in our discretion. We believe that our perpetual nature will enable us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our Organizational Documents or otherwise to effect a liquidity event at any time.

Emerging Growth Company

We will be an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we will be eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things, have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company until the earliest of:

•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement occurs;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•	December 31 of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or the Private Offering. As stated above, we have elected to opt-in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Employees

We do not currently have any employees and do not expect to have any employees. Each of our executive officers described under “Item 5. Directors and Executive Officers” is a principal, officer or employee of the Adviser or its affiliates, which manages and oversees our investment operations. In the future, the Adviser may directly retain personnel based upon its needs.

Regulation as a BDC

We intend to elect to be treated as a BDC under the 1940 Act. In addition, following the BDC Election Date, we intend to, as soon as reasonably practicable, qualify and elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under the Code. Prior to its qualification as a RIC, the Fund will be taxed as a C-corporation for U.S. federal income tax purposes. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters, as described below. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them.

The 1940 Act also requires that a majority of the board of a BDC consist of persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that a BDC may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by a majority of the outstanding voting securities. The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy or (ii) 50% of the outstanding voting securities.

As a BDC, we will also generally not be able to issue and sell our Common Shares at a price per share, after deducting underwriting commissions and discounts, that is below our NAV per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV of our Common Shares if the Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders approve such sale. In addition, we may generally issue new shares of our Common Shares at a price below NAV per share in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally and assumes that we have filed our election to be regulated as a BDC under the 1940 Act. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly-owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(i)	does not have any class of securities that is traded on a national securities exchange;

(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Fund.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our initial shareholders have approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

In addition to the Atlas Credit Facility, we intend to establish one or more additional credit facilities and enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over a specific reference rate. We cannot assure shareholders that we will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

Under Rule 18f-4 under the 1940 Act, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits, adopt and implement a written derivatives risk management program, and comply with board oversight and reporting requirements or satisfy the conditions for the “limited derivatives users” exception. We currently operate with an intent to be a “limited derivatives user” under Rule 18f-4. To the extent we operate and qualify as a “limited derivatives user,” we are required to adopt and implement written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure such that it does not exceed 10% of our net assets (with certain exclusions). Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

We may enter into a total return swap agreement. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the total return swap, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A total return swap effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a total return swap, it often offers lower financing costs than are offered through more traditional borrowing arrangements. The Fund would typically have to post collateral to cover this potential obligation.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics

We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions

We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We, the Adviser and certain of our affiliates have applied to the SEC for the Co-Investment Exemptive Order to allow certain managed funds and investment vehicles, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser, to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions of the Co-Investment Exemptive Order. We expect that the Co-Investment Exemptive Order will require, among other things, that allocations be “fair and equitable” to us and that the Adviser (or the applicable investment adviser) considers the interests of us and other affiliated 1940 Act-regulated funds that rely on the Co-Investment Exemptive Order in allocations. Under the Co-Investment Exemptive Order, among other requirements, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, will generally be required to be the same for us and each other participating affiliated entity. There is no assurance that the Co-Investment Exemptive Order will be granted by the SEC.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are summarized below. The guidelines are reviewed periodically by the Adviser and our Independent Directors, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. The policies and procedures for voting proxies for the investment advisory clients of the Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.

When voting proxies, the Adviser applies the following guidelines in determining how they should be voted, as applicable:

•

In voting proxies, the Adviser and its employees are guided by general fiduciary principles. The Adviser’s goal is to act prudently and solely in the best interest of its clients. The Adviser attempts to consider all aspects of its vote that could affect, as applicable, the value of a portfolio investment. The Adviser votes proxies in the manner that it believes is consistent with efforts to achieve the client’s objectives, including maximizing the value of its portfolio.

•

The Adviser’s general policy is to vote in accordance with the recommendation of the issuing company’s management on routine and administrative matters, unless the Adviser has a particular reason to vote to the contrary. With respect to non-recurring or extraordinary matters, the Adviser will vote on a case-by-case basis in accordance with the goals of achieving the client’s stated objectives and in accordance with any limitations denoted in its governing documents.

In furtherance of the Adviser’s goal of voting proxies in the best interests of the client, the Adviser follows procedures designed to identify and address material conflicts that may arise between the interests of the Adviser and/or its employees and those of its client, before voting proxies. In the event a potential conflict of interest arises, the Adviser votes on a case-by-case basis and undertakes the following analysis:

•

If a potential conflict of interest is identified, the Adviser’s Chief Compliance Officer will determine whether such a relationship is material to the Adviser or a client. A conflict of interest will be considered material to the extent that it is determined that the conflict has the potential to influence the Adviser’s decision-making in voting the proxy.

•

If such a material conflict is deemed to have arisen, the Adviser will refrain completely from exercising its discretion with respect to voting the proxy with respect to such vote and will, instead, refer that vote to an outside third-party for its independent consideration as to how the vote should be cast or otherwise take such protective steps which are permitted in accordance with Rule 206(4)-6. If it is determined that any such conflict or potential conflict is not material, the Adviser may vote proxies notwithstanding the existence of the conflict.

You may obtain information, without charge, regarding how the Adviser voted proxies with respect to our portfolio securities by making a written request for proxy voting information to compliance@sagardholdings.com.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on SEC-registered companies and their insiders. Many of these requirements affect us. For example:

•

pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 under the Exchange Act, our management will be required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.

Other

We will be periodically examined by the SEC for compliance with the 1940 Act and be subject to the periodic reporting and related requirements of the Exchange Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and amendments to those reports will be available to the public, free of charge, on the SEC’s public EDGAR website shortly after we file any such document electronically with, or furnish it to, the SEC.

Exclusion from Commodity Pool Operator Definition

The Adviser has filed notice with the National Futures Association (“NFA”) to claim an exclusion from the definition of commodity pool operator (“CPO”) of the Fund, provided that the Fund (i) continues to be regulated by the SEC as a BDC, (ii) allocates no more than specified amounts of its assets to futures contracts, certain swap contracts and certain other derivative instruments that are within the jurisdiction of the Commodity Exchange Act (collectively, “CEA-regulated products”), and (iii) is not marketed to the public as a commodity pool or as a vehicle for trading in CEA-regulated products. If the Fund is unable to satisfy the conditions of the exclusion, the Adviser may become subject to the CFTC’s CPO registration requirements, and the disclosure and operations of the Fund would need to comply with all applicable regulations governing commodity pools and CPOs.

If the Adviser were required to register as a CPO, it would also be required to become a member of the NFA and be subject to the NFA’s rules and bylaws. Compliance with these additional registration and regulatory requirements may increase the Adviser’s operating expenses, which, in turn, could result in the Fund’s investors being charged additional fees.

Certain ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including, among others, individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisers.

Fiduciary Duty and Prohibited Transaction Matters. ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an “ERISA Plan”) and both ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and/or a Plan subject to Section 4975 and its fiduciaries or other parties in interest under ERISA or disqualified persons under the Code with respect to such Plan.

In considering an investment in the Fund of a portion of the assets of any ERISA Plan, a fiduciary must, for example, conclude an investment by an ERISA Plan would be prudent, in the best interests of plan participants and their beneficiaries and in accordance with the documents and instruments governing the ERISA Plan, and would satisfy the diversification requirements of ERISA. In making those determinations, such persons should take into account, among other factors, (i) that the Fund will invest in various investments, in accordance with the investment objectives and strategies described in this Registration Statement without regard to the particular objective of any class of investors, including ERISA Plans, (ii) the fee structure of the Fund, (iii) the liquidity of Common Shares and its effect on the cash flow needs of the ERISA Plan, (iv) the ERISA Plan’s funding objectives, (v) the risks of an investment in the Fund and (vi) that, as discussed below, it is not expected that the Fund’s assets will constitute the “plan assets” of any investing ERISA Plan.

Fiduciaries of Plans that are considering an investment in the Fund should also consider, among other things, the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Plan Assets. Under certain DOL regulations, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a “benefit plan investor” (as defined in the Plan Asset Regulations (“Benefit Plan Investor”)) acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors as calculated in accordance with the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company,” as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition, transfer or other disposition of any equity interest in the entity, less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “Benefit Plan Investor” is generally defined as (i) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (ii) any Plan subject to Section 4975 of the Code (including “Keogh” plans and individual retirement accounts), and (iii) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity.

The Fund will use commercially reasonable efforts so that the assets of the Fund are not considered “plan assets.” In this regard, until such time as all classes of our equity interests are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund will endeavor to limit investment in our Common Shares and each other class of our equity interests by Benefit Plan Investors in accordance with the 25% Test, and based upon assurances provided by investors. In order to keep Benefit Plan Investor ownership below 25% of each class of equity interest in the Fund, the Adviser may limit investment in the Fund by Benefit Plan Investors, cause a compulsory transfer of Common Shares held by Benefit Plan Investors, limit the redemption or withdrawal of Common Shares held by investors that are not Benefit Plan Investors, or restrict the transfer of Common Shares to Benefit Plan Investors.

Even though the Fund will use its commercially reasonable efforts to prevent the Fund’s assets from constituting “plan assets” under the Plan Asset Regulations, a possible violation of the prohibited transaction rules under ERISA or Section 4975 of the Code nonetheless could occur if an investment in the Fund were made with assets of a Plan with respect to which the Adviser or any of its respective officers, directors, employees or affiliates has discretionary authority or control or renders investment advice. Accordingly, the fiduciaries of a Plan should not permit investment in the Fund of a Plan if the Adviser or any of its respective officers, directors, employees or affiliates perform or have any such investment powers with respect to those assets, unless an exemption from the prohibited transaction rules applies with respect to such acquisition.

If, notwithstanding the intent to the contrary, the assets of the Fund were to be considered “plan assets,” the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of “parties in interest” and “disqualified persons” (as defined under ERISA and the Code), under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies).

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. and certain other plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. This discussion does not address any such plans, and fiduciaries of such plans should consult with their counsel before purchasing any interests in the Fund. Each prospective investor that is, or is acting on behalf of any employee benefit plan or other plan that is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), must independently determine that our Common Shares are an appropriate investment for such investor, taking into account any obligations under applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive.

THE SALE OF SHARES TO A PLAN IS IN NO RESPECT A REPRESENTATION THAT AN INVESTMENT IN THE COMMON SHARES MEETS APPLICABLE LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PLAN IN PARTICULAR. PRIOR TO PURCHASING SHARES, FIDUCIARIES OF PLANS SHOULD CONSULT WITH THEIR OWN ADVISORS AND LEGAL COUNSEL CONCERNING THE CONSIDERATIONS DISCUSSED ABOVE AND THE IMPLICATIONS UNDER ERISA, SECTION 4975 OF THE CODE OR OTHER APPLICABLE LAW OF AN INVESTMENT IN THE FUND BEFORE MAKING AN INVESTMENT IN THE FUND.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our shares as capital assets.

A “U.S. shareholder” is a beneficial owner of our shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold our shares should consult its tax advisors with respect to the purchase, ownership and disposition of such shares.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder by the U.S. Department of Treasury (“Treasury Regulations”), and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including financial institutions, insurance companies, regulated investment companies, investors in pass-through entities, U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our shares as a result of such income being recognized on an applicable financial statement.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of their particular situation. Prospective investors should consult their tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership, or disposition of our shares, as well as the tax consequences arising under the laws of any state, local, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

Following the Fund’s election to be regulated as a BDC under the 1940 Act, the Fund intends to, as soon as reasonably practicable, qualify and elect to be treated as a RIC under Subchapter M of the Code.

Prior to its qualification as a RIC, the Fund will be taxed as a C corporation for U.S. federal income tax purposes. As a result of the Fund’s conversion from a C corporation to a RIC, the Fund will be subject to corporate-level taxation on the net built-in gains in its assets, if any, as of the date of such conversion, to the extent that such gains are recognized by the Fund during the applicable five-year recognition period beginning upon the Fund’s qualification as a RIC, unless the Fund makes an election to pay corporate-level taxes on such built-in gains at the time of conversion to a RIC. The Fund may make such “deemed sale” election with respect to the conversion if it is anticipated that the assets will have a net-built-in gain as of the effective date of the conversion.

To qualify for the favorable tax treatment accorded to RICs under the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above).

In addition, to qualify as a RIC, the Fund must distribute to its shareholders, on or before the close of its first taxable year as a RIC, all of its accumulated earnings and profits, if any, attributable to any taxable year in which the Fund was subject to tax as a C corporation.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income (if any) for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any (in the current or following taxable year, pursuant to the applicable rules in the Code).

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of such excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Although the Fund does not presently expect to do so, the Fund is authorized to borrow funds and to sell assets in order to satisfy the distribution requirement or to avoid imposition of the nondeductible 4% U.S. federal excise tax. However, under the 1940 Act, the Fund is not permitted to make distributions to shareholders while the Fund’s debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the distribution requirement may be limited by (1) the illiquid nature of the Fund’s portfolio and/or (2) other requirements relating to the Fund’s qualification as a RIC, including the diversification requirements. If the Fund disposes of assets in order to meet the distribution requirement or to avoid imposition of the nondeductible 4% U.S. federal excise tax, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that the Fund may recognize, such as fees for providing managerial assistance, certain fees earned with respect to the Fund’s investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% income requirement. In order to manage the risk that such income and fees might disqualify the Fund as a RIC for a failure to satisfy the 90% income requirement, the Fund may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the Fund’s return on such income and fees.

A portfolio company in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure its investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to income that is not qualifying income for purposes of the 90% income requirement, and we may need to hold such assets in a taxable subsidiary and pay U.S. federal (and state and local, as applicable) income tax on income related to such assets.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given taxable year exceed the Fund’s investment company taxable income, the Fund may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several taxable years that the Fund is required to distribute and that is taxable to shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years. Any underwriting fees paid by the Fund are not deductible.

For U.S. federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss in any taxable year to offset its own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable Treasury Regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.

Failure to Qualify as a RIC

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income

(including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Subject to certain limitations under the Code, such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC. The Fund expects to elect and qualify to be treated as a RIC, however no assurance can be provided that we will qualify as a RIC for each taxable year.

Further, while the Fund generally intends to qualify as a RIC for each taxable year, it is possible that as we ramp up our operations we may not satisfy the diversification or other requirements described above in our initial taxable year, and thus may not qualify as a RIC for such taxable year.

The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Distributions

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities or accrued currently during the holding period of the debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by a shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

If an investor purchases shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at regular corporate rates on the amount retained. In such case, it may report the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

The Fund (or if a U.S. shareholder holds shares through an intermediary, such intermediary) will send to each shareholder who is subject to Internal Revenue Service (the “IRS”) reporting, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a shareholder’s particular situation.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Shareholders will be notified annually as to the U.S. federal income tax status of distributions, and shareholders receiving distributions in the form of additional shares will receive a report as to the NAV of those shares.

The Fund will be treated as a “publicly offered RIC” if its shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by or for no fewer than 500 persons at all times during the taxable year. However, no certainty can be provided that the Fund will be treated as a publicly offered RIC for any taxable year. If the Fund is not a publicly offered RIC, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (1) the Fund’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses, (2) each such U.S. shareholder will be treated as having received or accrued a distribution from the Fund in the amount of such U.S. shareholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Such miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. There can be no assurance the Fund will be treated as a publicly offered regulated investment company with respect to any taxable year.

Sale or Exchange of Shares

Upon the sale or other disposition of our shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of shares if the owner acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts reported as undistributed capital gains) with respect to such shares.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

From time to time, the Fund may offer to repurchase its outstanding shares. Shareholders who tender all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Under applicable Treasury Regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more in a single tax year (or $4 million or more in any combination of tax years) for an individual shareholder or $10 million or more in a single tax year (or $20 million or more in any combination of tax years) for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% income requirement described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Original Issue Discount

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with paid-in-kind (“PIK”) interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus we may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Warrants

Gain or loss realized by the Fund from warrants acquired by the Fund as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Passive Foreign Investment Companies

The Fund may invest in stocks of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is classified as a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general, under the PFIC rules, an “excess distribution” received with respect to PFIC stock is treated as having been realized ratably over the period during which the Fund held the PFIC stock. The Fund will be subject to tax on the portion, if any, of the excess distribution that is allocated to its holding period in prior taxable years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) even though the Fund distributes the corresponding income to shareholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC stock. Under such an election, the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules discussed above relating to the taxation of excess distributions would not apply. Treasury Regulations generally treat income inclusion from a PFIC with respect to which the Fund has made such an election as qualifying income for purposes of the 90% income requirement if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such income inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. Alternatively, the Fund may be able to elect to mark-to-market its PFIC stock, resulting in any unrealized gains at year end being treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years with respect to stock in the same PFIC. No assurances can be provided that any such election will be available or that, if available, we will make such an election.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject the Fund to tax on certain income from PFIC stock, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Tax on Net Investment Income

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, unless a tax-exempt Shareholder’s investment in the Fund is itself debt-financed, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of our equity and receipt of distributions with respect to such equity (regardless of whether the Fund incurs indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Non-U.S. Shareholders

Whether an investment in the shares of the Fund is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Common Shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.

Subject to the discussion below, distributions of our investment company taxable income to non-U.S. shareholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty, assuming the non-U.S. shareholder provides the required documentation evidencing its eligibility for such lower rate) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends received by a non-U.S. shareholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we reported the payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a non-U.S. shareholder, and gains realized by a non-U.S. shareholder upon the sale of Common Shares, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States or, in the case of an individual non-U.S. shareholder, the shareholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of Common Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. shareholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the non-U.S. shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

Non-U.S. shareholders may also be subject to U.S. estate tax with respect to their investment in the Common Shares.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations (including Treasury Regulations) may be changed, amended or supplemented with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations (including Treasury Regulations) by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require the Fund to accrue potential tax liabilities even in situations in which the Fund and/or shareholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to shareholders, to the Fund, and/or the Fund’s direct and indirect subsidiaries, and shareholders may be required to provide certain additional information to the Fund (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each shareholder is urged to consult its own advisors.

Item 1A. Risk Factors.

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or markets similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Summary of Risk Factors

The following is a summary of the principal risk factors associated with an investment in our securities. Further details regarding each risk included in the below summary list can be found further below.

•	We are a new company and have a limited operating history.

•

Our ability to achieve our investment objectives depends on the Adviser’s ability to manage and support our investment process and if the Advisory Agreement were to be terminated, or if the Adviser loses any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•

Because our business model depends to a significant extent upon relationships with investment banks, commercial banks, broker dealers, and sponsored and non-sponsored borrowers, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

•

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

•	There is a risk that investors in our shares may not receive distributions or that our distributions may decrease over time.

•

We have not established any internal policies or limits on the amount of funds we may use from available sources to fund distributions, and our distributions may be funded for a significant period of time, in whole or in part, from expense support payments and fee waivers by the Adviser, each of which are subject to repayment by us, and any such distributions may not be based on our investment performance and may reduce the amount of capital we ultimately invest in assets.

•	Although we expect to adopt a share repurchase program, we have discretion to not repurchase your shares or to amend, suspend or terminate the program.

•	We may experience fluctuations in our quarterly results.

•	Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment.

•	We are exposed to risks associated with changes in interest rates.

•	Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

•	A lack of liquidity in certain of our investments may adversely affect our business.

•	Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

•	There may be conflicts of interest related to obligations the Adviser’s senior management and investment teams have to our affiliates and to other clients.

•

We are uncertain of our future sources for funding our future capital needs and if we cannot obtain debt or equity financing on acceptable terms, or at all, our ability to acquire investments and to expand our operations will be adversely affected.

•

When we use leverage, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Leverage may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses.

•	Investing in our shares involves a high degree of risk.

Risks Related to Our Business and Structure

We are a new company and have a limited operating history.

The Fund is a non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC and has a limited operating history. As a result, prospective investors have no significant track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objectives and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of the Adviser’s investment team, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Our Board of Directors may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

The Board has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.

Price declines in the medium- and large-sized U.S. corporate debt market may adversely affect the fair value of our portfolio, reducing our NAV through increased net unrealized depreciation.

Conditions in the medium- and large-sized U.S. corporate debt market may deteriorate, as seen during the recent financial crisis, which may cause pricing levels to similarly decline or be volatile. During the financial crisis, many institutions were forced to raise cash by selling their interests in performing assets in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders and/or, in the case of hedge funds and other investment vehicles, to satisfy widespread redemption requests. This resulted in a forced deleveraging cycle of price declines, compulsory sales and further price declines, with falling underlying credit values, and other constraints resulting from the credit crisis generating further selling pressure. If similar events occurred in the medium- and large-sized U.S. corporate debt market, our NAV could decline through an increase in unrealized depreciation and incurrence of realized losses in connection with the sale of our investments, which could have a material adverse impact on our business, financial condition and results of operations.

Our ability to achieve our investment objectives depends on the Adviser’s ability to manage and support our investment process and if the Advisory Agreement were to be terminated, or if the Adviser loses any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

Because we have no employees, we depend on the investment expertise, skill and network of business contacts of the Adviser. The Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the Adviser, as well as its senior management team. The departure of any members of the Adviser’s senior management team could have a material adverse effect on our ability to achieve our investment objectives.

Our ability to achieve our investment objectives depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet our investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition and results of operations.

In addition, each of the Advisory Agreement and Administration Agreement with the Adviser has termination provisions that allow the parties to terminate the agreements without penalty. The Advisory Agreement may be terminated at any time, without penalty, by the Adviser upon 90 days’ prior written notice to us, or by the Fund upon 60 days’ notice to the Adviser. The Administration Agreement may be terminated at any time, without penalty, by the Fund upon 60 days’ notice to the Adviser, or by the Adviser upon 90 days’ prior written notice to us. If the Advisory Agreement is terminated, it may adversely affect the quality of our investment opportunities. In addition, in the event such agreement is terminated, it may be difficult for us to replace the Adviser and the termination of such agreement may adversely impact the terms of any existing or future financing arrangement, which could have a material adverse effect on our business and financial condition.

Any failure by the Adviser to manage and support our investment process may hinder the achievement of our investment objectives.

The Adviser is a registered investment adviser under the Advisers Act that is indirectly wholly-owned by Sagard. The 1940 Act and the Code impose numerous constraints on the operations of BDCs that do not apply to other investment vehicles. The Adviser’s and its affiliates’ individual track records and achievements are not necessarily indicative of the future results it will achieve as an investment adviser to the Fund. Accordingly, we can offer no assurance that we will replicate the historical performance of other investment companies with which the Adviser or any of its affiliates have been affiliated, and we caution that our investment returns could be lower than the returns achieved by such other companies, including any other business development companies.

Because our business model depends to a significant extent upon relationships with investment banks, commercial banks, broker dealers, and sponsored and non-sponsored borrowers, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

The Adviser depends on its broader organization’s relationships with investment banks, commercial banks, broker dealers, and sponsored and non-sponsored borrowers, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser or its broader organization fails to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser or its broader organizations have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with us to make the types of investments that we plan to make and we believe that recent market trends have increased the number of competitors seeking to invest in loans to private, middle market companies in the United States. We compete with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some of our competitors have access to funding sources that are not available to us. In addition, some of our competitors could have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on BDCs or the source of income, asset diversification and distribution requirements we must satisfy to qualify and maintain our qualification as a RIC. The competitive pressures we face could have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result of this competition, we can provide no assurance that we will be able to take advantage of attractive investment opportunities that arise from time to time, and we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objective.

The amount of capital in the private debt markets and overall competition for loans could result in short term returns for us that are lower than our long-term targets. If there is a decrease in the number of new investment opportunities in U.S. middle market companies, and if such conditions continue for an extended amount of time, they could have a material adverse effect on our business, financial condition and results of operations.

Identifying, structuring and consummating investments involves competition among capital providers and market and transaction uncertainty. The Adviser can provide no assurance that it will be able to identify a sufficient number of suitable investment opportunities or to avoid prepayment of existing investments to satisfy our investment objectives, including as necessary to effectively structure credit facilities or other forms of leverage. The loan origination market is very competitive, which can result in loan terms that are more favorable to borrowers, and conversely less favorable to lenders, such as lower interest rates and fees, weaker borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Increased competition could cause us to make more loans that are “cov-lite” in nature and, in a distressed scenario, there can be no assurance that these loans will retain the same value as loans with a full package of covenants. As a result of these conditions, the market for leveraged loans could become less advantageous than expected for us, and this could increase default rates, decrease recovery rates or otherwise harm our returns. The risk of prepayment is also higher in the current competitive environment if borrowers are offered more favorable terms by other lenders. The financial markets have experienced substantial fluctuations in prices and liquidity for leveraged loans. Any further disruption in the credit and other financial markets could have substantial negative effects on general economic conditions, the availability of required capital for companies and the operating performance of such companies. These conditions also could result in increased default rates and credit downgrades, and affect the liquidity and pricing of the investments made by us. Conversely, periods of economic stability and increased competition among capital providers could increase the difficulty of locating investments that are desirable for us.

With respect to the investments we make, we do not seek to compete based primarily on the interest rates we offer, and we believe that some of our competitors could make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we compete generally on the basis of pricing terms. With respect to all investments, we could lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we could experience decreased net interest income, lower yields and increased risk of credit loss. We could also compete for investment opportunities with accounts managed or sponsored by the Adviser or its affiliates. Although the Adviser allocates opportunities in accordance with its allocation policy, allocations to such other accounts will reduce the amount and frequency of opportunities available to us and thus not necessarily be in the best interests of us and our securityholders. Moreover, the performance of investments will not be known at the time of allocation.

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by the Adviser and subject to the oversight of our Board of Directors. There is not a public market for the securities of the privately held companies in which we invest. Most of our investments will not be publicly traded or actively traded on a secondary market. As a result, the Adviser, having been designated by the Board as the party responsible for applying the valuation methods, values these securities at least quarterly at fair value as determined in good faith as required by the 1940 Act. In connection with calculating a NAV as of the last day of a month that is not also the last day of a calendar quarter, the Adviser will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter-end process. See “Item 1. Business — Determination of Net Asset Value.”

Certain factors that may be considered in determining the fair value of our investments include dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly traded companies, discounted cash flows and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments. As a result, investors purchasing our securities based on an overstated net asset value would pay a higher price than the value of our investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of our investments will receive a lower price for their shares than the value of our investments might warrant.

Although the transaction price in the monthly closings for the Private Offering will generally be based on the NAV per share as of the last calendar day of the applicable month (plus any applicable sales load and placement agent fees), such transaction price may be significantly different from the prior subscription closing price per Common Share or the NAV per Common Share as of the date on which the shareholder’s investment decision is made (or repurchase occurs), and therefore shareholders may receive a smaller number of Common Shares than if they had subscribed at the prior subscription closing price (or may receive a lesser amount of proceeds than if they had submitted a repurchase request at the available NAV at the time the shareholder submitted such repurchase request).

There is a risk that investors in our shares may not receive distributions or that our distributions may decrease over time.

We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to BDCs, we may be limited in our ability to make distributions.

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our continuous offering of Common Shares. Therefore, portions of the distributions that we make may represent a return of capital to you that will reduce your tax basis in your shares and reduce the amount of funds we have for investment in targeted assets.

We may fund our cash distributions to holders of Common Shares from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Registration Statement. In addition, the inability to satisfy the asset coverage test applicable to BDCs may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our continuous offering of Common Shares or from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. To the extent we make distributions to shareholders that include a return of capital, such portion of the distribution would constitute a return of your investment, rather than a return of earnings or gains derived from our investment activities, that would reduce your tax basis in our shares, which may result in increased tax liability to shareholders when they sell such shares.

We have not established any internal policies or limits on the amount of funds we may use from available sources to fund distributions, and our distributions may be funded for a significant period of time, in whole or in part, from expense support payments and fee waivers by the Adviser, each of which are subject to repayment by us, and any such distributions may not be based on our investment performance and may reduce the amount of capital we ultimately invest in assets.

We have not established any internal policies or limits on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from the Private Offering, to fund distributions (which may reduce the amount of capital we ultimately invest in assets). Any distributions made from sources other than cash flow from operations, including from fee and expense reimbursement waivers, expense support payments and other amounts paid or advanced by the Adviser pursuant to the Expense Support Agreement or otherwise, are not based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser continues to make such expense support payments or waivers, if any. In particular, for a significant period of time following the commencement of our operations, including during the period before we have substantially invested the net proceeds of the Private Offering, we expect that a portion of our distributions may be funded, directly or indirectly, from expense support payments made by the Adviser pursuant to the Expense Support Agreement. The purpose of such expense support payments is to reduce the Fund’s operating expenses so that a greater portion of the Fund’s net investment income, if any, is available for distribution to shareholders. However, to the extent our distributions are funded from expense support payments, such distributions are not based on our investment performance and will only be sustained if we achieve positive investment performance in future periods sufficient to cover our operating expenses without the benefit of such expense support payments.

Pursuant to the Expense Support Agreement, the Adviser (1) has agreed to advance or otherwise bear all of our organization and offering expenses through December 31, 2026 and (2) may elect, in its discretion, to pay certain of our expenses on our behalf, provided that no portion of any such expense support payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. However, beginning after December 31, 2026, we are obligated to reimburse the Adviser for any such expense support payment to the extent that our Available Operating Funds exceed cumulative distributions accrued to shareholders, subject to certain conditions and limitations. See “Item 1. Business — Management Agreements — Expense Support and Conditional Reimbursement Agreement.” These reimbursement obligations will reduce the future net investment income available for distribution to shareholders and will reduce our NAV. There can be no assurance that the Fund will generate sufficient Available Operating Funds to reimburse the Adviser for all expense support payments while also maintaining its level of distributions to shareholders. As a result, future distributions may be lower than they otherwise would have been absent such reimbursement obligations.

The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering, the performance of our investments, and whether the Adviser continues to make expense support payments and/or fee waivers. The Adviser is under no obligation to make voluntary expense payments or to waive any fees, and the Adviser may terminate or decline to renew the Expense Support Agreement upon its expiration. If the Adviser discontinues or reduces its expense support payments and/or fee waivers, our distributions could be substantially reduced or eliminated entirely. There can be no assurance that we will achieve investment performance sufficient to sustain our distributions, or be able to pay distributions at all.

Although we expect to adopt a share repurchase program, we have discretion to not repurchase your shares or to amend, suspend or terminate the program.

Beginning no later than the quarter ending June 30, 2027, we intend to commence a share repurchase program pursuant to which we intend, subject to market conditions and the discretion of our Board, to offer to repurchase in each quarter, up to 5% of our Common Shares outstanding as of the close of the previous calendar quarter. If our Board adopts a share repurchase program, it may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in the best interest of our common shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. You may not be able to sell your shares on a timely basis in the event our Board amends, suspends or terminates the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our Organizational Documents or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be considered a guaranteed method to sell shares promptly or at a desired price.

The timing of our repurchase offers pursuant to our discretionary share repurchase program may be at a time that is disadvantageous to our shareholders.

In the event a shareholder chooses to participate in our discretionary share repurchase program, the shareholder may be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of Common Shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the expiration date for the tender offer, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

When we make repurchase offers pursuant to the share repurchase program, we may offer to repurchase Common Shares at a price that is lower than the price that you paid for the Common Shares. As a result, to the extent you have the ability to sell your Common Shares pursuant to our share repurchase program, the repurchase price at which you may sell Common Shares, which will be a price equal to the NAV per share as of the last calendar day of a month designated by our Board of Directors during the applicable quarter (subject to the Early Repurchase Deduction), may be lower than the amount you paid in connection with the purchase of Common Shares in the Private Offering.

The price at which we may repurchase Common Shares pursuant to our discretionary share repurchase program will be determined in accordance with the Adviser’s valuation policy and, as a result, there may be uncertainty as to the value of our Common Shares.

Since our Common Shares are not publicly traded, and we do not intend to list our Common Shares on a national securities exchange, the fair value of our Common Shares may not be readily determinable. Any repurchase of Common Shares pursuant to our discretionary share repurchase program will be at a price equal to the NAV per share as of the last calendar day of a month designated by our Board of Directors during the applicable quarter (subject to the Early Repurchase Deduction). Inputs into the determination of fair value of our Common Shares require significant management judgment or estimation.

In connection with the determination of the fair value of our Common Shares, investment professionals from the Adviser may use valuations based upon our most recent financial statements and projected financial results. The participation of the Adviser’s investment professionals in our valuation process could result in a conflict of interest as the Adviser’s base management fee is based, in part, on our net assets and our incentive fees will be based, in part, on unrealized losses.

It may be difficult to bring suit or foreclosure in non-U.S. countries.

Because the effectiveness of the judicial systems in the countries in which the Fund may invest varies, the Fund (or any portfolio company) may have difficulty in foreclosing or successfully pursuing claims in the courts of such countries, as compared to the United States or other countries. Further, to the extent the Fund or a portfolio company may obtain a judgment but is required to seek its enforcement in the courts of one of these countries in which the Fund invests, there can be no assurance that such courts will enforce such judgment. The laws of other countries often lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization or creditors’ rights.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

We are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined pursuant to policies adopted by the Adviser and subject to the oversight of our Board. Decreases in the market value or fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the market value or fair value of our investments will reduce our NAV.

We may not be able to obtain all required state licenses.

We may be required to obtain various state licenses in order to, among other things, originate commercial loans. Applying for and obtaining required licenses can be costly and take several months. There is no assurance that we will obtain all of the licenses that we need on a timely basis. Furthermore, we are and will be subject to various information and other requirements in order to obtain and maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses might restrict investment options and have other adverse consequences.

ESG and Sustainability Risks

The Adviser will assess ESG risks on an investment-by-investment basis. The likely impacts of sustainability risks on the returns of the Fund will depend on the Fund’s exposure to investments that are vulnerable to sustainability risks and the materiality of the sustainability risks. The negative impacts of sustainability risks on the Fund may be mitigated by the Adviser’s approach to integrating sustainability risks in its investment decision-making. However, there is no guarantee that these measures will mitigate or prevent sustainability risks from materializing in respect of the Fund.

The likely impact on the returns of the Fund from an actual or potential material decline in the value of an investment due to an ESG event or condition will vary and depend on several factors including, but not limited to, the type, extent, complexity and duration of the event or condition, prevailing market conditions and the existence of any mitigating factors.

The ESG information used to determine whether companies are managed and behave responsibly may be provided by third-party sources, which may be incomplete, inaccurate or unavailable, and is based on backward-looking analysis. Limitations in such information and data may result in erroneous assessments by the Adviser. The subjective nature of non-financial ESG criteria means a wide variety of outcomes are possible. The data may not adequately address material sustainability factors. The analysis is also dependent on companies disclosing relevant data and the availability of this data can be limited.

ESG factors are only some of the many factors the Adviser may consider in making an investment or as part of ongoing engagement. Other factors may be given greater weight, particular ESG factors may be disregarded and the Adviser may not consider all of the ESG factors that an investor believes are important. To the extent ESG factors are considered, they will be considered based primarily on their financial materiality. The Adviser invests with the objective of maximizing financial returns and does not seek to generate positive ESG impact as a standalone investment objective. Our investments may not result in positive ESG impact and could adversely impact one or more ESG attributes. In addition, the Adviser’s ESG integration may not align with the policies of or regulatory requirements applicable to a particular investor.

The Adviser has discretion regarding whether to engage with portfolio companies on ESG-related matters and on which matters to engage. To the extent that the Adviser engages with portfolio companies on ESG-related matters, such engagements may not achieve the desired financial and other results. In addition, the market or other stakeholders may not consider the results to be sufficient or desirable.

Successful ESG integration on the part of the Adviser will depend on the Adviser’s skill in properly identifying and analyzing material ESG factors and their relevance, and there can be no assurance that the Adviser will be successful in doing so. ESG integration is inherently subjective by nature, and the criteria utilized by the Adviser or the judgment exercised by it may not reflect the preferences of any particular investor. Consideration of ESG factors may result in the selection or exclusion of certain investments, sectors, regions, countries or types of investments and/or the pursuit of particular ESG engagement strategies and initiatives. Such consideration carries the risk that the Adviser may underperform funds that do not take such ESG-related factors into account in the same manner.

ESG integration practices are continuing to evolve, including without limitation due to regulation, guidance, judicial interpretations, new and changing issues and areas of stakeholder focus, shifting investor sentiment and requirements and evolving portfolio company practices. Accordingly, the Adviser’s ESG integration practices will continue to evolve and change, and they may do so in a manner that is adverse to financial return or a particular investor’s goals.

We may pursue less vigorous enforcement of the terms of the Partnership Acquisition Agreement with affiliates of the Adviser and SHI regarding the SPV Contribution transaction because of our dependence on our Adviser.

Under the agreement pursuant to which we acquired our Initial Portfolio, we are entitled to indemnification and damages (as limited by the terms of the agreement) in the event of breaches of representations or warranties made by the SPV I seller under the agreement, which is an affiliate of SHI and the Adviser. We may choose not to enforce, or to enforce less vigorously, our rights under the agreement because of our desire to maintain our ongoing relations with, and our reliance on, the Adviser and, indirectly, SHI, and this could have an adverse effect on our business.

Sagard and the Adviser exercised significant influence with respect to the terms of our Initial Portfolio, including the selection of the investments included therein.

In the course of structuring our Initial Portfolio, investment professionals of the Adviser had the ability to decide which assets were to be included in the Initial Portfolio. In addition, certain of Sagard’s and the Adviser’s senior investment team and members of the Investment Committee are officers of SHI, and may receive direct or indirect economic benefits as a result of the sale of the Initial Portfolio. These conflicts of interest may have impacted the decision of the Adviser’s investment professionals with respect to the investments included in the Initial Portfolio and may ultimately result in us not realizing the full benefits expected therefrom.

Risks Related to Our Investments

Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment.

Our investments in first lien, senior secured loans, senior secured bonds and, to a lesser extent, subordinated debt and equity of private U.S. companies, including middle market companies, may be risky and there is no limit on the amount of any such investments in which we may invest.

First Lien, Senior Secured Loans and Senior Secured Bonds. There is a risk that any collateral pledged by portfolio companies in which we have taken a security interest may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent our debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, our security interest may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt. Secured debt that is under-collateralized involves a greater risk of loss. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will be able to collect on the debt should we be forced to enforce our remedies.

Subordinated Debt. Any subordinated debt investments we make will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash income. Because we will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will be of greater risk than amortizing loans.

Equity and Equity-Related Securities. We may make select equity investments. In addition, in connection with our debt investments, we on occasion may receive equity interests such as warrants or options as additional consideration. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Convertible Securities. We may invest in convertible securities, such as bonds, debentures, notes, preferred stocks or other securities that may be converted into, or exchanged for, a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by us is called for redemption, it will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on our ability to achieve our investment objective.

Preferred Securities. Investments in preferred securities involve certain risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes although it does not currently receive such amount in cash. In order to receive the special treatment accorded to RICs and their shareholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received, and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities and U.S. government securities.

Non-U.S. Securities. We may invest in non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies, to the extent permitted by the 1940 Act. Because evidence of ownership of such securities usually is held outside the United States, we would be subject to additional risks if we invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to shareholders located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations. In addition, investing in securities of companies in emerging markets involves many risks, including potential inflationary economic environments, regulation by foreign governments, different accounting standards, political uncertainties and economic, social, political, financial, tax and security conditions in the applicable emerging market, any of which could negatively affect the value of companies in emerging markets or investments in their securities.

Structured Products. We may invest in structured products, which may include collateralized debt obligations, collateralized bond obligations, collateralized loan obligations, structured notes and credit-linked notes. When investing in structured products, we may invest in any level of the subordination chain, including subordinated (lower-rated) tranches and residual interests (the lowest tranche). Structured products may be highly levered and therefore, the junior debt and equity tranches that we may invest in are subject to a higher risk of total loss and deferral or nonpayment of interest than the more senior tranches to which they are subordinated. In addition, we will generally have the right to receive payments only from the issuer or counterparty, and will generally not have direct rights against the underlying borrowers or entities. Furthermore, the investments we make in structured products are at times thinly traded or have only a limited trading market. As a result, investments in such structured products may be characterized as illiquid securities.

Derivatives and Other Similar Instruments. We may invest from time to time in derivatives and other similar instruments (referred to collectively in this section as “derivatives”), including total return swaps, interest rate swaps, credit default swaps and foreign currency forward contracts. Derivative investments have risks, including but not limited to: the imperfect correlation between the value of such instruments and our underlying assets, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in our portfolio; the loss of principal; the risk from potential adverse market movements in relation to our derivatives positions, or the risk that markets could experience a change in volatility that adversely impacts our portfolio returns and our obligations and exposures; the possible default of the counterparty to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, we may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If we are owed this fair market value in the termination of the derivative contract and our claim is unsecured, we will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Counterparty risk also refers to the related risks of having concentrated exposure to such a counterparty. Derivative investments in which we may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of loss. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by us as premiums and cash or other assets held in margin accounts with respect to our derivative investments would not be available to it for other investment purposes, which may result in lost opportunities for gain. Changes in the value of a derivative may also create margin delivery or settlement payment obligations. Derivative investments are also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human errors. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

Below Investment Grade Risk. In addition, we intend to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid. The major risks of below investment grade securities include:

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Below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities.

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Prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed-income securities.

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Issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

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Below investment grade securities will frequently have redemption features that permit an issuer to repurchase the security from us before it matures. If the issuer redeems below investment grade securities, we may have to invest the proceeds in securities with lower yields and may lose income.

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Below investment grade securities may be less liquid than higher-rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and we may be unable to sell these securities at an advantageous time or price.

•	We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

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The credit rating of a high-yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

Asset-backed securities and structured products present additional risks.

We may also invest in opportunities to directly finance certain financial and hard assets including asset-backed securities (“ABSs”) and other structured products, which are securities and instruments backed by mortgages, including commercial mortgage-backed securities, trade claims, installment sale contracts, credit card receivables or other assets and which include collateralized debt obligations. The investment characteristics of ABSs differ from traditional debt securities. Among the major differences are that interest and principal payments are often made more frequently, for example monthly, and that the principal can be prepaid at any time because the underlying loans or other assets generally can be prepaid at any time. ABSs are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABSs backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABSs. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABSs could not have a proper security interest in all of the obligations backing such ABSs. Therefore, there is a possibility that recoveries on repossessed collateral will not, in some cases, be available to support payments on these securities. The risk of investing in ABSs is ultimately dependent upon payment of consumer loans by the debtor. The collateral supporting ABSs is of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABSs are often backed by pools of any variety of assets, including, for example, leases, mobile home loans and aircraft leases, which represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an ABS is affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing any credit enhancement as well as by the expiration or removal of any credit enhancement.

In addition, investments in subordinated ABSs involve greater credit risk of default than the senior classes of the issue or series. Default risks are further pronounced in the case of ABSs secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement equity. Such securities, therefore, possess some of the attributes typically associated with equity investments.

International investments create additional risks.

We may, to a limited extent and secondary to our primary focus on U.S. middle market companies, make investments in portfolio companies that are domiciled outside of the United States. Any such investments in foreign portfolio companies are deemed “non-qualifying assets,” which means, as required by the 1940 Act, they, along with other non-qualifying assets, may not constitute more than 30% of our total assets at the time of our acquisition of any asset, after giving effect to the acquisition. Notwithstanding this limitation, any such investments would subject us to many of the same risks as our domestic investments, as well as certain additional risks, including the following:

•	foreign governmental laws, rules and policies, including those restricting the ownership of assets in the foreign country or the repatriation of profits from the foreign country to the United States;

•	foreign currency devaluations that reduce the value of and returns on our foreign investments;

•	adverse changes in the availability, cost and terms of investments due to the varying economic policies of a foreign country in which we invest;

•	adverse changes in tax rates, the tax treatment of transaction structures and other changes in operating expenses of a particular foreign country in which we invest;

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the assessment of foreign-country taxes (including withholding taxes, transfer taxes and value added taxes, any or all of which could be significant) on income or gains from our investments in the foreign country;

•	adverse changes in foreign-country laws, including those relating to taxation, bankruptcy and ownership of assets;

•	changes that adversely affect the social, political and/or economic stability of a foreign country in which we invest;

•	high inflation in the foreign countries in which we invest, which could increase the costs to us of investing in those countries;

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deflationary periods in the foreign countries in which we invest, which could reduce demand for our assets in those countries and diminish the value of such investments and the related investment returns to us; and

•	legal and logistical barriers in the foreign countries in which we invest that materially and adversely limit our ability to enforce our contractual rights with respect to those investments.

In addition, we may make investments in countries whose governments or economies may prove unstable. Certain of the countries in which we may invest may have political, economic and legal systems that are unpredictable, unreliable or otherwise inadequate with respect to the implementation, interpretation and enforcement of laws protecting asset ownership and economic interests. In some of the countries in which we may invest, there may be a risk of nationalization, expropriation or confiscatory taxation, which may have an adverse effect on our portfolio companies in those countries and the rates of return that we are able to achieve on such investments. We may also lose the total value of any investment which is nationalized, expropriated or confiscated. The financial results and investment opportunities available to us, particularly in developing countries and emerging markets, may be materially and adversely affected by any or all of these political, economic and legal risks.

Our investments in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities, subject us indirectly to the underlying risks of such private investment funds and additional fees and expenses.

We may invest in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities which would be required to register as investment companies but for an exemption under Sections 3(c)(1) and 3(c)(7) of the 1940 Act. Our investments in private funds are subject to substantial risks. Investments in such private investment funds expose us to the risks associated with the businesses of such funds or entities as well as such private investment funds’ portfolio companies. These private investment funds may or may not be registered investment companies and, thus, may not be subject to protections afforded by the 1940 Act, covering, among other areas, liquidity requirements, governance by an independent board, affiliated transaction restrictions, leverage limitations, public disclosure requirements and custody requirements.

We rely primarily on information provided by managers of private investment funds in valuing our investments in such funds. There is a risk that inaccurate valuations provided by managers of private investment funds could adversely affect the value of our Common Shares. In addition, there can be no assurance that a manager of a private investment fund will provide advance notice of any material change in such private investment fund’s investment program or policies and thus, our investment portfolio may be subject to additional risks which may not be promptly identified by the Adviser. Moreover, we may not be able to withdraw our investments in certain private investment funds promptly after we make a decision to do so, which may result in a loss to us and adversely affect our investment returns.

Investments in the securities of private investment funds may also involve duplication of advisory fees and certain other expenses. By investing in private investment funds indirectly through us, you bear a pro rata portion of our advisory fees and other expenses, and also indirectly bear a pro rata portion of the advisory fees, performance-based allocations and other expenses borne by us as an investor in the private investment funds. In addition, the purchase of the shares of some private investment funds requires the payment of sales loads and (in the case of closed-end investment companies) sometimes substantial premiums above the value of such investment companies’ portfolio securities.

In addition, certain private investment funds may not provide us with the liquidity we require and would thus subject us to liquidity risk. Further, even if an investment in a private investment fund is deemed liquid at the time of investment, the private investment fund may, in the future, alter the nature of our investments and cease to be a liquid investment fund, subjecting us to liquidity risk.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any proceeds. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

If one of our portfolio companies were to file for bankruptcy, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower.

We generally will not control our portfolio companies.

We do not expect to control most of our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements with such portfolio companies may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of the company’s common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in non-traded companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

Declines in market values or fair market values of our investments could result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value.

Under the 1940 Act, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined pursuant to policies adopted by the Adviser and subject to the oversight of our Board. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity) and impairments of the market values or fair market values of our investments, even if unrealized, must be reflected in our financial statements for the applicable period as unrealized depreciation, which could result in a significant reduction to our NAV for a given period.

We are exposed to risks associated with changes in interest rates and changes in interest rates may affect our cost of capital and net investment income.

We are subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on our investments, investment opportunities and cost of capital and, accordingly, may have a material adverse effect on our investment objectives, our rate of return on invested capital and our ability to service our debt and make distributions to our shareholders. In addition, because we intend to use debt to finance a portion of our investments, including with borrowings under the Atlas Credit Facility, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds.

Our investment portfolio primarily consists of senior secured debt with stated terms of five to seven years, although the expected average life of such instruments is generally between three and four years. The longer the duration of these securities, generally, the more susceptible they are to changes in market interest rates. As market interest rates increase, those securities with a lower yield-at-cost can experience a mark-to-market unrealized loss. An impairment of the fair market value of our investments, even if unrealized, must be reflected in our financial statements for the applicable period and may therefore have a material adverse effect on our results of operations for that period.

In addition, a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase in the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income.

Conversely, in a period of declining interest rates, we would expect certain obligations to be paid off by the obligor more quickly than originally anticipated, and we could have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments has historically tended to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, we would expect reinvestment of the prepayment proceeds by us to generally be at lower rates of return than the return on the assets that were prepaid.

Any increases in interest rates will make it more expensive to use debt to finance our investments and to refinance any financing arrangements. In addition, certain of our financing arrangements will provide for adjustments in the loan interest rate along with changes in market interest rates. Therefore, in periods of rising interest rates, our cost of funds will increase, which could materially reduce our net investment income. Any reduction in the level of interest rates on new investments relative to interest rates on our current investments could also adversely impact our net investment income.

We intend to structure the majority of our debt investments with floating interest rates to position our portfolio more favorably for rate increases. However, there can be no assurance that this will successfully mitigate our exposure to interest rate risk. For example, in rising interest rate environments, payments under floating rate debt instruments generally would rise and there may be a significant number of issuers of such floating rate debt instruments that would be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans, which could result in a default under their loan documents with us. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Investments in floating rate debt instruments may also decline in value in response to rising interest rates if the interest rates of such investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, our fixed rate investments may decline in value because the fixed rate of interest paid thereunder may be below market interest rates.

We expect that any long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations, including hedging activities to the extent permitted by the 1940 Act, although we have limited experience in entering into hedging transactions, and such activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio.

We are subject to risks related to the use of SOFR as a reference rate.

SOFR is an index rate calculated based on short-term repurchase agreements backed by U.S. Treasury instruments. Unlike LIBOR, which was an unsecured rate, SOFR is a secured rate that reflects actual market transactions. SOFR is not the economic equivalent of LIBOR, and there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Additionally, because SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, the Adviser has no control over its determination, calculation, or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to our interests. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-linked floating rate instruments and the trading prices of such instruments. Additionally, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates. Although occasional, increased daily volatility in SOFR would not necessarily lead to more volatile interest payments, the return on and value of SOFR-linked floating rate instruments may fluctuate more than floating rate instruments that are linked to less volatile rates. All of the foregoing risks may affect the performance of the applicable loans in which we invest, which in turn may adversely affect our performance.

Any second priority liens on collateral securing debt investments that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Certain debt investments that we make to portfolio companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

We may also make unsecured debt investments in portfolio companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before we are so entitled. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy its unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then its unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the debt investments we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

Economic recessions or downturns or restrictions on trade could impair our portfolio companies and adversely affect our operating results.

Many of our portfolio companies may be susceptible to economic recessions or downturns and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our senior secured debt. A prolonged recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income and NAV. Certain of our portfolio companies may also be impacted by tariffs or other matters affecting international trade. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and adversely affect our operating results.

Economic downturns or recessions may also result in a portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders, which could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its assets representing collateral for its obligations, which could trigger cross defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies.

There have been significant changes to United States trade policies, treaties and tariffs, and in the future there may be additional significant changes. These tariffs and restrictions, as well as other changes in U.S. trade policy, have resulted in, and may continue to trigger, retaliatory actions by affected countries, including imposing trade sanctions on certain U.S. products. A “trade war” of this nature has the potential to increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on imports and exports. These and any future developments, and continued uncertainty surrounding trade policies, treaties and tariffs, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and could have material adverse effects on our business, financial condition and results of operations. Any significant changes in governmental policies (including tariffs and other policies involving international trade) could have a material adverse impact on us and our investments.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies are in industries that may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations.

A covenant breach or other default by our portfolio companies may adversely affect our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors, even though we may have structured our investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company.

Our portfolio companies may be highly leveraged.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Investing in large private U.S. borrowers may limit the Fund’s ability to achieve high growth rates during times of economic expansion.

Investing in originated assets made to large private U.S. borrowers may result in the Fund underperforming other segments of the market, particularly during times of economic expansion, because large private U.S. borrowers may be less responsive to competitive challenges and opportunities in the financial markets. As a result, the Fund’s value may not rise at the same rate, if at all, as other funds that invest in smaller market capitalization companies that are more capable of responding to economic and industrial changes.

Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

Investments in middle market companies involve some of the same risks that apply generally to investments in larger, more established companies. However, such investments have more pronounced risks in that middle market companies:

•

may have limited financial resources and may be unable to meet the obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral pledged under such securities and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tends to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•

are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, Directors and members of the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

We may not realize gains from our equity investments.

Certain investments that we may make could include warrants or other equity securities. In addition, we may make direct equity investments in portfolio companies. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We intend to seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.

An investment strategy focused primarily on privately held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We intend to invest primarily in privately held companies. Investments in private companies pose significantly greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. Second, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our investments and, in turn, on us. Third, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns. Fourth, limited public information generally exists about private companies. Fifth, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. The Adviser would typically assess an investment in a portfolio company based on the Adviser’s estimate of the portfolio company’s earnings and enterprise value, among other things, and these estimates may be based on limited information and may otherwise be inaccurate, causing the Adviser to make different investment decisions than it may have made with more complete information. These private companies and their financial information will not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

Any investments in securities or assets of publicly traded companies are subject to the risks inherent in investing in public securities.

We may invest a limited portion of our portfolio in publicly traded assets. For example, with respect to any such investments, it is not expected that we will be able to negotiate additional financial covenants or other contractual rights, which we might otherwise be able to obtain in making privately negotiated investments. In addition, by investing in publicly traded securities or assets, we will be subject to U.S. federal and state securities laws, as well as non-U.S. securities laws, that may, among other things, restrict or prohibit our ability to make or sell an investment. Moreover, we may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments and to sell existing investments in public securities because the Adviser or its affiliates may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies. The inability to sell public securities in these circumstances could materially adversely affect our investment results. In addition, an investment may be sold by us to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up periods.

A lack of liquidity in certain of our investments may adversely affect our business.

We intend to invest in certain companies whose securities are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated OTC secondary market for institutional investors and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of certain of our investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses. Moreover, investments purchased by us that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions.

We may not have the funds or ability to make additional investments in our portfolio companies.

We may not have the funds or ability to make additional investments in our portfolio companies. After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant to purchase common stock. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

Our investments may include original issue discount and payment-in-kind instruments.

To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

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the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•

original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•

an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate;

•

market prices of PIK instruments, other zero-coupon instruments and original issue discount instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to shareholders in order to maintain our ability to be subject to tax as a RIC; and

•	original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

We may use a wide range of investment techniques that could expose us to a diverse range of risks.

The Adviser may employ investment techniques or invest in instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically described herein, so long as such investments are consistent with our investment strategies and objectives and subject to applicable law. Such investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to us. In addition, any such investment technique or instrument may be more speculative than other investment techniques or instruments specifically described herein and may involve material and unanticipated risks. There can be no assurance that the Adviser will be successful in implementing any such investment technique. Furthermore, the diversification and type of investments may differ substantially from our prior investments.

We may from time to time enter into total return swaps, credit default swaps or other derivative transactions which expose us to certain risks, including credit risk, market risk, liquidity risk and other risks similar to those associated with the use of leverage.

We may from time to time enter into total return swaps, credit default swaps or other derivative transactions that seek to modify or replace the investment performance of a particular reference security or other asset. These transactions are typically individually negotiated, non-standardized agreements between two parties to exchange payments, with payments generally calculated by reference to a notional amount or quantity. Swap contracts and similar derivative contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. These investments may present risks in excess of those resulting from the referenced security or other asset. Because these transactions are not an acquisition of the referenced security or other asset itself, the investor has no right directly to enforce compliance with the terms of the referenced security or other asset and has no voting or other consensual rights of ownership with respect to the referenced security or other asset. In the event of insolvency of a counterparty, we will be treated as a general creditor of the counterparty and will have no claim of title with respect to the referenced security or other asset.

A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the referenced security or other assets underlying the total return swap during a specified period, in return for periodic payments based on a fixed or variable interest rate.

A total return swap is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the total return swap and the debt obligations underlying the total return swap. In addition, we may incur certain costs in connection with a total return swap that could in the aggregate be significant.

A credit default swap is a contract in which one party buys or sells protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring during a specified period. Generally, if we sell credit protection using a credit default swap, we will receive fixed payments from the swap counterparty and if a credit event occurs with respect to the applicable issuer, we will pay the swap counterparty par for the issuer’s defaulted debt securities and the swap counterparty will deliver the defaulted debt securities to us. Generally, if we buy credit protection using a credit default swap, we will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, we will deliver the issuer’s defaulted securities underlying the swap to the swap counterparty and the counterparty will pay us par for the defaulted securities. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted debt securities from the seller of protection.

Credit default swaps are subject to the credit risk of the underlying issuer. If we are selling credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, a credit event will occur and we will have to pay the counterparty. If we are buying credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, no credit event will occur and we will receive no benefit for the premium paid.

A derivative transaction is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty. In some cases, we may post collateral to secure our obligations to the counterparty, and we may be required to post additional collateral upon the occurrence of certain events such as a decrease in the value of the reference security or other asset. In some cases, the counterparty may not collateralize any of its obligations to us.

Derivative investments effectively add leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. In addition to the risks described above, such arrangements are subject to risks similar to those associated with the use of leverage.

We may enter into repurchase agreements or reverse repurchase agreements.

Subject to our investment objectives and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects interest). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Subject to our investment objectives and policies, we invest in repurchase agreements as a seller, also known as a “reverse repurchase agreement.” The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreement transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments.

We may enter into securities lending agreements.

We may from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such loan. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to brokers and other financial institutions that are believed by the Adviser to be of high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (e.g., negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. If the Fund enters into a securities lending arrangement, the Adviser, as part of its responsibilities under the Advisory

Agreement, will invest the Fund’s cash collateral in accordance with the Fund’s investment objectives and strategies. The Fund will pay the borrower of the securities a fee based on the amount of the cash collateral posted in connection with the securities lending program. The borrower will pay to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.

The Fund may invest the cash collateral received only in accordance with its investment objectives, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund expects to pay a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund.

Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, will retain the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and could reduce our cash available for distribution to our shareholders.

We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. These financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter markets. Use of such financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our shareholders.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity.

Technological innovations and industry disruptions may negatively impact us.

Current trends in the market generally have been toward disrupting a traditional approach to an industry with technological innovation, and multiple young companies have been successful where this trend toward disruption in markets and market practices has been critical to their success. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that will compete with the Fund and/or its investments or alter the market practices the Fund’s strategy has been designed to function within and depend on for investment returns. Any of these new approaches could damage the Fund’s investments, significantly disrupt the market in which it operates and subject it to increased competition, which could materially and adversely affect its business, financial condition and results of investments.

Artificial intelligence and machine learning developments may pose risks to us, the Adviser and our portfolio companies.

Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”) pose risks to the Adviser, the Fund and the Fund’s portfolio companies. While the Adviser may utilize Machine Learning Technology in connection with its business activities, including investment activities, the Adviser continues to evaluate the use of Machine Learning Technology by its personnel. The Adviser, the Fund and the Fund’s portfolio companies may be further exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties, whether or not known to the Adviser, also use Machine Learning Technology in their business activities. The Adviser will not be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided. Furthermore, the Adviser’s personnel could utilize Machine Learning Technology in contravention of any policies that the Adviser has adopted to prohibit or otherwise restrict the use of Machine Learning Technology.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.

As the use and availability of Machine Learning Technology has grown, the U.S. Congress and a number of U.S. federal agencies have been examining Machine Learning Technology and its use in a variety of industries, including financial services. The legislatures and administrative agencies of a variety of U.S. states and non-U.S. governments have also proposed, and in a number of cases adopted, rules and regulations addressing the use of Machine Learning Technology. Machine Learning Technology similarly faces an uncertain regulatory landscape in many foreign jurisdictions.

Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the dataset that Machine Learning Technology utilizes to operate. Certain data in such datasets will inevitably contain a degree of inaccuracy and error — potentially materially so — and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent that the Adviser, the Fund or the Fund’s portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on the Adviser, the Fund or the Fund’s portfolio companies. Machine Learning Technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments. The Adviser’s ability to use, manage and aggregate data, including data related to the use of Machine Learning Technology, may be limited by the effectiveness of its policies, systems and practices that govern how data is acquired, validated, used, stored, protected, processed and shared. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit the Adviser’s ability to manage current and emerging risks, as well as to manage changing business needs and to adapt to the use of new tools, including Machine Learning Technology. Subject to any applicable policies implemented by the Adviser, the Adviser, the Adviser’s employees and consultants and the Fund’s portfolio companies may use these tools, which poses additional risks relating to the protection of the Adviser’s and such portfolio companies’ proprietary data. Use of Machine Learning Technology may result in allegations or claims against the Adviser, the Fund or the Fund’s portfolio companies related to violation of third-party intellectual property rights, unauthorized access to or use of proprietary information and failure to comply with open-source software requirements. For example, generative AI may be used improperly or inappropriately, lead to the contamination of the Adviser’s proprietary information and render the Adviser unable to qualify for patent protection.

Additionally, Machine Learning Technology may produce inaccurate, misleading or incomplete responses that could lead to errors in the Adviser’s and its employees’ and consultants’ decision-making, portfolio management or other business activities. Such Machine Learning Technology could also be used against the Adviser, the Fund or the Fund’s portfolio companies in criminal or negligent ways. In addition, ongoing and future regulatory actions with respect to Machine Learning Technology generally or its use in any industry in particular may alter, perhaps to a materially adverse extent, the ability of the Adviser, the Fund or its portfolio companies to utilize Machine Learning Technology. There can also be no assurance that the usage of Machine Learning Technology will enhance any portfolio company’s products or services or be beneficial to any portfolio company’s businesses. Such risks described above may have an adverse impact on the ability of the Adviser, the Fund or the Fund’s portfolio companies to continue to operate as intended.

We may invest through joint ventures, partnerships or other special purpose vehicles and our investments through these vehicles may entail greater risks, and investments in which we have a non-controlling interest may involve risks specific to third-party management of those investments.

We may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly controlled or non-controlling interests in certain investments in conjunction with participation by one or more third parties in such investment. We may have interests or objectives that are inconsistent with those of the third-party partners or co-venturers. Although we may not have full control over these investments and therefore, may have a limited ability to protect our position therein, we expect that we will negotiate appropriate rights to protect our interests. Nevertheless, such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties, resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with ours, or may be in a position to take (or block) action in a manner contrary to our investment objectives or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Third-party partners or co-venturers may opt to liquidate an investment at a time during which such liquidation is not optimal for us. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. In those circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to such investments, including incentive compensation arrangements.

Syndication of Co-Investments.

From time to time, the Fund may make an investment with the expectation of offering a portion of its interests therein as a co-investment opportunity to third-party investors. There can be no assurance that the Fund will be successful in syndicating any such co-investment, in whole or in part, that the closing of such co-investment will be consummated in a timely manner, that any syndication will take place on terms and conditions that will be preferable for the Fund or that expenses incurred by the Fund with respect to any such syndication will not be substantial. In the event that the Fund is not successful in syndicating any such co-investment, in whole or in part, the Fund may consequently hold a greater concentration and have more exposure in the related investment than initially was intended, which could make the Fund more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto. Moreover, an investment by the Fund that is not syndicated to co-investors as originally anticipated could significantly reduce the Fund’s overall investment returns.

We are subject to the risk of borrower fraud.

Loans that we originate or acquire are subject to the risk of material misrepresentation or omission on the part of borrowers. The quality of our investments in loans is subject to the accuracy of representations made by borrowers. Misrepresentations or omissions by borrowers may adversely affect what the Adviser or we believe to be the value of the collateral underlying the loans or enterprise value of the companies or may adversely affect our ability or the ability of our affiliates to perfect or effectuate a lien on the collateral securing the loans. The

Adviser and we will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness. Accordingly, we are subject to the risk that the systems used by the originators of loans to minimize borrower misrepresentations or omissions are defective. Under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

We are subject to spread widening risk.

The prices of the securities and/or other instruments in which we invest may decline substantially. In particular, purchasing assets at what may appear to be “undervalued” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale. It may not be possible to predict, or to hedge against, such “spread widening” risk. In addition, overall credit spreads in the market could widen quickly and significantly if investors become more risk averse. This in turn could cause the prices of the investments in which we invest to decline substantially.

Certain of our investments may be non-performing at the time of purchase.

It is anticipated that certain investments made by us may be non-performing and/or possibly in default at the time of purchase. Furthermore, the obligor or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments, if any, with respect to those investments.

Cross collateralization of our investments may subject multiple investments to the risk of loss.

We may engage in financings where several investments are cross-collateralized, thereby subjecting multiple investments to the risk of loss. As a result, we could lose our interests in performing investments in the event such investments are cross-collateralized with poorly performing or non-performing investments.

Our investments in unitranche debt involve additional risks.

We may invest in unitranche debt, which is an instrument that combines senior secured debt and subordinated debt into a single debt instrument. Unitranche loans are subject to similar risks associated with loans in general. In addition, because unitranche loans are a newer form of debt instrument and have not been fully evaluated through a credit cycle, they may subject us to risks that cannot be fully identified at this time. Further, the complex terms of unitranche debt have not yet been widely tested in bankruptcy and workout situations. As a result, default and loss expectations are more difficult to estimate with respect to unitranche debt as compared to other forms of debt instruments such as senior loans and subordinated debt instruments. In particular, in a bankruptcy proceeding involving a unitranche loan, there is a risk that the entire unitranche loan will be viewed as a single secured claim. If the collateral is insufficient to secure the entire unitranche loan, it may be deemed as an unsecured claim in its entirety. The untested nature of unitranche loan arrangements also exposes us to a heightened risk of litigation among the lender group in the event of bankruptcy.

Our investments may be subject to fraudulent conveyance and preference considerations.

There is a risk that our purchase of investments may be subject to various federal, state and provincial laws enacted for the protection of creditors, by virtue of our role as an investor with respect to the borrowers under such investments. Furthermore, there is a risk that payments on an investment may be determined to be avoidable, either as fraudulent conveyances or preferences, in which case such payments can be recaptured either from us as the initial recipient of such payments, or from subsequent transferees of such payments. If a court in a lawsuit brought by an unpaid creditor or representative of creditors of a borrower, such as a trustee in bankruptcy or the borrower as debtor-in-possession, were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to the incurring of such indebtedness, the borrower (i) was insolvent, (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate, in whole or in part, such indebtedness and such security interest or other lien as fraudulent conveyances, could subordinate such indebtedness to existing or future creditors of the borrower or could allow the borrower to recover amounts previously paid by the borrower to the creditor (including to us) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer of an investment, payments made on the investment could be subject to avoidance as a “preference” if made within a certain period of time before insolvency depending on a number of factors, including the amount of equity of the borrower owned by the lender and its affiliates and any contractual arrangement between the borrower, on the one hand, and the lender and its affiliates, on the other hand.

Our exit strategies for investments may be limited or uncertain.

Due to the illiquid nature of some of the positions the Adviser expects to acquire for the Fund, the Adviser is unable to predict with confidence what the exit strategy will ultimately be for any given position, or that one will definitely be available at an attractive price, or at all. Exit strategies which appear to be viable or profitable when an investment is initiated may be precluded or unprofitable by the time the investment is ready to be realized due to market, economic, legal, political or other factors.

The Adviser may be required to make expedited investment decisions.

Before making investments, the Adviser will typically conduct such due diligence as it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. The due diligence and evaluation process may entail evaluation of important and complex business, financial, tax, accounting, technical, environmental and legal issues. Outside consultants, legal advisers, accountants, investment banks and other third parties may be involved in the due diligence and evaluation process. The Adviser may rely on the advice received from such third parties and no assurance can be given as to the accuracy or completeness of the information provided by such third parties or to our right of recourse against them in the event errors or omissions do occur. Investment analyses and decisions by the Adviser will often be undertaken on an expedited basis in order for us to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. We may not be indemnified for losses related to facts that the due diligence investigation did not reveal, and such facts may result in a material adverse effect on our investment.

Risks Related to the Adviser and Its Affiliates; Conflicts of Interest

The Adviser and its affiliates, including our officers and some of our Directors, face conflicts of interest as a result of compensation arrangements between us and the Adviser, which could result in actions that are not in the best interests of our shareholders.

The Adviser and its affiliates receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. We pay to the Adviser an incentive fee that is based on the performance of our portfolio and an annual base management fee that is based on the average monthly value of our net assets. Because the incentive fee is based on the performance of our portfolio, the Adviser may be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee is determined may also encourage the Adviser to use leverage to increase the return on our investments. In addition, because the base management fee is based upon the average monthly value of our net assets, the Adviser may be incentivized to recommend the use of leverage or the issuance of additional equity to make additional investments and increase the average monthly value of our net assets. Under certain circumstances, the use of leverage may increase the likelihood of default, which could disfavor holders of the Common Shares. Our compensation arrangements could therefore result in our making riskier or more speculative investments, or relying more on leverage to make investments, than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns. See “Item 7. — Certain Relationships and Related Transactions, and Director Independence.”

We may be obligated to pay the Adviser incentive compensation on income that we have not received or even if we incur a net loss due to a decline in the value of our portfolio.

Any incentive fee payable by us that relates to our net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received. For U.S. federal income tax purposes, we are required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which we do not receive a corresponding payment in cash. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

In addition, our Advisory Agreement entitles the Adviser to receive a portion of our Pre-Incentive Fee Net Investment Income regardless of any capital losses. In such case, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

There may be conflicts of interest related to obligations the Adviser’s senior management and investment teams have to our affiliates and to other clients.

The members of the senior management and investment teams of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment vehicles managed by the same personnel. For example, the Adviser is also the investment adviser to multiple private funds, and the officers, managers and other personnel of the Adviser may serve in similar or other capacities for the investment advisers to future investment vehicles affiliated with Sagard and/or SHI. In serving in these multiple and other capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our shareholders. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, we rely on the Adviser to manage our day-to-day activities and to implement our investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, the Adviser, its employees and certain of its affiliates may have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including the management of other entities affiliated with Sagard and/or SHI. The Adviser and its employees may devote only as much of its or their time to our business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

We rely, in part, on the Adviser to assist with identifying investment opportunities and making investment recommendations to the Fund. The Adviser and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser, its affiliates and their officers and employees may not be devoted exclusively to our business, but may be allocated between us and such other business activities of the Adviser and its affiliates in a manner that the Adviser deems necessary and appropriate. See “Item 7. – Certain Relationships and Related Transactions, and Director Independence.”

The time and resources that individuals employed by the Adviser devote to us may be diverted and we may face additional competition due to the fact that individuals employed by the Adviser are not prohibited from raising money for or managing other entities that make the same types of investments that we target.

Neither the Adviser, nor persons providing services to us on behalf of the Adviser, are prohibited from raising capital for and managing other investment entities that make the same types of investments as those we target. As a result, the time and resources that these individuals may devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We, the Adviser and certain of our affiliates have applied to the SEC for the Co-Investment Exemptive Order to allow certain managed funds and investment vehicles, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser, to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions of the Co-Investment Exemptive Order. There is no assurance that the Co-Investment Exemptive Order will be granted by the SEC; however, following any receipt of the Co-Investment Exemptive Order, we may participate in certain transactions originated by the Adviser or its affiliates under the Co-Investment Exemptive Order, which will permit us, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Adviser, with our co-investment affiliates. To the extent the Fund makes co-investments with investment accounts managed by the Adviser or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts.

In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to the Fund and other participating accounts. The requirements of the Co-Investment Exemptive Order (including any requirements for board approval thereunder), as well as other regulatory requirements associated with us and other affiliated 1940 Act-regulated funds that may rely on the Co-Investment Exemptive Order, potentially will impact the investment allocations among participating entities (including, for the avoidance of doubt, us) or otherwise impact allocation results. There is no assurance that the Co-Investment Exemptive Order will be granted by the SEC, and any changes to the Co-Investment Exemptive Order or the rules and other guidance promulgated by the SEC and its staff under the 1940 Act could impact allocations made available to us and thereby affect (and potentially decrease) the allocation made to us or otherwise impact the process for allocations in transactions in which we participate.

See “Item 7. — Certain Relationships and Related Transactions, and Director Independence.”

Our shares may be purchased by the Adviser or its affiliates.

The Adviser and its affiliates expect to purchase our shares. The Adviser and its affiliates will not acquire any shares with the intention to resell or re-distribute such shares. The purchase of shares by the Adviser and its affiliates could create certain risks, including, but not limited to, the following:

•	the Adviser and its affiliates may have an interest in disposing of our assets at an earlier date so as to recover their investment in our shares; and

•	substantial purchases of shares by the Adviser and its affiliates may limit the Adviser’s ability to fulfill any financial obligations that it may have to us or incurred on our behalf.

The Adviser relies on key personnel, the loss of any of whom could impair its ability to successfully manage us.

Our future success depends, to a significant extent, on the continued services of the officers and employees of the Adviser or its affiliates. The loss of services of one or more members of the Adviser’s senior management team, including personnel of Sagard, could adversely affect our financial condition, business and results of operations.

The compensation we pay to the Adviser is determined without independent assessment on our behalf, and these terms may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations.

The Advisory Agreement was not entered into on an arm’s-length basis with an unaffiliated third party. As a result, the form and amount of compensation we pay the Adviser may be less favorable to us than they might have been had an investment advisory agreement been entered into through arm’s-length transactions with an unaffiliated third party.

The Adviser’s and its affiliates’ influence on the Private Offering gives them the ability to increase the fees payable to the Adviser.

The Adviser is paid a base management fee calculated as a percentage of our net assets and unrelated to net income or any other performance base or measure. The Adviser and its affiliates may be incentivized to raise more proceeds in the Private Offering to increase our net assets, even if it would be difficult for us to efficiently deploy additional capital, which in turn would increase the base management fee payable to the Adviser.

The Adviser’s liability is limited under each of the Advisory Agreement and the Administration Agreement, and we are required to indemnify it against certain liabilities, which may lead it to act in a riskier manner on our behalf than it would when acting for its own account.

Pursuant to each of the Advisory Agreement and the Administration Agreement, the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Adviser will not be liable to us for their acts under the Advisory Agreement and the Administration Agreement, as applicable, absent willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of the reckless disregard of their duties and obligations, under the applicable agreement. We have agreed to indemnify, defend and protect the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of the reckless disregard of their duties and obligations, under the Advisory Agreement or the Administration Agreement, as applicable. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Risks Related to Business Development Companies

Failure to maintain our status as a BDC would reduce our operating flexibility.

We plan to elect to be treated as a BDC under the 1940 Act. If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

We are uncertain of our future sources for funding our future capital needs and if we cannot obtain debt or equity financing on acceptable terms, or at all, our ability to acquire investments and to expand our operations will be adversely affected.

We intend to use the net proceeds from the Private Offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into, (3) fund repurchases under our discretionary share repurchase program, and (4) for general corporate purposes, including paying operating expenses and other various fees and expenses such as base management fees and incentive fees. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or additional equity financing in the future to operate. We may also need to access the capital markets to refinance debt obligations to the extent maturing obligations are not repaid with cash flows from operations. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In order to maintain RIC tax treatment, we must make distributions to our shareholders each tax year on a timely basis generally of an amount at least equal to 90% of our investment company taxable income, determined without regard to any deduction for distributions paid, and the amounts of such distributions are therefore not available to fund investment originations or to repay maturing debt. Further, such distributions include any accumulated earnings and profits, including any gain recognized pursuant to a deemed sale election, attributable to the Fund’s taxable period as a C corporation. In addition, with certain limited exceptions, we are only allowed to borrow amounts or issue debt securities or preferred stock which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% immediately after such borrowing, which, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred stock. In the event that we develop a need for additional capital in the future for investments or for any other reason, and we cannot obtain debt or equity financing on acceptable terms, or at all, our ability to acquire investments and to expand our operations will be adversely affected. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which would have an adverse effect on the value of our securities. As a result, we would be less able to allocate our portfolio among various issuers and industries and achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our shareholders.

The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

As a BDC, we will not be able to acquire any assets other than “qualifying assets,” as listed in Section 55(a) of the 1940 Act, unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would subject us to substantially more regulatory restrictions and significantly decrease our operating flexibility.

Regulations governing our operation as a BDC and a RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth.

As a result of the annual distribution requirement to qualify as a RIC, we may need to periodically access the capital markets to raise cash to fund new investments. We may issue “senior securities,” as defined under the 1940 Act, including issuing preferred shares, borrowing money from banks or other financial institutions or issuing debt securities only in amounts such that our asset coverage meets the threshold set forth in the 1940 Act immediately after each such issuance. Under the provisions of the 1940 Act, we are currently permitted to issue “senior securities” only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such BDC’s preferred stock). Our ability to issue different types of securities is also limited. Under the 1940 Act, any preferred shares we issue, will constitute a “senior security” for purposes of the 150% asset coverage test. Compliance with these requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. As a BDC, therefore, we intend to continuously issue equity at a rate more frequent than our privately-owned competitors, which may lead to greater shareholder dilution.

We expect to borrow for investment purposes. If the value of our assets declines, we may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit us from paying distributions and could prevent us from qualifying or maintaining our qualification as a RIC. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

In the absence of an event of default, no person or entity from which we borrow money has a veto right or voting power over our ability to set policy, make investment decisions or adopt investment strategies.

Under the 1940 Act, we generally are prohibited from issuing or selling our shares at a price per share, after deducting selling commissions, that is below our NAV per share, which may be a disadvantage as compared with other public companies. We may, however, sell our shares, or warrants, options or rights to acquire our shares, at a price below the current NAV of our shares if our Board, including our Independent Directors, determine that such sale is in our best interests and the best interests of our shareholders, and our shareholders, as well as those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the fair value of such securities. If we raise additional funds by issuing Common Shares or senior securities convertible into, or exchangeable for, our Common Shares, then the percentage ownership of our shareholders at that time will decrease, and holders of our Common Shares might experience dilution.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of our Directors who are not interested persons. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of a majority of our Directors who are not interested persons. The Co-Investment Exemptive Order from the SEC, if granted, will permit us, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Adviser, with our co-investment affiliates. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons to the extent not covered by the exemptive relief, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or Directors or their respective affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company of a fund managed by the Adviser without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.

Risks Related to Debt Financing

When we use leverage, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Leverage may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses.

The use of borrowings, also known as leverage, increases the volatility of investments by magnifying the potential for loss on invested equity capital. The use of leverage involves increased risk, including increased variability of the Fund’s net income, distributions and NAV in relation to market changes. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not used leverage. Such a decline could negatively affect our ability to make distributions on our Common Shares. In addition, our shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management or incentive fees payable to the Adviser. The Fund’s leverage strategy may not work as planned or achieve its goal.

We expect to use leverage to finance our investments, including through borrowings under the Atlas Credit Facility and through additional financing arrangements, which may include debt securitization transactions, unsecured notes issuances and/or financing through special purpose vehicles. The amount of leverage that we employ will depend on the Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that leveraged financing will be available to us on favorable terms or at all. However, to the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to shareholders. Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. In such an event, we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, we generally will be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares we may issue in the future, of at least 150%. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board, a majority of whom are Independent Directors with no material interests in such transactions.

We may also enter into reverse repurchase agreements. Transactions under such agreements constitute leverage. When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, the use of such leverage transactions may increase fluctuations in the market value of the Fund’s assets compared to what would occur without the use of such transactions. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, transacting under such agreement will lower the Fund’s yield.

Although use of leverage by the Fund has the potential to enhance overall returns that exceed the Fund’s cost of funds, it will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. In addition, borrowings and reverse repurchase agreements or similar arrangements in which the Fund may engage may be secured by the shareholders’ investments as well as by the Fund’s assets and the documentation relating to such transactions may provide that during the continuance of a default under such arrangement, the interests of the investors may be subordinated to the interests of the Fund’s lenders or debtholders.

Any future credit facilities and unsecured notes will likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC. A failure to renew our facilities or to add new or replacement debt facilities or issue additional debt securities or other evidences of indebtedness could have a material adverse effect on our business, financial condition or results of operations.

We may default under our credit facilities.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We or any of our special purpose vehicle subsidiaries may pledge up to 100% of our or their assets and may grant a security interest in all of our or their assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In connection with one or more credit facilities entered into by the Fund, distributions to shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Regulations limit our investment discretion to invest in derivatives transactions.

Under Rule 18f-4, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits, adopt and implement a written derivatives risk management program and comply with board oversight and reporting requirements or satisfy the conditions for the “limited derivatives users” exception. We currently operate with an intent to be a “limited derivatives user” under Rule 18f-4. To the extent we operate and qualify as a “limited derivatives user,” we are required to adopt and implement written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure such that it does not exceed 10% of our net assets (with certain exclusions). Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

Future legislation or rules may modify how we treat derivatives and other financial arrangements for purposes of our compliance with the leverage limitations of the 1940 Act. Future legislation or rules may modify how leverage is calculated under the 1940 Act and, therefore, may increase or decrease the amount of leverage currently available to us under the 1940 Act, which may be materially adverse to us and our shareholders.

We may form one or more CLOs, which may subject us to certain structured financing risks.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. It is possible that an interest in any such CLO held by us may be considered a “non-qualifying” portfolio investment for purposes of the 1940 Act.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The manager for a CLO that we create may be the Fund, the Adviser or an affiliate, and such manager may be entitled to receive compensation for structuring and/or management services. To the extent the Adviser or an affiliate other than the Fund serves as manager and the Fund is obligated to compensate the Adviser or the affiliate for such services, we, the Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our shareholders, pay no additional management fees to the Adviser or the affiliate in connection therewith. To the extent we serve as manager, we will waive any right to receive fees for such services from the Fund (and indirectly its shareholders) or any affiliate.

U.S. Federal Income Tax Risk

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We must satisfy these tests on an ongoing basis in order to maintain RIC tax treatment, and may be required to make distributions to shareholders at times when it would be more advantageous to invest cash in our existing or other investments, or when we do not have funds readily available for distribution. Compliance with the RIC tax requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our shareholders’ investments. Also, the rules applicable to our qualification as a RIC are complex, with many areas of uncertainty. If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure may have a material adverse effect on us and on any investment in us. The Code provides certain forms of relief from RIC disqualification due to failures of income source and asset diversification requirements, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail either the income source or asset diversification requirements.

In addition to the above, because the Fund will be a C corporation prior to qualifying as a RIC, it must also distribute to its shareholders, by the end of its first taxable year as a RIC, all of its accumulated earnings and profits, if any, attributable to the period during which it was subject to tax as a C corporation, including any gain recognized pursuant to a deemed sale election.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

The characterization of distributions to shareholders is determined in accordance with U.S. federal income tax rules, which may differ from GAAP due to temporary and permanent differences in the recognition of income and expenses. For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or interest income from investments that have been classified as non-accrual for financial reporting purposes. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus we may become subject to corporate-level income tax.

Furthermore, we may invest in the equity securities of non-U.S. corporations (or other non-U.S. entities classified as corporations for U.S. federal income tax purposes) that could be treated under the Code and Treasury Regulations as “passive foreign investment companies” and/or “controlled foreign corporations.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances, these rules also could require us to recognize taxable income or gains where we do not receive a corresponding payment in cash and, unless the income and gains are related to our business of investing in stocks and securities, all or a portion of such taxable income and gains may not be considered qualifying income for purposes of the RIC income source requirements.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to U.S. federal and state corporate income taxes. Furthermore, to the extent the taxable subsidiaries have an unrealized gain or a realized gain for an equity investment, we may be required to accrue and/or pay U.S. federal and state corporate income taxes related to such unrealized or realized gains. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments and certain equity securities may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless debt in equity securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. Such matters could cause us to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require us to make taxable distributions to our shareholders to maintain our RIC status or preclude the imposition of either U.S. federal corporate income or excise taxation. Additionally, because such taxable income may not be matched by corresponding cash received by us, we may be required to borrow money or dispose of other investments to be able to make distributions to our shareholders. These and other issues will be considered by us, to the extent determined necessary, in order that we minimize the level of any U.S. federal income or excise tax that we would otherwise incur.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. shareholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

We do not expect to be treated as a “publicly offered regulated investment company” in our initial taxable years, and no certainty can be provided that we will qualify for each taxable year. If we are not so treated, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from us in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to our investment adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the U.S. federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

Risks Related to an Investment in the Common Shares

If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.

Our continuous offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell our Common Shares and have no firm commitment or obligation to purchase any of the Common Shares. Even though we have established a minimum size of our offering necessary for us to release funds from the escrow account and utilize subscription funds, such amount will not, by itself, be sufficient for us to purchase a broad portfolio of investments. To the extent that less than the maximum number of Common Shares is subscribed for, the opportunity for us to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base. If we are unable to raise substantial funds, we may not achieve certain economies of scale and our expenses may represent a larger proportion of our total assets.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our Common Shares in the Private Offering and the time we invest the net proceeds. Our proportion of privately negotiated investments may be lower than expected. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our Common Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

We may have difficulty sourcing investment opportunities.

We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all investments successfully. In addition, privately negotiated investments in loans and illiquid securities of private companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing our shares. Additionally, our Adviser will select our investments during and subsequent to the Private Offering, and our shareholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our shares. To the extent we are unable to deploy all investments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.

We may have difficulty paying distributions and the tax character of any distributions is uncertain.

We generally intend to distribute substantially all of our available earnings annually by paying distributions on a monthly basis, as determined by the Board in its discretion. We cannot assure investors that we will achieve investment results that will allow us to make a specified level of cash distributions (particularly during the early stages of our operations) or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to BDCs under the 1940 Act, we may be limited in our ability to make distributions. In addition, if we enter into a credit facility or any other borrowing facility, for so long as such facility is outstanding, we anticipate that we may be required by its terms to use all payments of interest and principal that we receive from our current investments as well as any proceeds received from the sale of our current investments to repay amounts outstanding thereunder, which could adversely affect our ability to make distributions.

Furthermore, the tax treatment and characterization of our distributions may vary significantly from time to time due to the nature of our investments. The ultimate tax characterization of our distributions made during a taxable year may not finally be determined until after the end of that taxable year. We may make distributions during a taxable year that exceed our investment company taxable income and net capital gains for that taxable year. In such a situation, the amount by which our total distributions exceed investment company taxable income and net capital gains generally would be treated as a return of capital up to the amount of a shareholder’s tax basis in the shares, with any amounts exceeding such tax basis treated as a gain from the sale or exchange of such shares. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from our investment activities. Moreover, we may pay all or a substantial portion of our distributions from the proceeds of the sale of our shares or from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of shareholders’ capital and will reduce such shareholders’ tax basis in our shares, which may result in increased tax liability to shareholders when they sell such shares.

An investment in our Common Shares will have limited liquidity.

Our shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time prior to a public offering and listing of our shares on a national securities exchange. There can be no guarantee that we will conduct a public offering and list our shares on a national securities exchange, and we do not currently intend to do so. Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. Shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in our shares for an extended period of time.

There are restrictions on the ability of holders of our Common Shares to transfer shares, including restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in our Common Shares and the price at which holders may be able to sell the shares.

We are relying on an exemption from registration under the Securities Act and state securities laws in offering our Common Shares. As such, absent an effective registration statement covering our Common Shares, such shares may be resold only in transactions that are exempt from the registration requirements of the Securities Act and in accordance with the terms of the applicable Subscription Agreement. Our Common Shares will have limited transferability which could delay, defer or prevent a transaction or a change of control of the Fund that might involve a premium price for our securities or otherwise be in the best interest of our shareholders.

Certain investors will be subject to Exchange Act filing requirements.

Because our Common Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13D, Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having direct or indirect voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our shareholders who hold more than 10% of a class of our shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Shareholders may experience dilution.

All distributions declared in cash payable to holders of Common Shares that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter provides that a majority of our Board, without any action by shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. After you purchase Common Shares, our Board may elect, without shareholder approval, to: (1) sell additional shares in the Private Offering or future public or private offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our Independent Directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in the Private Offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our subsidiaries.

Investing in our shares involves a high degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

The NAV of our shares may fluctuate significantly.

The NAV and liquidity, if any, of the market for our shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either of our Adviser or certain of its key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Certain investors at times may have substantial investments in us.

Because certain investors, including SHI (directly and indirectly), may have substantial investments in us, we may experience large repurchases or investments due to transactions in our Common Shares by these large investors. While it is impossible to predict the overall effect of these transactions over time, there could be an adverse impact on our performance. In the event of such repurchases or investments, we could be required to sell assets or to invest cash at a time when we may not otherwise desire to do so. Such transactions may increase our brokerage and/or other transaction costs and affect the liquidity of our portfolio. In addition, when other investors own a substantial portion of our Common Shares, a large repurchase by such an investor could (i) cause us to exceed the repurchase limits under our discretionary share repurchase program, resulting in the repurchase of shares on a pro rata basis, (ii) lead to an increase in our actual expenses, and/or (iii) result in our current expenses being allocated over a smaller asset base, leading to an increase in our expense ratio. We may also decide to sell our assets at a time when we may not otherwise desire to do so and accelerate the realization of taxable capital gains if sales of securities result in capital gains. The impact of these transactions is likely to be greater when the shareholder purchases, or requests for repurchase, a substantial portion of our Common Shares. Additionally, a high volume of repurchase requests can impact us the same way as the transactions of a single shareholder with substantial investments. Further, amounts of our Common Shares submitted for repurchase may vary materially over time, and investors may not have visibility into the number of Common Shares repurchased in any given tender offer until the tender offer closes. Because of this, if an investor subscribes for our Common Shares during an ongoing tender offer which is oversubscribed, they could become subject to some or all of the negative effects set forth above without notice.

Events that may cause our shareholders to request that we repurchase their Common Shares may materially adversely affect our cash flow, results of operations, financial condition and our ability to issue debt.

Events affecting economic conditions in the U.S. and/or elsewhere or globally, such as the general negative relative performance of the credit sector (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system, or market volatility (including as a result of the ongoing geopolitical conflicts in Ukraine and Iran and escalating conflicts in other parts of the Middle East), extreme weather events (including climate change, hurricanes, wild fires, earthquakes and floods) or the spread of infectious illness, pandemics or other public health emergencies, could cause our shareholders to seek the repurchase of their Common Shares pursuant to our share repurchase program at a time when such events are adversely affecting the performance of our assets and the broader bond market. If we receive an increased volume of repurchase requests during a given quarter and elect to satisfy all such requests, our cash flow and liquidity could be materially adversely affected. An increased volume of repurchase requests could negatively impact our debt issuance activities, including our ability to issue debt, and could lead to increased borrowing costs. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

In addition, the private credit market has faced heightened scrutiny and growing negative sentiment in recent periods, driven by concerns over liquidity, concentration risk and valuation uncertainty, which may result in increases in the volume of repurchase requests the Fund receives. Following any launch of our discretionary share repurchase program, shareholders may seek, and certain financial intermediaries may recommend to their clients, the repurchase of some or all of the Common Shares that they hold. A significant volume of repurchase requests in a given period can cause requests to exceed the amount we offer to repurchase each quarter under our discretionary share repurchase program, resulting in less than the full amount of repurchase requests being satisfied in such period (including relative to our quarterly repurchase target amount). In addition, certain significant shareholders may be subject to a form of lock-up agreement with respect to their Common Shares or otherwise choose to not participate in our quarterly tender offers until a future date, at which time such shareholder’s participation in any particular quarterly tender offer may result in a material reduction in the amount of repurchase requests from other shareholders being satisfied in such quarterly tender offer.

General Risk Factors

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We, our portfolio companies and other counterparties are subject to regulation at the local, state and federal level. New legislation may be enacted, amended or repealed or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our shareholders, potentially with retroactive effect. For example, certain provisions of the Dodd-Frank Act, which influences many aspects of the financial services industry, have been amended or repealed and the Code has been substantially amended and reformed.

The regulatory agenda of the U.S. federal government may from time to time impose greater costs on all sectors and on financial services firms and other market participants. In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact our business or the business of our portfolio companies. New or repealed legislation, interpretations, rulings or regulations could require changes to certain business practices of us or our portfolio companies, negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies.

Additionally, any changes to or repeal of the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this Registration Statement and may result in our investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our financial condition and results of operations and the value of a shareholder’s investment.

Global economic, political and market conditions, including potential downgrades of the U.S. credit rating, may adversely affect our business, results of operations and financial condition.

Global financial market conditions, including current conditions, as well as various social and political tensions in the United States and around the world (including the current conflict in Ukraine and Russia and the current conflicts in the Middle East) may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the United States and worldwide. The success of our investment activities could be affected by general economic and market conditions in the United States and in the rest of the world, as well as by changes in applicable laws and regulations (including laws relating to taxation of our investments), trade barriers, currency exchange controls, rate of inflation, currency depreciation, asset re-investment, resource self-sufficiency and national and international political and socioeconomic circumstances in respect of the non-U.S. countries in which we may invest. These factors may affect the level and volatility of securities prices and the liquidity of the Fund’s investments, which could impair our profitability or result in losses. General fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Declines in the performance of national economies or the credit markets in certain jurisdictions have had a negative impact on general economic and market conditions globally, and as a result, could have a material adverse effect on our business, financial condition and results of operations.

The Adviser’s financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Adviser’s businesses and operations (including those of the Fund). A recession, slowdown and/or sustained downturn in the global economy (or any particular segment thereof) could have a pronounced impact on the Fund and could adversely affect the Fund’s profitability, impede the ability of the Fund and/or the Fund’s portfolio companies to perform under or refinance their existing obligations and impair the Fund’s ability to effectively deploy its capital or realize its investments on favorable terms.

Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a portfolio company’s capital structure.

Geopolitical conditions and conflicts may adversely affect our business, our portfolio companies and global economic conditions.

Ongoing and future geopolitical conflicts, tensions and disruptions, including armed conflicts, trade disputes, sanctions regimes and other international disputes, may adversely affect global and regional economies and financial markets, including in the countries in which we invest or in which our portfolio companies operate.

Such events may result in, among other things, increased energy and input costs, supply chain disruptions, reduced consumer and business spending, tightening of credit markets, rising interest rates, inflationary pressures, increased volatility in the capital markets and a general deterioration of macroeconomic conditions. Geopolitical developments may also limit our ability to source, execute or exit investments on favorable terms, as heightened uncertainty and market volatility may reduce deal flow, depress exit valuations and restrict the availability and increase the cost of debt financing, and may give rise to increased regulatory and sanctions compliance obligations that constrain our investment activities and impose additional operational costs. The nature, scope, duration and ultimate effects of any such conditions or conflicts on global economic and market conditions, and on us and the performance of our investments and operations, are inherently unpredictable.

We and our portfolio companies may maintain cash balances at financial institutions that exceed federally insured limits and may otherwise be materially affected by adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties.

Our cash is held in accounts at U.S. banking institutions. Cash held by us and our portfolio companies in non-interest-bearing and interest-bearing operating accounts may exceed the Federal Deposit Insurance Corporation insurance limits. If such banking institutions were to fail, we or our portfolio companies could lose all or a portion of those amounts held in excess of such insurance limitations. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems, which could adversely affect our and our portfolio companies’ business, financial condition, results of operations, or prospects.

Although we assess our portfolio companies’ banking relationships as necessary or appropriate, our and our portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our or our portfolio companies’ respective current and projected future business operations could be significantly impaired by factors that affect us or our portfolio companies, the financial institutions with which we or our portfolio companies have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we or our portfolio companies have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us or our portfolio companies to acquire financing on acceptable terms or at all.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the loans or other debt securities we originate or acquire, the level of our expenses (including our borrowing costs), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

We and the Adviser could be the target of litigation.

We and the Adviser could become the target of securities class action litigation or other similar claims if the value of the Common Shares fluctuates significantly or for other reasons. The proceedings could continue without resolution for long periods of time and the outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.

Misconduct by employees of the Adviser, portfolio company personnel and service providers could cause significant losses.

Misconduct by (i) employees of the Adviser, (ii) portfolio company directors, officers or employees, and (iii) service providers to the foregoing and/or their respective affiliates could undermine the due diligence efforts of the Fund and the Adviser and cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations (and the concealing of any of the foregoing). Such activities may result in reputational damage, litigation, business disruption, market or industry segment volatility and/or financial losses to the Fund. The Adviser and its affiliates have controls and procedures through which they seek to minimize the risk of such misconduct occurring. However, no assurances can be given that such misconduct will be able to be identified or prevented.

Our business and operations could be negatively affected if we become subject to shareholder activism, which could cause us to incur significant expense, hinder the execution of our investment strategy or impact our share value.

Shareholder activism, which could take many forms, including making public demands that we consider certain strategic alternatives for the Fund, engaging in public campaigns to attempt to influence our corporate governance and/or our management, and commencing proxy contests to attempt to elect the activists’ representatives or others to our Board of Directors, or arise in a variety of situations, has increased in the BDC space in recent years. We may in the future become the target of shareholder activism, which could result in substantial costs and divert management’s and our Board of Directors’ attention and resources from our business. Additionally, such shareholder activism could give rise to perceived uncertainties as to our future and adversely affect our relationships with service providers and our portfolio companies. Also, we may be required to incur significant legal and other expenses related to any activist shareholder matters. Further, the valuation of our Common Shares could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any shareholder activism.

If we, our affiliates and our and their respective third-party service providers are unable to maintain the availability of electronic data systems and safeguard the security of data, our ability to conduct business may be compromised, which could impair our liquidity, disrupt our business, damage our reputation or otherwise adversely affect our business.

Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. We, our affiliates and our and their respective third-party service providers are subject to cybersecurity risks. Our business operations rely upon secure information technology systems for data processing, storage and reporting. We depend on the effectiveness of the information and cybersecurity policies, procedures and capabilities maintained by our affiliates and our and their respective third-party service providers to protect their computer and telecommunications systems and the data that reside on or are transmitted through them. Cybersecurity risks have significantly increased in recent years and, while we have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. Recent geopolitical tensions could have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. Cyber incidents could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists, and other outside parties, or from the malicious or accidental acts of insiders. Attacks could also involve ransomware, data exfiltration and publication, or other forms of cyber extortion. Our, our affiliates and our and their respective third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact, as well as cyber-attacks that do not have a security impact but may nonetheless cause harm, such as causing denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) on websites, servers or other online systems. Some factors that could create a heightened risk of a cyber incident include, but are not limited to, the use of remote work and/or third-party service providers, including cloud-based service providers. If one or more of such events occur, it potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our affiliates and our and their respective third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations.

Substantial costs may be incurred in order to prevent any cyber incidents in the future. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we or the Adviser may be required to expend significant additional resources to modify protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. There is no assurance that any efforts to mitigate cybersecurity risks undertaken by us, our affiliates, or our or their respective third-party service providers will be effective. If we fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our business, liability to investors, regulatory intervention or reputational damage.

As an SEC-reporting company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

As an SEC-reporting company, we are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404, and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act.

Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls.

We will be an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares less attractive to investors.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we will rely on some or all of these exemptions. If some investors find our shares less attractive as a result, there may be a less active market for an investment in our shares.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Events outside of our control, including public health crises, could negatively affect our portfolio companies and our results of operations.

Periods of market volatility have occurred and could continue to occur in response to pandemics or other events outside of our control. We, the Adviser, and the portfolio companies in which we invest could be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, such as acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, social instability, etc.). Some force majeure events could adversely affect the ability of a party (including us, the Adviser, a portfolio company or a counterparty to us, the Adviser, or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, force majeure events, such as the cessation of the operation of equipment for repair or upgrade, could similarly lead to the unavailability of essential equipment and technologies. These risks could, among other effects, adversely impact the cash flows available from a portfolio company, cause personal injury or loss of life, including to a senior manager of the Adviser or its affiliates, damage property, or instigate disruptions of service. In addition, the cost to a portfolio company or us of repairing or replacing damaged assets resulting from such force majeure event could be considerable. It will not be possible to insure against all such events, and insurance proceeds received, if any, could be inadequate to completely or even partially cover any loss of revenues or investments, any increases in operating and maintenance expenses, or any replacements or rehabilitation of property. Certain events causing catastrophic loss could be either uninsurable, or insurable at such high rates as to adversely impact us, the Adviser, or portfolio companies, as applicable. Force majeure events that are incapable of or are too costly to cure could have permanent adverse effects. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which we invest or our portfolio companies operate specifically. Such force majeure events could result in or coincide with: increased volatility in the global securities, derivatives and currency markets; a decrease in the reliability of market prices and difficulty in valuing assets; greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; less governmental regulation and supervision of the securities markets and market participants and decreased monitoring of the markets by governments or self-regulatory organizations and reduced enforcement of regulations; limited, or limitations on, the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

Climate change may adversely affect our investments.

We may acquire investments with respect to portfolio companies that are located in, or have operations in, areas that are subject to climate change. In particular, any portfolio companies located in a coastal region may be affected by any future increases in sea levels or in the frequency or severity of hurricanes and tropical storms, whether such increases are caused by global climate changes or other factors. There may be significant physical effects of climate change that have the potential to have a material effect on our business and operations. Physical impacts of climate change may include increased storm intensity and severity of weather (e.g., floods or hurricanes), sea level rise, fires, and extreme and changing temperatures. As a result of these impacts from climate-related events, we may be vulnerable to the following: risks of property damage to our investments; indirect financial and operational impacts from disruptions to the operations of our investments from severe weather; increased insurance premiums and deductibles or a decrease in the availability of insurance coverage for investments in areas subject to severe weather; decreased net migration to areas in which investments are located, resulting in lower than expected demand for both investments and the products and services of our investments; increased insurance claims and liabilities; increase in energy costs impacting operational returns; changes in the availability or quality of water, food or other natural resources on which our business depends; decreased consumer demand for consumer products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an investment due to changing conditions not previously anticipated at the time of the investment; adverse effects of regulation at state, federal and international levels aimed at mitigating and adapting to climate change; and economic disruptions arising from the foregoing.

Changes in benchmark interest rates may adversely affect our investments.

Interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We are an externally managed, non-diversified closed-end management investment company that intends to file an election to be regulated as a BDC under the 1940 Act. We were formed as a Delaware statutory trust on March 20, 2026 and converted to a Maryland corporation effective on September 18, 2026. We are externally managed by the Adviser, which manages our day-to-day operations and provides us with investment advisory and administrative services pursuant to the terms of the Advisory Agreement and the Administration Agreement. The Adviser is registered as an investment adviser with the SEC. We also intend to elect to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code.

The Adviser oversees (subject to the oversight of the Board, a majority of whom are Independent Directors) the management of our operations and is responsible for making investment decisions with respect to our portfolio pursuant to the terms of the Advisory Agreement. Under the Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance.

Pursuant to the Administration Agreement, we reimburse the Adviser for expenses necessary to perform services related to our administration and operations, including the Adviser’s allocable portion of the compensation and related expenses of certain personnel of Sagard and its affiliates providing administrative services to us on behalf of the Adviser. We reimburse the Adviser for all costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities under the Administration Agreement.

We are conducting the continuous Private Offering of our Common Shares in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act.

The Fund expects to hold its first closing on capital from non-affiliated investors to purchase Common Shares in the fourth quarter of 2026, following the BDC Election Date. Thereafter, we intend to commence holding monthly closings for the Private Offering, in connection with which we will issue Common Shares to investors for immediate cash investment. We commenced investment operations concurrent with the closing of the SPV Contribution (as defined herein).

Investments

Our level of investment activity can and is expected to vary substantially from period to period depending on many factors, including the amount of debt available to middle market companies, the general economic environment and the competitive environment for the type of investments we make.

Revenues

We plan to principally generate revenues in the form of interest income and, to a lesser extent, capital appreciation on the debt investments we hold, as well as dividends and other distributions on the equity or other securities we hold. In addition, we plan to generate revenues in the form of non-recurring commitment, closing, origination, structuring or diligence fees, monitoring fees, fees for providing managerial assistance, consulting fees, prepayment fees and performance-based fees.

Expenses

Our primary operating expenses will include the payment of management and incentive fees and other expenses under the Advisory Agreement and the Administration Agreement, interest expense from financing arrangements and other indebtedness, and other expenses necessary for our operations. The management and incentive fees compensate the Adviser for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments.

The Adviser oversees our day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Adviser also performs, or oversees the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC. In addition, the Adviser assists us in calculating our NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our shareholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others.

Pursuant to the Administration Agreement, we reimburse the Adviser for expenses necessary to perform services related to our administration and operations, including the Adviser’s allocable portion of the compensation and related expenses of certain personnel of Sagard and its affiliates providing administrative services to us on behalf of the Adviser. We reimburse the Adviser for all costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities under the Administration Agreement. The Adviser allocates the cost of such services to us based on factors such as time spent (including on an estimated basis), assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods. The Board will review the methodology employed in determining how the expenses are allocated to us and the proposed allocation of administrative expenses among us and certain affiliates of the Adviser. The Board will then assess the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of such services. In addition, the Board will compare the total amount paid to the Adviser for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs.

Except as provided in the Administration Agreement and the Advisory Agreement, we expect to bear all expenses of our operations and transactions, including all other expenses incurred by the Adviser in performing services for us and administrative personnel paid by the Adviser, subject to the limitations included in the Advisory Agreement and the Administration Agreement. See “Item 1. Business — Management Agreements” for more information regarding the expenses borne by us and, thus, our shareholders.

In addition, the Adviser has contracted with Ultimus to provide various accounting and administrative services, including, but not limited to, preparing preliminary financial information for review by the Adviser, preparing and monitoring expense budgets, maintaining accounting and corporate books and records, processing trade information provided by us and assisting in performing certain compliance testing. The Adviser is responsible for compensation payable to Ultimus as sub-administrator, which amount is reimbursable by the Fund. However, the Adviser has the right to direct the Fund to pay directly to Ultimus the amounts due and payable to Ultimus from the fees and expenses payable to the Adviser under the Administration Agreement.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating brokers, reasonable bona fide due diligence expenses of participating brokers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating brokers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, brokers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through December 31, 2026, and will pay for any such organization and offering expenses in excess of $1.5 million (the “O&O Cap”) on our behalf without reimbursement or recoupment. We will be obligated to reimburse the Adviser for organization and offering expenses (up to the O&O Cap) and any other Expense Payments (as defined below) advanced by the Adviser pursuant to the Expense Support Agreement only if certain conditions are met. See “Item 1. Business — Management Agreements — Expense Support and Conditional Reimbursement Agreement.”

As of September 30, 2026, we had incurred $1,245,143 of organizational costs and approximately $841,010 of offering costs, for a total of approximately $2,086,153. Of this amount, $586,153 was waived and will be paid directly by the Adviser in accordance with the Expense Support Agreement, as it was above the $1.5 million O&O Cap.

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. We will reimburse the Adviser or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser (1) has agreed to advance or otherwise bear all of our organization and offering expenses through December 31, 2026 and (2) may elect, in its discretion, to make Expense Payments on our behalf, provided that no portion of any Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Notwithstanding anything to the contrary in the Expense Support Agreement, in no event will the Fund bear organization and offering expenses in excess of the $1.5 million O&O Cap; to the extent such expenses exceed the O&O Cap, the Adviser will pay the excess on the Fund’s behalf without reimbursement or recoupment. The Fund’s right to receive an Expense Payment becomes an asset of the Fund once the Adviser commits in writing to pay it. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to or on behalf of the Fund in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates. Beginning after December 31, 2026, the Adviser will be entitled to reimbursement of Expense Payments from us if Available Operating Funds exceed the cumulative distributions accrued to the Fund’s shareholders, among other conditions. See “Item 1. Business — Management Agreements — Expense Support and Conditional Reimbursement Agreement” for additional information regarding the Expense Support Agreement.

Critical Accounting Policies

Our financial statements are prepared in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management utilizes available information, which includes our history, industry standards and the current economic environment, among other factors, in forming the estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. Understanding our accounting policies and the extent to which we use management judgment and estimates in applying these policies is integral to understanding our financial statements. We will describe our most significant accounting policies in the notes to our financial statements included in the documents we file with the SEC in the future.

Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. We evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as necessary based on changing conditions. We have identified one of our accounting policies, valuation of portfolio investments, specifically the valuation of Level 3 investments, as critical because it involves significant judgments and assumptions about highly complex and inherently uncertain matters, and the use of reasonably different estimates and assumptions could have a material impact on our reported results of operations or financial condition. As we execute our operating plans, we will describe additional critical accounting policies in the notes to our financial statements included in the documents we file with the SEC in the future.

Fair Value Measurements

The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Item 1. Business — Determination of Net Asset Value” for more information on how we value our investments.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make distributions to holders of its Common Shares. The Fund intends to make monthly distributions to holders of its Common Shares commencing with the second full calendar quarter after the BDC Election Date, and such distributions will be recorded on the applicable record date. All such distributions will be paid at the discretion of the Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time.

Income Taxes

The Fund intends to elect to be treated as a BDC under the 1940 Act. The Fund also intends to elect to be treated as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the financial statements of the Fund. Prior to its qualification as a RIC, the Fund will be taxed as a C corporation for U.S. federal income tax purposes. The Fund may make a “deemed sale” election with respect to the conversion if it is anticipated that the assets will have a net-built-in gain as of the effective date of the conversion.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its investment company taxable income for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income (if any). Further, the Fund must distribute all of its accumulated earnings and profits, if any, attributable to its taxable period as a C corporation by the end of its first taxable year as a RIC.

In addition, based on the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of the Private Offering, proceeds from net borrowings on our credit facilities, including the Atlas Credit Facility, and any unsecured debt issuances, income earned and repayments on principal on our debt investments and proceeds from sales of our investments. The primary uses of our cash and cash equivalents are expected to be for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees and expense reimbursements paid to our Adviser), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our discretionary share repurchase program and (v) cash distributions to the holders of our Common Shares.

Prior to investing in securities of portfolio companies, we invest the cash received from fees, interest and dividends earned from our investments and principal repayments and proceeds from sales of our investments primarily in cash, cash equivalents, including money market funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our intent to elect to be treated as a BDC and our intent to elect to be taxed as a RIC.

Financing Arrangements

We intend to utilize leverage to finance our investments. The amount of leverage that we employ will be subject to the restrictions of the 1940 Act and the supervision of our Board. At the time of any proposed borrowing, the amount of leverage we employ will also depend on our Adviser’s assessment of market and other factors.

In addition to the Atlas Credit Facility, we intend to establish one or more additional credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over a specified reference rate. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Under the provisions of the 1940 Act, as a result of the approval by our initial shareholders of the reduced asset coverage requirements under Section 61(a)(2) of the 1940 Act, we are permitted to issue “senior securities” only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase.

Contractual Obligations, Off-Balance Sheet Arrangements and Other Liquidity Considerations

We have entered into certain contracts under which we may have material future commitments. We have entered into each of the Advisory Agreement and the Administration Agreement with the Adviser to provide us with investment advisory services and administrative services. Payments for investment advisory services under the Advisory Agreement and reimbursements made under the Administration Agreement are described in “Item 1. Business — Management Agreements.”

If any of our contractual obligations are terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we expect to receive under our Advisory Agreement and our Administration Agreement.

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of September 30, 2026, we had no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. However, we expect that many of our variable rate investments provide for an interest rate floor, which may prevent our interest income from increasing until benchmark interest rates increase beyond a threshold amount. To the extent that a substantial portion of our investments may be in variable rate investments, an increase in interest rates beyond this threshold would make it easier for us to meet or exceed the hurdle rate applicable to the income incentive fee, and may result in a substantial increase in our net investment income and to the amount of incentive fees payable to the Adviser with respect to our increased pre-incentive fee net investment income. A prolonged reduction in interest rates could reduce our gross investment income and could result in a decrease in our net investment income if such decreases in interest rates are not offset by a corresponding increase in the spread over the specified reference rate that we earn on any portfolio investments, a decrease in our operating expenses or a decrease in the interest rate of our floating interest rate liabilities.

To the extent that any of our credit facilities or other financing arrangements that we enter into are based on a floating interest rate, we will be subject to risks relating to changes in market interest rates. In periods of rising interest rates when we have such debt outstanding, or financing arrangements in effect, our interest expense would increase, which could reduce our net investment income, especially to the extent we hold fixed rate investments.

We expect that our long-term investments will be financed primarily with equity and debt. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by the Adviser and overseen by the Board in accordance with the Adviser’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business — Determination of Net Asset Value.”

From time to time, we may make investments that are denominated in a foreign currency that are subject to the effects of exchange rate movements between the foreign currency of each such investment and the U.S. dollar, which may affect future fair values and cash flows, as well as amounts translated into U.S. dollars for inclusion in our consolidated financial statements. Based on our assessment of the foreign currency exchange rate risk, as of October 28, 2026, we had no hedging transactions in place as we deemed the risk acceptable, and we did not believe it was necessary to mitigate this risk at that time. See “Item 1. Business — Determination of Net Asset Value.”

While hedging activities may mitigate our exposure to adverse fluctuations in interest rates or foreign currency exchange rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements or foreign currency forward contracts, may also limit our ability to participate in the benefits of higher interest rates or beneficial movements in foreign currency exchange rates with respect to our portfolio investments. In addition, there can be no assurance that we will be able to effectively hedge our interest rate risk or foreign currency exchange rate risk.

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at 280 Park Avenue, 34th Floor West, New York, New York 10017, where we occupy office space pursuant to the Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of October 28, 2026, certain ownership information with respect to our Class I shares for those persons who directly or indirectly own, control or hold with the power to vote 5.0% or more of our outstanding Class I shares and all officers and Directors, as a group. The address for each of our Directors and officers is c/o Sagard Private Income Fund Inc., 280 Park Avenue, 34th Floor West, New York, New York 10017.

	Percentage of Class I shares outstanding
Name	Type of ownership	Shares owned	Percentage
Sagard Holdings Inc.(1)	Direct and Indirect	7,656,777.44	100%
All Directors and officers as a group (8 persons)		—	—

*	Represents less than 1.0%.
(1)	Sagard Holdings Inc. owns 2,500 Class I shares directly, and owns 7,654,277.44 Class I shares indirectly through its wholly-owned subsidiary, Sagard Holdings Investment I LP.

Item 5.	Directors and Executive Officers.

Board of Directors and Executive Officers

Our business and affairs are managed under the direction of our Board of Directors. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of the Adviser’s valuation of our assets, oversight of our financing arrangements and corporate governance activities. The Board consists of four Directors, three of whom are not “interested persons,” as defined in the 1940 Act, of the Fund or the Adviser and are “independent,” as determined by the Board. We refer to these individuals as our Independent Directors. The Board appoints our executive officers, who serve at the discretion of the Board.

Directors

Information regarding the Board as of October 28, 2026 is as follows:

Name	Age	Position	Length of Time Served	Other Directorships of Public or Registered Investment Companies Held by Director During the Past Five Years
Independent Directors
David Canter	58	Director	Since 2026	Accordant OCDE Index Fund since September 2023
Seema Chetal	60	Director	Since 2026	None
Jeff Van Horn	66	Director	Since 2026	None
Interested Director
Samuel Robinson	53	Director	Since 2026	None

The address for each Director is c/o Sagard Private Income Fund Inc., 280 Park Avenue, 34th Floor West, New York, New York 10017. Effective upon and following the occurrence of the earlier of (a) a listing of any class of the Fund’s shares on a national securities exchange, if any, and (b) the date of notice of the Fund’s first annual meeting of shareholders, the Board will be divided into three classes, with the terms of one class expiring at each annual meeting of shareholders.

Biographical Information

The Board has determined that each of the above-listed Directors is qualified to serve as a member of the Board, based on a review of the experience, qualifications, attributes and skills of each Director, including those described below. The Board has determined that each Director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. Each of our Directors has demonstrated high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to our management.

The following is information concerning the business experience of our Board. Our Directors have been divided into two groups — interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act.

Interested Director

Samuel Robinson, 53 — Mr. Robinson has served as a Director of the Fund since September 2026. Mr. Robinson is Co-Founder and Vice Chairman of Sagard, where he also serves as a Managing Partner and member of the Sagard Board of Directors, and is responsible for many of the firm’s operations and strategic initiatives. From 2016 to 2024, Mr. Robinson served as President of Sagard, where he focused on building and scaling the firm’s operations. Mr. Robinson also serves on the board of Grayhawk Investment Strategies Inc., Sagard’s wealth management affiliate. Prior to co-founding Sagard, Mr. Robinson spent 18 years at Goldman Sachs & Co. LLC, where he served in a number of senior roles, including Chief Administrative Officer and Head of Strategy for the Investment Banking Division, Chief Operating Officer of Global Growth Markets, Chief of Staff to the firm’s President, and Asia Chief of Staff, among other roles across Europe, the United States, and Asia. Mr. Robinson holds an M.A. and M.Phil. in Modern Middle Eastern Studies and a B.A. in English Language and Literature, both from Christ Church, Oxford University. Mr. Robinson’s extensive experience in alternative asset management, firm leadership and operations, and investment management led the Nominating and Corporate Governance Committee to conclude that Mr. Robinson is qualified to serve as a Director of the Fund.

Independent Directors

David Canter, 58 — Mr. Canter has served as a Director of the Fund since September 2026. Since November 2023, Mr. Canter has served as the Chief Executive Officer of Finley Point Strategy LLC, a consulting firm to the wealth management, asset management, and fintech ecosystem. Mr. Canter also serves as a

Strategic Advisor to CAIS and as a Senior Advisor to McKinsey & Co. From August 2022 to October 2023, Mr. Canter served as President of Bluespring Wealth Partners, a national registered investment adviser acquirer. Prior to that, he served as Head of Fidelity Investments’ registered investment adviser and family office businesses where he was employed from September 2009 to August 2022. For more than two decades, Mr. Canter has advised the chief executive officers of many of the wealth management industry’s largest and most complex participants. During his career, Mr. Canter has held numerous positions at several well-respected financial institutions gaining experience in multiple facets of the industry. From Head Legal Counsel of Schwab Institutional, Chief Legal and Compliance Officer at Post Advisory Group, and other roles focused on practice management, trading and operations, consulting, and investments — Mr. Canter is a well-rounded leader in the registered investment adviser space. Mr. Canter currently serves on the boards of the Accordant OCDE Index Fund, Parallel Advisors LLC, Parallel Trust Company of California and Clearstead Advisors LLC. He previously served as a board member of Fidelity Brokerage Services, LLC and the Foundation for Financial Planning. Mr. Canter received a Bachelor of Arts in Political Science from the University of Wisconsin-Madison and a J.D. from the University of Baltimore School of Law. He currently holds a FINRA Series 24 license. Mr. Canter’s experience in wealth management, legal and compliance, and the registered investment adviser industry led the Nominating and Corporate Governance Committee to conclude that Mr. Canter is qualified to serve as a Director of the Fund.

Seema Chetal, 60 — Ms. Chetal has served as a Director of the Fund since September 2026. From January 2026, Ms. Chetal is serving as a senior advisor at SKC Advisory, a management consulting firm. From July 2023 to August 2025, Ms. Chetal served as a Managing Director at JPMorgan, where she focused on private fund investment research. Prior to JPMorgan, she served as a Managing Director at First Republic Investment Management, Inc. from June 2017 to June 2023, where she also served as Director of Alternative Fund Research and Chair of the Alternatives Investment Committee and oversaw due diligence and performance reporting across alternative funds. In these roles, Ms. Chetal led teams of research analysts conducting due diligence across private equity, credit, venture capital and real estate funds, including business development companies, real estate investment trusts and interval funds. She also served as an advisory board member for several alternative investment funds, overseeing governance matters including portfolio valuation, deal allocation, co-investments and fund restructuring. Ms. Chetal also has direct lending experience from roles at GE Capital Corporation and Anthem Capital, investing across senior, mezzanine and distressed loans and structured asset-based lending strategies. Ms. Chetal received a B.Com. in Accounting and an M.Com. in Accounting and Tax from Delhi University, in addition to an M.B.A. in Finance and International Business from Columbia University. Ms. Chetal’s experience in alternative fund research and credit investing, as well as in fund governance and oversight led the Nominating and Corporate Governance Committee to conclude that Ms. Chetal is qualified to serve as a Director of the Fund.

Jeff Van Horn, 66 — Mr. Van Horn has served as a Director of the Fund since September 2026. Mr. Van Horn served as Chief Financial Officer of KKR Credit Advisors (US) LLC, a subsidiary of KKR & Co. Inc., from 2015 until his retirement in June 2025. Prior to this role, Mr. Van Horn served as KKR & Co. Inc.’s Global Tax Director from 2010 to 2014 and KKR Credit Advisors (US) LLC’s Tax Director from 2004 to 2009. During Mr. Van Horn’s employment with KKR & Co. Inc., he also served as Chief Financial Officer of KKR Private Equity Conglomerate LLC, KKR Infrastructure Conglomerate LLC and KKR Financial Holdings LLC. Prior to joining KKR, Mr. Van Horn served as Senior Vice President of Investments and Chief Financial Officer of AvalonBay Communities, Inc. and Bay Apartment Communities, Inc., respectively, from 1996 to 1999. Prior to joining Bay Apartment Communities, Inc., Mr. Van Horn was a tax partner at Arthur Andersen LLP, where he was employed from 1982 to 1996. Mr. Van Horn received a B.A. in Business Administration with a concentration in Accounting from California State University, Stanislaus. Mr. Van Horn is a Certified Public Accountant (inactive). Mr. Van Horn’s extensive financial and tax accounting experience and service as a Chief Financial Officer and Tax Director of public and private companies led the Nominating and Corporate Governance Committee to conclude that Mr. Van Horn is qualified to serve as a Director of the Fund.

Officers Who are Not Directors

Information regarding our executive officers who are not Directors, is as follows as of October 28, 2026:

Name and Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years
Dev Gopalan Age: 47	President and Chief Executive Officer	Since 2026	Partner and Portfolio Manager at Sagard Senior Lending since 2021; Chief Executive Officer of Angel Island Capital from 2017 to 2021

Christopher Millin Age: 53	Chief Financial Officer and Treasurer	Since 2026	Chief Financial Officer of US Registered Funds at Sagard Holdings Service Corp since July 2026; Chief Financial Officer at Performance Equity Management LLC from 2020 to 2026

Puja Kumar Age: 46	Corporate Secretary	Since 2026	Partner, Deputy General Counsel and Assistant Secretary at Sagard since 2021; Vice-President, Legal Affairs for Fiera Private Alternative Investments Inc. at Fiera Capital Corp.

Gerald Cummins Age: 71	Chief Compliance Officer	Since 2026	Director, ACA Group, LLC since 2014.

The address for each of the above officers is c/o Sagard Private Income Fund Inc., 280 Park Avenue, 34th Floor West, New York, New York 10017.

Dev Gopalan, 47 — Mr. Gopalan has served as President and Chief Executive Officer of the Fund since September 2026. Since 2021, Mr. Gopalan has served as a Partner and Portfolio Manager of Sagard Senior Lending, where he is responsible for overseeing the senior lending strategy at Sagard. Mr. Gopalan is based in New York, New York. Prior to Sagard, Mr. Gopalan served as Chief Executive Officer of Angel Island Capital from 2017 to 2021. From 2010 to 2017, Mr. Gopalan worked at KKR & Co. Inc. where he served as Head of U.S. Private Credit and was a member of the Global Private Investment and Portfolio Management Committees. He also previously served as a Principal at Canada Pension Plan Investment Board (“CPPIB”) in the credit business. Mr. Gopalan has also held various roles in leveraged finance at Barclays Capital Inc., Goldman Sachs & Co. LLC, and JPMorgan Chase & Co. Mr. Gopalan holds an M.A. from Brandeis University and a B.S. from Georgetown University. In addition, he is currently on the board of Finding Ferdinand, Nobordist, and inKind Cards.

Christopher Millin, 53 — Mr. Millin has served as Chief Financial Officer and Treasurer of the Fund since September 2026. Mr. Millin joined Sagard Holdings Service Corp. as Chief Financial Officer of US Registered Funds in July 2026, where he serves as the Chief Financial Officer for each SEC-registered product. Prior to joining Sagard, Mr. Millin joined Performance Equity Management, LLC (“PEM”) as a Manager in the Corporate Accounting team in June 2005 and held various roles during his tenure, including Controller, Director of Fund Administration, and Senior Vice President of Finance prior to being named Chief Financial Officer in 2020. Prior to joining PEM, he held positions in the audit divisions of Bank of America and Deloitte & Touche LLP. Earlier in his career, Mr. Millin held positions in the operations groups of The NASDAQ Stock Market and Brown Brothers Harriman. Mr. Millin received a Bachelor of Science with a dual major in Finance and Law & Public Policy from Syracuse University, an MBA with a major in Finance from Fordham University, and a Certificate in Accounting from Pace University. Mr. Millin is a Certified Public Accountant licensed in the State of Connecticut.

Puja Kumar, 46 — Ms. Kumar has served as Corporate Secretary of the Fund since September 2026. Ms. Kumar is Partner, Deputy General Counsel and Assistant Secretary at Sagard, where she has been responsible for the oversight and management of legal matters relating to Sagard’s activities and operations, including fund formation, fundraising, investment and asset management activities, since joining the firm in 2021. Prior to joining Sagard, Ms. Kumar served as Vice-President, Legal Affairs for Fiera Private Alternative Investments Inc. at Fiera Capital Corp., where she provided legal advice, guidance and services to different investment platforms and activities in infrastructure, real estate, private credit, agriculture, private equity and other private investment strategies worldwide. Prior to Fiera, Ms. Kumar served as Head of Legal for Third Eye Capital Corporation, a Toronto-based private debt firm specializing in innovative debt financing solutions. Earlier in her career, Ms. Kumar was a Senior Associate in the Financial Services Group at McMillan LLP. Ms. Kumar received a Bachelor of Business Administration with Honours from the Schulich School of Business, York University and an LL.B. from the University of Western Ontario. Ms. Kumar also holds multiple certifications from CSI Global Education and has completed the CAIA Fundamentals Program.

Gerald Cummins, 71 — Mr. Cummins has served as the Fund’s Chief Compliance Officer since September 2026 pursuant to an agreement between the Fund and ACA Group, LLC, a compliance consulting firm. Mr. Cummins has been a director of ACA Group, LLC or its predecessor firms since June 2014 and in that capacity he also serves as the Chief Compliance Officer to five other unaffiliated BDCs and three private credit managers. Prior to joining ACA Group, LLC, Mr. Cummins was a consultant for Barclays Capital Inc. from 2012 to 2013, where he participated in numerous compliance projects on pricing and valuation, compliance assessments, and compliance policy and procedure development. Prior to his consulting work at Barclays, Mr. Cummins was from 2010 to 2011 the Chief Operating Officer and the Chief Compliance Officer for BroadArch Capital and from 2009 to 2011 the Chief Financial Officer and Chief Compliance Officer to its predecessor New Castle Funds, a long-short equity asset manager. Prior to that, Mr. Cummins spent 25 years at Bear Stearns Asset Management (BSAM), where he was a Managing Director and held senior compliance, controllers and operations risk positions. Mr. Cummins graduated with a B.A. in Mathematics from Fordham University.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Director or any group or committee of Directors, correspondence should be addressed to the Board or any such individual Director or group or committee of Directors by either name or title. All such correspondence should be sent c/o Sagard Private Income Fund Inc., 280 Park Avenue, 34th Floor West, New York, New York 10017, Attention: Chief Compliance Officer.

Committees of the Board

Our Board has two standing committees: an audit committee and a nominating and corporate governance committee. We do not plan to have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee

The audit committee operates pursuant to a charter and consists of three members, including a chairperson of the audit committee. The audit committee members are Jeff Van Horn (Chair), David Canter, and Seema Chetal. Each of the members of the audit committee meets the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or of the Adviser. The Board has determined that each of Ms. Chetal and Mr. Van Horn is an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated under the Exchange Act. The primary functions of the audit committee are to oversee the integrity of the Fund’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies and to establish guidelines and oversee the investment valuation process followed by the Valuation Designee (the Adviser) and to provide information to the Board on matters relating to the valuation of the Fund’s investments. The audit committee is responsible for selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent accountants, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor) and reviewing the independence of the Fund’s independent registered public accounting firm.

A copy of the charter of the audit committee is available in print to any shareholder who requests it, and it will also be available via the Fund’s password-protected investor portal.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee operates pursuant to a charter and consists of three members, including a chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee members are David Canter (Chair), Seema Chetal and Jeff Van Horn. Each of the members of the nominating and corporate governance committee is not an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or of the Adviser. The primary function of the nominating and corporate governance committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of Directors for election, selection of Director nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board.

When nominating Director candidates, the nominating and corporate governance committee will take into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the nominating and corporate governance committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the nominating and corporate governance committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard.

The nominating and corporate governance committee will consider candidates suggested by its members and other members of the Board, as well as the Fund’s management and shareholders. A Fund shareholder who wishes to recommend a prospective nominee for the Board must provide written notice to the Secretary of the Fund in accordance with the requirements set forth in the Fund’s bylaws. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a Director by a shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

A copy of the charter of the nominating and corporate governance committee is available in print to any shareholder who requests it and will also be available via the Fund’s password-protected investor portal.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board. Among other things, our Board sets broad policies for us and approves the appointment of our investment adviser, administrator and officers. The role of our Board, and of any individual Director, is one of oversight and not of management of our day-to-day affairs.

Under our charter and bylaws, our Board may designate one of our Directors as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board. The Board has appointed Samuel Robinson, who is an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund, to serve in the role of chairperson of the Board. The chairperson’s role is to preside at all meetings of the Board and to act as a liaison with the Adviser, counsel and other Directors generally between meetings. The Board believes that Mr. Robinson is the Director with the most knowledge of the Fund’s business strategy and is best situated to serve as chairperson of the Board. We are aware of the potential conflicts that may arise when a non-Independent Director is chairperson of the Board, but believe these potential conflicts are offset by our corporate governance policies, which include regular meetings of the Independent Directors in executive session without the presence of interested Directors and management, the establishment of two standing committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of Interested Directors and other members of management, for administering our compliance policies and procedures.

While the Fund currently does not have a policy mandating a Lead Independent Director, the Board believes that having an Independent Director fill the lead Director role is appropriate. Seema Chetal has been appointed to serve as Lead Independent Director. The Lead Independent Director, among other things, works with the chairperson of the Board in the preparation of the agenda for each Board meeting and in determining the need for meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the chairperson of the Board and/or the chief executive officer and otherwise consults with the chairperson of the Board and/or the chief executive officer on matters relating to corporate governance and performance of the Board.

The Board reviews matters related to its leadership structure annually. The Board has determined that its leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Directors and the full board in a manner that enhances effective oversight.

The Board believes that its leadership structure is the optimal structure for us at this time. Our Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

Board Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Fund consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Fund; (2) reviewing and approving, as applicable, its compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Fund’s Valuation Designee (the Adviser) and the investment valuation process via its valuation committee that operates pursuant to authority assigned to it by the Board; (5) meeting, or reviewing reports prepared by the representatives of key service providers, including the Fund’s investment adviser, administrator, custodian and independent registered public accounting firm, to review and discuss the Fund’s activities and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Fund’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; (7) overseeing the Fund’s accounting and financial reporting processes, including supervision of the Fund’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues; and (8) overseeing the services of the Fund’s chief compliance officer to test its compliance procedures and those of its service providers.

The Board also performs its risk oversight responsibilities with the assistance of the Fund’s chief compliance officer. The Board receives a quarterly report from the Fund’s chief compliance officer, who reports on, among other things, the Fund’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Fund’s chief compliance officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers. The Fund’s chief compliance officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for changes to such policies and procedures as a result of the Fund’s chief compliance officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. The Fund’s chief compliance officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Fund’s chief compliance officer, the Board also receives reports and updates from legal counsel to the Fund regarding legal, regulatory and governance matters.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our Board in risk oversight is effective and appropriate given the extensive regulation to which we are already subject and to which we will be subject as a BDC. As a BDC, we will be required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are and will be limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Portfolio Management

The Adviser, Sagard Holdings Manager (US) LLC, serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, the Adviser is responsible for evaluating and monitoring our investments and providing day-to-day managerial and administrative services to the Fund.

Our primary portfolio manager, Dev Gopalan, is primarily responsible for the day-to-day management of our portfolio, with oversight and approval by the Investment Committee. To the extent that we make opportunistic credit investments, Mustafa Humayun will act as portfolio manager for those investments (together with Dev Gopalan, the “Portfolio Managers”) and will also be responsible for the day-to-day management of that portion of the portfolio, with oversight and approval from the Investment Committee. Each Portfolio Manager is a member of the Investment Committee. The Portfolio Managers and members of the Investment Committee also manage other private funds/investment companies, other pooled investment vehicles and other accounts.

New investment opportunities and follow-on investments in existing portfolio companies require majority approval of the eligible voting members of the Investment Committee. The Investment Committee will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Investment Committee reviews and determines whether to make prospective investments identified by the Adviser and monitors the performance of our investment portfolio, while the day-to-day management of investments approved by the Investment Committee is overseen primarily by the Portfolio Managers.

The Portfolio Managers also benefit from the support of the broader Sagard platform’s investment resources, including a dedicated team of private credit and direct lending investment professionals with experience across origination, underwriting, structuring, execution and portfolio management. The process culminates as the Portfolio Managers determine portfolio positioning and decide how much of our portfolio is invested in each asset class and investment opportunity, subject to Adviser’s allocation policy. The Portfolio Managers also oversee any temporary investments, such as those in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less.

None of the Portfolio Managers or Investment Committee members receive any direct compensation from us. All of the Portfolio Managers and Investment Committee members have financial interests in, and may receive compensation and/or profit distributions from, Sagard. Sagard compensates its key advisory personnel through a multi-component structure designed to align the interests of investment professionals with those of the Fund and its investors, which consists of a base salary and incentive compensation.

The table below shows the dollar range of Common Shares owned by the Portfolio Managers as of October 28, 2026:

Name of Portfolio Manager	Dollar Range of Equity Securities(1)
Dev Gopalan	None
Mustafa Humayun	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

Biographical information relating to our Portfolio Managers who are not also executive officers of the Fund can be found below. For biographical information relating to Dev Gopalan, our President and Chief Executive Officer, see “Item 5. Directors and Executive Officers – Officers Who are Not Directors”.

Mustafa Humayun — Mr. Humayun has served as Partner at Sagard and as Portfolio Manager of Sagard Credit Partners since 2016. Mr. Humayun is responsible for overseeing the private credit business to invest in non-sponsored credit opportunities in the North American middle market. Alongside Adam Vigna, Sagard’s Chief Investment Officer, Mr. Humayun leads the Sagard Credit Partners team in their management of the investment process, including origination, due diligence, execution, and portfolio management. Mr. Humayun is based in Toronto, Canada.

Prior to Sagard, Mr. Humayun was a Managing Director at CPPIB where he led multiple sector teams across North and South America. Before that, Mr. Humayun was an Investment Professional in the Special Situations Group at Goldman Sachs in New York where he invested across the capital structure across a number of different sectors. Mr. Humayun has previously served on the boards of Laricina Energy, Queen’s University Investment Council, and LongPoint Minerals.

Mr. Humayun holds a B.Comm. from Queen’s University. He currently serves on the Board of TO Live Foundation, an entity that manages Toronto’s most iconic theatres, as well as the Lassonde Art Trail in Toronto. He was previously on the board of New York Needs You and Youth Empowering Parents.

Item 6.	Executive Compensation.

Compensation of Executive Officers

The Fund’s executive officers do not receive any direct compensation from the Fund. The Fund does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Fund’s business will be provided by individuals who are employees of the Adviser or its affiliates or by individuals who are contracted by the Adviser, the Fund or their respective affiliates to work on behalf of the Fund, pursuant to the terms of the Advisory Agreement and the Administration Agreement. Each of the Fund’s executive officers is an employee of the Adviser or its affiliates, and the day-to-day investment operations and administration of the Fund’s portfolio are managed by the Adviser. In addition, the Fund will reimburse the Adviser for the Fund’s allocable portion of certain expenses incurred by the Adviser in performing its obligations under the Advisory Agreement and the Administration Agreement.

The Advisory Agreement and the Administration Agreement provide that the Adviser (and its officers, managers, partners, agents, employees, controlling persons (as defined in the 1940 Act), members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses) for any liability or loss suffered by the Adviser, and the Adviser shall be held harmless for any loss or liability suffered by the Fund, arising out of the performance in good faith of any of its duties or obligations under the Advisory Agreement or the Administration Agreement, respectively, or otherwise as the Fund’s investment adviser or administrator, respectively; provided, however, that the Adviser cannot be indemnified for any liability arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties and obligations of the Adviser under the Advisory Agreement or the Administration Agreement, as applicable.

Compensation of Directors

The Fund will not pay compensation to its Directors who also serve in an executive officer capacity for the Fund or the Adviser. Our Directors who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive an annual cash retainer of $50,000. In addition, the chair of the Board’s audit committee will receive an additional $10,000 annual cash retainer. We also reimburse each of the Directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

We have obtained directors’ and officers’ liability insurance on behalf of our Directors and officers. We do not have a profit-sharing or retirement plan, and Directors do not receive any pension or retirement benefits. The Board reviews and determines the compensation of independent directors.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Director Independence

While we are not listed on any public securities exchange, we intend to comply with listing standards of the New York Stock Exchange (“NYSE”) requiring listed companies to have a board of directors with at least a majority of independent directors. The NYSE listing standards provide that a director of a BDC will be considered to be independent if he or she is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the 1940 Act.

Based on these standards, the Board has determined that David Canter, Seema Chetal, and Jeff Van Horn are independent (or not “interested persons” of the Fund). Based upon information requested from each such Director concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has a material business or professional relationship with the Fund, other than in his or her capacity as a member of the Board or any committee thereof. All of the members of the Audit Committee and Nominating and Corporate Governance Committee are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Certain Relationships and Related Transactions

The Fund is subject to certain actual and potential conflicts of interest arising from the relationships among the Fund, the Adviser, Sagard, SHI, PCC and their respective affiliates. These conflicts arise, among other circumstances, in connection with the Adviser’s simultaneous management of Other Sagard Clients (as defined below), the fee and compensation arrangements between the Fund and the Adviser, the role of SHI as the Fund’s initial majority shareholder (directly and indirectly through its wholly-owned subsidiary), and the Adviser’s role as both investment adviser and administrator to the Fund. You should be aware that individual conflicts will not necessarily be resolved in favor of the Fund’s shareholders. The following description of conflicts is not exhaustive, and additional and different conflicts may arise as the Fund’s investment program develops. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

The members of the senior management and investment teams of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment vehicles managed by the same personnel. For example, the Adviser is the investment adviser or co-investment adviser to multiple other Sagard-affiliated funds and investment vehicles (collectively, “Other Sagard Clients”), and the officers, managers and other personnel of the Adviser may serve in similar or other capacities for the investment advisers to future investment vehicles affiliated with Sagard. In the future, these persons and other affiliates of Sagard may organize other debt-related programs and acquire for their own account debt-related investments that may be suitable for the Fund.

In serving in these multiple and other capacities, the Adviser’s personnel may have obligations to investors in Other Sagard Clients, the fulfillment of which may not be in the Fund’s best interests or in the best interests of the Fund’s shareholders. The Fund’s investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. As a result, the Adviser and its affiliates may face conflicts of interest in allocating investment opportunities among the Fund and the Other Sagard Clients, and there can be no assurance that the Fund will receive its proportionate share of any particular investment opportunity. Any actions taken by the Adviser in its capacity as adviser to an Other Sagard Client that are more favorable to such Other Sagard Client may, in certain circumstances, be adverse to the interests of the Fund.

Investment Advisory Agreement and Administration Agreement

Pursuant to the Advisory Agreement, the Adviser will provide us with investment advisory services for which we will pay the Adviser a management fee, quarterly in arrears, at an annual rate of 1.25% of the average monthly value of the Fund’s net assets (subject to the Advisory Fee Waiver Period, during which the effective rate is 0.85% per annum) as well as an incentive fee based on performance. See “Item 1. Business — Management Agreements” for a description of how the fees payable to the Adviser are determined.

The incentive fee will be computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for our Adviser to invest in certain types of securities that may have a high degree of risk. We will rely on input from investment professionals from our Adviser to value our portfolio investments. Our Adviser’s base management fee and incentive fee will be based on the value of our investments, and there may be a conflict of interest when personnel of our Adviser assist in determining periodic fair values for our portfolio investments.

Pursuant to the Administration Agreement, the Adviser will also oversee our day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. There is no separate fee paid by us to the Adviser in connection with the administrative services provided under the Administration Agreement, provided, however, that we reimburse the Adviser for all costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities thereunder. See “Item 1. Business — Management Agreements” for a description of our obligation to reimburse the Adviser under the Administration Agreement.

Expense Support Agreement

We have entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser (1) has agreed to advance or otherwise bear all of our organization and offering expenses through December 31, 2026 and (2) may elect, in its discretion, to make Expense Payments on our behalf, provided that no portion of any Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Notwithstanding anything to the contrary in the Expense Support Agreement, in no event will the Fund bear organization and offering expenses in excess of the $1.5 million O&O Cap; to the extent such expenses exceed the O&O Cap, the Adviser will pay the excess on the Fund’s behalf without reimbursement or recoupment. The Fund’s right to receive an Expense Payment becomes an asset of the Fund once the Adviser commits in writing to pay it. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to or on behalf of the Fund in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates. Beginning after December 31, 2026, the Adviser will be entitled to reimbursement of Expense Payments from us if Available Operating Funds exceed the cumulative distributions accrued to the Fund’s shareholders, among other conditions. See “Item 1. Business — Management Agreements — Expense Support and Conditional Reimbursement Agreement.” for additional information regarding the Expense Support Agreement.

Allocation of the Adviser’s Time

The Fund relies on the Adviser to manage the Fund’s day-to-day activities and to implement its investment strategies. The Adviser and Sagard and certain of their affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, the Adviser and Sagard and certain of their affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the Adviser’s existing and future advisory relationships with Other Sagard Clients. The Adviser and Sagard and their employees will devote only as much of their time to the Fund’s business as the Adviser and Sagard, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Adviser, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to Other Sagard Clients or other affiliated entities than to the Fund.

However, the Fund believes that the members of the Adviser’s management and the other key debt finance professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the Fund’s business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Competition and Allocation of Investment Opportunities

As a BDC regulated under the 1940 Act, the Fund is subject to certain restrictions on affiliated co-investment transactions. Sections 17(d) and 57(a)(4) of the 1940 Act and Rule 17d-1 promulgated thereunder generally prohibit BDCs from participating in joint transactions, including co-investments, with certain affiliates of the BDC without prior SEC approval, in the absence of an exemptive order. These restrictions apply to transactions originated by the BDC or its affiliates, and extend to transactions in which price is not the only negotiated term. As a result, without the Co-Investment Exemptive Order, the Fund’s ability to co-invest alongside Other Sagard Accounts in negotiated private credit transactions is significantly limited.

We, the Adviser and certain of our affiliates have filed an application with the SEC for the Co-Investment Exemptive Order under Sections 17(d) and 57(i) of the 1940 Act and Rule 17d-1 thereunder, to allow certain managed funds and investment vehicles, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser (and including any direct or indirect, wholly- or majority-owned subsidiary of the Adviser or its affiliates), to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions of the Co-Investment Exemptive Order. If granted, the Co-Investment Exemptive Order will permit us, subject to the satisfaction of certain conditions (including requirements that all participants invest on equal terms, at the same time, at the same price and in the same class of securities and, in some cases, the approval of the required majority of Independent Directors), to co-invest in certain privately negotiated investment transactions with our co-investment affiliates. We believe this relief will enhance our ability to participate in larger investment opportunities alongside Other Sagard Accounts than would otherwise be available to us. There is no assurance that the Co-Investment Exemptive Order will be granted by the SEC, and any changes to the Co-Investment Exemptive Order or related rules and guidance could impact allocations made available to us and thereby affect (and potentially decrease) the allocation made to us. Until such relief is obtained, the Fund may only co-invest alongside Other Sagard Accounts in transactions in which price is the only negotiated term and otherwise in accordance with 1940 Act requirements.

The Adviser and its affiliates will simultaneously provide investment advisory services to the Fund and to Other Sagard Accounts. The Adviser may determine that it is appropriate for the Fund and one or more Other Accounts to participate in the same investment opportunity. To the extent the Fund makes co-investments with Other Accounts, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to the Fund versus Other Accounts, including as a result of the different fee and compensation structures applicable to the Fund and Other Accounts.

To mitigate allocation conflicts, the Adviser has established an allocation policy designed to ensure that investment opportunities are allocated among the Fund and Other Sagard Accounts in a manner that is fair and equitable over time. In allocating investment opportunities among eligible vehicles, the Adviser will consider a range of factors, which may include, among others: the Fund’s and Other Sagard Accounts’ investment objectives, policies, restrictions and guidelines (including term, investment period, and geographic, diversification and concentration restrictions); the amount of capital required to fund the investment opportunity and current and projected available capital and borrowing capacity; undrawn capital available for investment; transaction sourcing; targeted rate of return and investment holding period; the ability to accommodate structural, timing and other aspects of the investment opportunity; timing necessary to execute the investment; existing portfolio construction and diversification; the size, liquidity and duration of the investment opportunity; stage of development of the prospective portfolio company and anticipated holding period; portfolio composition and concentration parameters (including geography, industry, issuer, volatility and leverage); suitability as a follow-on investment for an existing portfolio company; use of leverage in the proposed capital structure; availability of other suitable investments; supply and demand for the investment opportunity at a given price level; risk considerations; industry and other allocation targets; minimum and maximum investment size requirements; tax and accounting implications; current and anticipated market conditions; potential conflicts of interest arising from more than one Fund or Other Sagard Account pursuing the same opportunity; any “ramp-up” period; any priority obligations to offer opportunities; related investments; any tax, legal or regulatory restrictions deemed relevant by the Adviser; any other factors described in the Adviser’s allocation policy or Form ADV; any other relevant limitations in the governing documents of the Fund or Other Sagard Accounts; and any other factors deemed relevant by the Adviser in the exercise of its judgment. Allocation determinations are inherently subjective and give rise to conflicts of interest because the Adviser may have an incentive to allocate investment opportunities to the vehicle from which it or its affiliates derive greater fees or other economic benefits, and because principals and employees of the Adviser may hold interests in the Fund or Other Sagard Accounts that create additional incentives. There can be no assurance that the Fund’s actual allocation of an investment opportunity, if any, or the terms on which that allocation is made will be as favorable as they would be if the conflicts of interest described herein did not exist.

Portions of any investment opportunity not allocated to the Fund or Other Sagard Accounts may be offered as co-investment opportunities to Co-Investors, strategic partners or others in the Adviser’s discretion. In addition, the Adviser and its affiliates from time to time provide certain investors in Other Sagard Accounts or third parties with contractual rights to participate in co-investment opportunities alongside the Fund, and there will be times where a Co-Investor or Other Sagard Account will invest alongside the Fund in the same transaction or, where the Co-Investor or Other Sagard Account holds priority or other contractual co-investment rights, will receive an allocation of an investment opportunity ahead of, or to the exclusion of, an allocation to the Fund, subject in each case to the 1940 Act, the conditions of the Co-Investment Exemptive Order (once obtained) and the Adviser’s allocation policy. This could result in the Fund not participating in an investment opportunity at all or participating to a lesser extent than it otherwise would have.

Sagard has expanded, and may continue to expand, its investment management services beyond the Fund, including through additional closed-end and open-end funds, separately managed accounts, co-investment vehicles, special purpose vehicles and other investment vehicles (which may constitute additional Other Accounts), which could give rise to additional conflicts of interest not specifically described herein. Further, Sagard plans to continue to invest capital of third parties and its affiliates in a wide variety of credit investment opportunities, which may include investment vehicles that have investment strategies or objectives that overlap with the Fund’s strategy. It is expected that the activities of Other Accounts may compete with the Fund for investment opportunities consistent with the Fund’s investment objectives, and in such circumstances, the Adviser expects to allocate such opportunities in a manner consistent with the 1940 Act, the conditions of the Co-Investment Exemptive Order (once obtained) and the Adviser’s allocation policy. There can be no assurance that the Fund will ultimately be allocated all opportunities that are consistent with its investment objectives, or that the allocation process will be free of the conflicts of interest described above.

Conflicts Relating to SHI and PCC

SHI, a subsidiary of PCC, is the Fund’s initial majority shareholder (directly and indirectly through SHI’s wholly-owned subsidiary), having made the Seed Investment and having received Common Shares in connection with the SPV Contribution.

SHI’s position as a significant shareholder creates potential conflicts of interest. For example, SHI may have interests in the Fund’s investment performance, valuation and distribution policy that are different from the interests of unaffiliated shareholders. The Adviser, which is indirectly owned by Sagard, may be influenced, directly or indirectly, by SHI’s or PCC’s interests as controlling shareholder of Sagard in a manner that is adverse to unaffiliated shareholders, even though neither SHI nor PCC has a contractual right to direct the Fund’s investment decisions. Conversely, the Adviser may have an incentive to favor the Fund’s short-term performance during the period in which SHI, directly or indirectly, is the majority shareholder (which could be at the expense of Other Sagard Clients) in order to facilitate the reduction of SHI’s ownership percentage by attracting new investors.

In addition, the Initial Portfolio was originated and managed by investment personnel of the Adviser prior to the BDC Election Date, and the SPV Contribution involved the transfer of the Initial Portfolio from SHI’s affiliated vehicle to the Fund prior to the Fund’s election to be regulated as a BDC. The valuation of the Initial Portfolio at the time of the SPV Contribution was determined by the Adviser in consultation with an independent third-party valuation firm engaged by the Adviser and may present a conflict of interest, as the Adviser has an incentive to value the Initial Portfolio at a level that is favorable to SHI (the wholly-owned subsidiary of which received Common Shares in exchange for the SPV Contribution at a price per share based on the then-current NAV). Although the Board supervised the valuation process, there can be no assurance that the valuation used in connection with the SPV Contribution fully reflected the fair market value of the Initial Portfolio.

Advisory Fee Structure

The Income Incentive Fee is calculated quarterly based on the Fund’s Pre-Incentive Fee Net Investment Income, subject to the Hurdle Rate. This fee structure may incentivize the Adviser to favor investments that maximize short-term current income (which increases the Income Incentive Fee) over investments that may be more appropriate for the Fund’s long-term performance or capital preservation objectives. The Adviser may also be incentivized to use leverage to increase income available for distribution and thereby increase the Income Incentive Fee, which may increase the risk of loss of principal. The Capital Gains Incentive Fee, which is calculated on a cumulative realized net gain basis, may incentivize the Adviser to selectively realize gains or to hold investments longer than appropriate in order to manage cumulative capital gain calculations. In addition, the Adviser has an incentive to recommend the use of leverage or the issuance of additional equity to increase the average monthly value of net assets, which forms the basis for the Base Management Fee. These incentives may cause the Adviser to make riskier or more speculative investments or to rely more heavily on leverage than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns.

Valuation Conflicts

The fair value of most of the Fund’s investments will not be readily determinable because there is no active trading market for them. The Adviser, as the Board-designated valuation designee under Rule 2a-5 of the 1940 Act, is responsible for implementing the valuation process for the Fund’s portfolio investments. The Adviser has a direct financial interest in the valuation of the Fund’s investments because: (i) the Base Management Fee is calculated based on the Fund’s net assets, which reflects the fair value of the Fund’s portfolio investments; and (ii) the Capital Gains Incentive Fee is based on cumulative net realized capital gains, which includes unrealized depreciation as an offset.

This creates a conflict of interest in that the Adviser may have an incentive to ascribe higher fair values to the Fund’s investments in order to increase the Base Management Fee base. Although the Adviser is required to engage independent third-party pricing and valuation services and to report quarterly to the Board’s audit committee, and the Board remains ultimately responsible for the fair valuation of the Fund’s portfolio investments, there can be no assurance that the valuation process will be free of bias resulting from this conflict. The exercise of discretion in valuation may also give rise to conflicts in connection with co-investments alongside Other Sagard Clients, where the Adviser simultaneously determines the fair value of the same portfolio company or investment for multiple funds.

Material Non-Public Information

The Adviser and its affiliates may from time to time come into possession of material, non-public information (“MNPI”) about issuers whose securities may be held or considered for purchase or sale by the Fund. The receipt of MNPI may restrict the Fund’s ability to buy or sell securities issued by such companies. As a result, the Fund may not be able to initiate a transaction that it otherwise might have initiated, or sell an investment that it otherwise might have sold, due to these restrictions. In addition, personnel of the Adviser or its affiliates who serve on the boards of directors of portfolio companies as a result of the Fund’s investments may acquire MNPI in the course of their board service. Although the Adviser maintains information barrier procedures and a Code of Ethics designed to manage the flow of MNPI, there can be no assurance that such procedures will be effective in all circumstances or that the Fund will not be restricted from taking actions that would otherwise be in its best interest.

Personnel of the Adviser or its affiliates may serve as directors or observers on the boards of directors of portfolio companies. While conflicts of interest may arise to the extent that the fiduciary duties of such a director to a portfolio company conflict with the fiduciary duties owed to the Fund, it is expected that, in many cases, the interests of the portfolio company and the Fund will be aligned. However, where the Adviser or its affiliates hold investments in multiple portfolio companies that may be competitors or counterparties to each other, director-level conflicts may arise that cannot be resolved in a manner favorable to all parties.

Board Oversight and Regulatory Protections

As a BDC regulated under the 1940 Act, the Fund expects to benefit from several regulatory protections intended to mitigate conflicts of interest that are not available to investors in private investment vehicles such as the Other Sagard Clients. The Board, a majority of which must comprise persons who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act, is responsible for overseeing the management and operations of the Fund, including reviewing and approving the Advisory Agreement and Administration Agreement on an annual basis (following their initial terms), reviewing the fees paid to the Adviser, and overseeing the valuation process. Certain transactions between the Fund and affiliates of the Adviser, including transactions that may create the conflicts of interest described above, are subject to the restrictions under Sections 17 and 57 of the 1940 Act, which may require Board approval or SEC approval, as applicable.

In connection with the Co-Investment Exemptive Order, the “required majority” of the Board (a majority of Directors who are not interested persons and who have no financial interest in any co-investment transaction) must approve certain co-investment transactions in which price is not the only negotiated term. These board-level protections are designed to protect the Fund’s shareholders from conflicts inherent in affiliated transactions, but investors should not rely solely on Board oversight to protect their interests in all circumstances. In some cases, conflicts may not be effectively mitigated by Board oversight, particularly where conflicts are structural (such as the Adviser’s incentive to maximize fee income) or arise in connection with Adviser discretion that is not subject to individual Board approval.

Distribution of Common Shares

The Adviser or its affiliates may pay compensation, out of their own funds and not as an additional charge to the Fund or investors, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, in connection with the distribution of Common Shares and/or for the purpose of introducing a selling agent to the Fund, promoting the recommendation of an investment in the Common Shares or in connection with providing services intended to result in the sale of Common Shares and/or shareholder support services, and such payment amounts may be significant. This compensation may differ among the recipients in amount or in the amount of calculation. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested, the timing of investment or the overall NAV of the Fund or a class of Common Shares, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries or service providers. The receipt of the additional compensation by a selling agent or financial intermediary may create potential conflicts of interest between an investor and its broker or dealer or other financial intermediary who is recommending the Common Shares over other potential investments. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Common Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Common Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

While the Adviser or its affiliates have and may continue to pay compensation to such entities in connection with the offering of Common Shares, it is under no obligation to pay such fees and may decide not to do so in the future to the extent that any such compensation is permitted to be borne by the Fund. In return for this compensation, the Adviser and its affiliates expect to receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the intermediary’s or service provider’s clients (sometimes referred to as “shelf space”); access to the intermediary’s registered representatives; and/or ability to assist in training and educating the intermediary’s registered representatives. In addition, as a result of such additional compensation paid by the Adviser or its affiliates, our net assets will increase, which will result in increased management and advisory fees payable to the Adviser and its affiliates. Prospective investors should take such payment arrangements into account when considering and evaluating any recommendations related to our shares. Potential investors must independently evaluate the Private Offering and make their own investment decisions.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Item 8.	Legal Proceedings.

Neither we, the Adviser, nor our subsidiaries are currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our businesses. We, the Adviser, and our subsidiaries may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies. While the outcome of any current legal proceedings cannot at this time be predicted with certainty, we do not expect any current matters will materially affect our financial condition or results of operations; however, there can be no assurance whether any pending legal proceedings will have a material adverse effect on our financial condition or results of operations in any future reporting period.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Market Information

Our Common Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2) and/or Regulation D thereunder or Regulation S under the Securities Act. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Common Shares currently, nor can we give any assurance that one will develop.

Because Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Investors may generally Transfer their Common Shares provided that the transferee, as applicable, satisfies applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with the terms of the Subscription Agreement. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee will be required to execute a Subscription Agreement pursuant to which they will agree to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us. Accordingly, investors must be willing to bear the economic risk of investment in the Common Shares until we are liquidated.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make distributions to holders of its Common Shares. The Fund intends to make monthly distributions to holders of its Common Shares commencing with the second full calendar quarter after the BDC Election Date, and such distributions will be recorded on the record date. All such distributions will be paid at the discretion of the Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. As a result, our distribution rates and payment frequency may vary from time to time.

The Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our investment company taxable income.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established any internal policies or limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the Private Offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the Private Offering.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan with respect to our Common Shares, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of holders of our Common Shares who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution on our Common Shares, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered holder of our Common Shares to have his, her or its cash dividend or other distribution reinvested in our shares. Unless a shareholder specifically elects to receive cash, all distributions will be automatically reinvested in additional Common Shares. Shareholders who wish to receive distributions in cash instead of having them reinvested may elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements or by subsequently notifying the Plan Administrator in writing in accordance with the terms below (other than clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

If any shareholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund or Ultimus, the plan administrator and the Fund’s transfer agent and registrar (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization if received in a timely fashion under the distribution reinvestment plan. The Plan Administrator may hold Common Shares acquired under the distribution reinvestment plan in non-certificated form in its name or that of its nominee, and will not issue share certificates to participants.

A shareholder may elect to receive distributions in cash or terminate his, her or its account under the distribution reinvestment plan by so notifying the Plan Administrator in writing no later than 10 calendar days prior to the record date for an applicable distribution; otherwise, such election or termination shall be effective only with respect to any subsequent distributions. Such election shall remain in effect until the shareholder notifies the Plan Administrator in writing of its withdrawal, which withdrawal will be effective immediately if notice is received no later than 10 calendar days prior to the record date for the next distribution; otherwise, such withdrawal will be effective only with respect to any subsequent distributions. If a participant elects to tender its Common Shares in full in connection with any tender offer by the Fund, any Common Shares issued to the participant under the distribution reinvestment plan subsequent to the expiration of the relevant tender offer will be considered part of the participant’s prior tender, and the participant’s participation in the distribution reinvestment plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.

If you elect to opt out of the distribution reinvestment plan in accordance with its terms, you will receive any distributions we declare in cash. We will pay the Plan Administrator’s fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued availability of an exemption from registration/qualification requirements under the securities laws of the recipient’s home jurisdiction.

The price for Common Shares acquired under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable, subject to adjustment to the extent required by Section 23 of the 1940 Act. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all shares, including those purchased under our distribution reinvestment plan, will be subject to any ongoing shareholder servicing and/or distribution fees. Common Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Common Shares offered in the Private Offering.

The Fund may terminate the distribution reinvestment plan upon written notice at least 10 business days prior to any record date for the payment of any distribution. The terms of the distribution reinvestment plan may also be amended or supplemented by the Fund at any time, except that, other than as necessary or appropriate to comply with applicable law or the rules, regulations or policies of the SEC or any other regulatory authority, any such amendment or supplement will only be effective upon at least 10 business days’ prior written notice. An amendment or supplement will be deemed accepted by each shareholder unless, prior to its effective date, the Plan Administrator receives written notice of that shareholder’s termination of participation in the distribution reinvestment plan. Upon any termination, the Plan Administrator will cause the Common Shares held for each participant under the distribution reinvestment plan to be delivered to the participant.

Item 10.	Recent Sales of Unregistered Securities.

SHI, the Fund’s initial investor, invested $25,000 in Class I shares on September 30, 2026 in connection with the Seed Investment, which represented all of the Fund’s issued and outstanding Class I shares prior to the SPV Contribution. In addition, in exchange for the SPV Contribution on October 27, 2026, SHI’s wholly-owned subsidiary, Sagard Holdings Investment I LP, received 7,654,277.44 Class I shares, which amount equaled the NAV of SPV I divided by the then-current NAV per Common Share, as determined in accordance with the Fund’s valuation policies and procedures. See “Item 1. Business — Seed Investment and Initial Portfolio” for a description of the Seed Investment and the SPV Contribution. The Class I shares issued to SHI and its wholly-owned subsidiary were offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 11.	Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of Maryland General Corporation Law (the “MGCL”) and on our charter and bylaws. This summary is not necessarily complete, and we refer investors to the Fund’s charter and bylaws for a more detailed description of the provisions summarized below.

General

Our authorized stock consists of 499,950,000 Class I shares of common stock, par value $0.001 per share, and 50,000 shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our shareholders generally are not personally liable for our debts or obligations.

Our charter provides that a majority of our Board, without any action by shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to our charter, the number of authorized shares of the former class or series will be automatically decreased and the number of shares of the latter class or series will be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that we have authority to issue will not be more than 500,000,000 shares in total.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of October 28, 2026
Class I Shares of Common Stock	499,950,000	—	7,656,777.44

Common Shares

We currently only have one class of Common Shares outstanding: Class I shares. All Common Shares have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board and declared by us out of funds legally available therefor. Except as may be provided by the Board in setting the terms of classified or reclassified shares, our Common Shares have no preemptive, exchange, conversion, or subscription or redemption rights and are freely transferable, except when their transfer is restricted by the charter, federal and state securities laws or by contract (including any subscription agreement pursuant to which an investor received Common Shares). In the event of our liquidation, dissolution or winding up, each Common Share would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Common Share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and will vote as a single class. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares will possess exclusive voting power. There is no cumulative voting in the election of directors.

The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof. Following the Adviser’s and our receipt of Multi-Class Exemptive Relief from the SEC that, if granted, will permit us to issue multiple classes of shares of our Common Stock with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date at our discretion, each class of Common Shares will represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, privileges, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other class of Common Shares except for such differences may be clearly and expressly set forth in our Organizational Documents. In addition, following receipt of the Multi-Class Exemptive Relief, if any, dividends and distributions may be paid upon shares of different classes of our Common Shares (which shall be done pro rata among the shareholders of shares of a specific class) at the same time and in different per share amounts on such class of Common Shares, if, as and when authorized by the Board and declared by us out of funds legally available therefor. As a result of such differences in dividend amounts, as well as potential differences in various fees and charges imposed on the different classes of our Common Shares, shares of different classes of our Common Shares may experience different returns.

Because of the different distribution fees, shareholder services fees and any other class expenses that may be attributable to the different classes of shares of our Common Shares, following receipt of the Multi-Class Exemptive Relief, if any, the net income attributable to, and any distributions payable on, each class of shares may differ from each other from time to time. As a result, the net asset value per share of the classes may differ over time. The Fund’s expenses, respectively allocated to a particular class of shares, will be borne on a pro rata basis by each outstanding share of that class.

Limitation on Liability of Directors and Officers; Indemnification and Advancement of Expenses

Our charter contains a provision which eliminates directors’ and officers’ liability to the Fund or our shareholders for money damages to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to include in its charter a provision indemnifying any director or officer made a party to a proceeding by reason of his or her service in such capacity until such time as it is “established” that (i) the act or omission of the director or officer was committed in bad faith or was the result of active and deliberate dishonesty and was material to the matter giving rise to the proceeding; (ii) the individual actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter requires us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Fund or (b) any individual who, while a director or officer of the Fund and at the request of the Fund, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Fund. The Fund has the power, with the approval of our Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Fund in any of the capacities described in (a) or (b) above and to any employee or agent of the Fund or a predecessor of the Fund. The indemnification and payment or reimbursement of expenses provided in the charter and bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Notwithstanding the foregoing, any advancement of expenses pursuant to the charter will not be made to any person except upon, and only upon, delivery to the Fund of (a) a written affirmation by such person of his or her good faith belief that the standard of conduct necessary for indemnification by the Fund under the MGCL has been met and (b) a written undertaking by or on behalf of such person to repay any advancement of expenses if it ultimately is determined by a final, non-appealable judicial decision that such person has not met the applicable standard of conduct necessary for indemnification under the MGCL. Any such undertaking will be an unlimited, non-interest bearing general obligation of such person but need not be secured and will be accepted by the Fund without reference to the financial ability of such person to make repayment.

In accordance with the 1940 Act, we will not indemnify any director or officer of the Fund for any liability to the Fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

We may enter into indemnification agreements with our directors and executive officers, which would generally provide our directors and executive officers the maximum indemnification permitted under the MGCL and the 1940 Act.

Maryland Law and Certain Charter Provisions

Organization and Purpose

We were formed as a Delaware statutory trust on March 20, 2026 and converted to a Maryland corporation effective on September 18, 2026. We will remain in existence until dissolved in accordance with our charter or pursuant to Maryland law. Under the charter, the Fund is permitted to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland, including engaging in business as a business development company under the 1940 Act.

Maryland Anti-takeover Law

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Term and Election; Vacancies; Removal

Our charter and bylaws provide that the number of directors will be set only by the Board. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL nor, unless our bylaws are amended, more than nine. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, except as may be provided by our Board in setting the terms of any class or series of stock, any and all vacancies on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Under the charter, on the date on which the Fund holds its first annual meeting of shareholders, the Board will be divided into three classes, as nearly equal in number as possible, with the term of one class expiring at each successive annual meeting of shareholders, and each director will hold office for a term expiring at the annual meeting held in the third year following the year of election and until a successor is elected and qualifies. The Fund is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act; if the Fund does not hold an annual meeting in a given year, the term of each class of directors is extended for an additional year so that only the term of a single class expires in the year the Fund holds an annual meeting. This provision could delay for up to two years the replacement of a majority of the Board. Our bylaws provide that the affirmative vote of the holders of a plurality of all votes cast at a meeting of shareholders duly called, and at which a quorum is present, will be required to elect a director.

Action by Shareholders

Under the MGCL, shareholder action can generally be taken only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting, unless the charter provides for shareholder action by less than unanimous written consent. Our charter permits shareholder action by less than unanimous written consent to the extent provided in our bylaws, and our bylaws permit shareholders to take action by written consent of holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shareholders entitled to vote on the action were present and voted.

Quorum

Our charter and bylaws provide that the presence in person or by proxy of shareholders entitled to cast one-third of the votes entitled to be cast (without regard to class) constitutes a quorum at any meeting of shareholders, except that, with respect to any matter that under applicable statutes, regulatory requirements or our charter requires approval by a separate vote of one or more classes or series of stock, the presence in person or by proxy of holders of shares entitled to cast a majority of the votes entitled to be cast by such class or series on that matter is required to constitute a quorum for purposes of that matter. To the extent permitted by Maryland law, this quorum requirement may be changed by our bylaws.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws provide that with respect to any annual meeting of shareholders, nominations of persons for election to the Board and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Fund’s notice of meeting, (2) by or at the direction of the Board or (3) by any shareholder of the Fund who was a shareholder of record both at the time of giving of notice under the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice provisions and informational requirements of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to the Fund’s notice of meeting, (2) by or at the direction of the Board or (3) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a shareholder who was a shareholder of record at the time of provision of notice under the bylaws, at the record date set by the Board for purposes of the meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions and informational requirements of the bylaws.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by our Board, its chairman and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the Fund’s secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that, except with respect to removal of directors, approval of certain amendments to the charter and approval of certain extraordinary actions, any action will be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under our charter, the following extraordinary actions and amendments to the charter generally require the affirmative vote of the shareholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors, with holders of each class or series of shares voting as a separate class: (a) any amendment to the charter to make the Common Shares “redeemable securities” and any other proposal to convert the Fund to an “open-end company” (as defined in the 1940 Act); (b) the liquidation or dissolution of the Fund and any amendment to the charter to effect such liquidation or dissolution; (c) any amendment to, or any amendment inconsistent with the provisions of Sections 5.1, 5.2, 5.8, 7.1 or 7.2 of the charter; (d) any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Fund that the MGCL requires be approved by the shareholders; and (e) any transaction between (1) the Fund and (2) a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act or any successor provision) that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with, or employed by or acting as an agent of, any such person or member of such group.

However, if the Continuing Directors (as defined below) of the Fund, by a vote of at least a majority of such Continuing Directors, in addition to approval by our Board, approve such proposal, transaction or amendment referred to in clauses (a)-(e) in the preceding paragraph, the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter will be sufficient to approve such proposal, transaction or amendment. In addition, with respect to any transaction referred to in clause (b) of the preceding paragraph, if such transaction is approved by the Continuing Directors, by a vote of at least a majority of such Continuing Directors, no shareholder approval of the transaction will be required unless the MGCL, the 1940 Act or another provision of our charter or bylaws otherwise requires such approval. “Continuing Directors” means (i) the directors identified by name in the charter and/or the directors elected at the Fund’s first annual meeting of shareholders, (ii) the directors whose nomination for election by shareholders or whose election by the directors to fill vacancies on the Board is approved by a majority of the directors referenced in clause (i), who are on the Board at the time of the nomination or election, as applicable, or (iii) any successor directors whose nomination for election by shareholders or whose election by the directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as applicable.

Our charter provides that the Board has the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding all interested shares (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.

Business Combinations

Under subtitle 6 of Title 3 of the MGCL (the “Business Combination Act”), “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

any affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under this statute if the Board approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the Board and approved by the affirmative vote of at least:

•	80% of all the votes entitled to be cast by outstanding shares of voting stock, voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by an “interested shareholder” who is (or whose affiliate is) a party to the business combination or by an affiliate or associate of the interested shareholder, voting together as a single group.

Any dissenting shareholder in the above-described super-majority votes must be paid in accordance with the “fair price” formula described in the Business Combination Act, rather than at fair market value. These super-majority vote requirements do not apply if the corporation’s shareholders receive from the bidder a minimum “fair price,” as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested shareholder becomes an interested shareholder. Our Board has adopted a resolution that provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act. This resolution, however, may be altered or repealed, in whole or in part, at any time, with or without notice to the shareholders. If this resolution is repealed, or our Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflicts with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Ratification of Defective Corporate Acts

Pursuant to Section 2-702 of the MGCL and otherwise to the extent permitted by applicable law, our bylaws permit the Board or our shareholders to ratify and make binding on the Fund any defective corporate act, as defined in Section 2-701 of the MGCL, to the fullest extent permitted by applicable law. Ratification of a defective corporate act is binding to the extent provided in Section 2-703 of the MGCL or as otherwise permitted under applicable law. In addition, any action or inaction questioned in any shareholders’ derivative proceeding or other proceeding on the grounds of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation or the application of improper accounting principles or practices may be ratified, before or after judgment, by the Board or by our shareholders, and such ratification will be binding on the Fund and our shareholders and will constitute a bar to any claim or execution of any judgment with respect to the questioned action or inaction.

Inspection of Books and Records

Our charter provides that a shareholder who is otherwise eligible under applicable law to inspect the Fund’s books of account, stock ledger or other specified documents has no right to make such an inspection if the Board determines that the shareholder has an improper purpose for requesting the inspection.

Exclusive Forum

Under our charter, unless we consent in writing to the selection of a different forum, and except for any claims made under the federal U.S. securities laws, the Circuit Court for Baltimore City, Maryland (the “Maryland Circuit Court”), or if the Maryland Circuit Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any action asserting an internal corporate claim (as defined in the MGCL), (b) any derivative action or proceeding brought on behalf of the Fund, (c) any action asserting a claim of breach of any duty owed by any director, officer or employee of the Fund to the Fund or to our shareholders, (d) any action asserting a claim against the Fund or any director, officer or employee of the Fund arising pursuant to any provision of the MGCL, our charter or bylaws, or (e) any other action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine. Any shareholder (or beneficial owner of stock) who is a party to any action or proceeding governed by the exclusive forum provision of our charter will be deemed to have consented to the jurisdiction of the foregoing courts solely for the purpose of adjudicating any action or proceeding governed by the exclusive forum provision of our charter. With respect to an action or proceeding in the Maryland Circuit Court governed by the exclusive forum provision of our charter, the Fund and our shareholders (or beneficial owners of stock) will be deemed to have consented to the assignment of the action or proceeding to the Business and Technology Case Management Program for the State of Maryland pursuant to Maryland Rule 16-308 (or any successor thereof).

Item 12.	Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advancement of Expenses.”

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and Directors.

Item 13.	Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed above in “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Number	Exhibit

3.1	Articles of Conversion*

3.2	Articles of Incorporation*

3.3	Bylaws*

10.1	Form of Subscription Agreement*

10.2	Investment Advisory Agreement*

10.3	Administration Agreement*

10.4	Expense Support and Conditional Reimbursement Agreement*

10.5	Form of Custody Agreement, dated as of October 28, 2026, by and between the Fund and U.S. Bank Trust Company, National Association*^

Number	Exhibit

10.6	Form of Document Custody Agreement, dated as of October 28, 2026, by and between the Fund and U.S. Bank National Association*^

10.7	Trademark License Agreement*

10.8	Distribution Reinvestment Plan*

10.9	Form of Promissory Note by and between the Fund and the purchasers party thereto*

10.10	Revolving Credit and Security Agreement, dated as of June 17, 2026, among Sagard Private Income Fund SPV I LP, as the borrower, Sagard Holdings Manager (US) LLC, as servicer, each of the lenders and agents from time to time party thereto, Atlas Securitized Products Administration, L.P., as administrative agent, Atlas Securitized Products, L.P., as lead arranger, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian and as document custodian*^

10.11	Permitted BDC Transfer Purchase and Contribution Agreement, dated as of October 27, 2026, between Sagard Private Income Fund Inc., as seller, and Sagard Private Income Fund SPV I LP, as purchaser*

10.12	Pledge Agreement, dated as of October 27, 2026, by and between Sagard Private Income Fund Inc. and U.S. Bank Trust Company, National Association, as collateral agent*

10.13	Partnership Acquisition Agreement, dated as of October 27, 2026, by and among Sagard Holdings Investment I LP, Sagard Holdings Management Inc., Sagard Private Income Fund Inc. and, solely with respect to Section 1.4, Sagard Private Income Fund SPV I GP Inc.*^

21.1	List of Subsidiaries*

• Sagard Private Income Fund SPV I LP (Delaware) • Sagard Private Income Fund SPV I GP Inc. (Canada)

99.1	Subscription Agreement for Seed Investment*

99.2	Advisory Fee Waiver Letter*

*	Filed herewith
^

Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SAGARD PRIVATE INCOME FUND INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Directors of Sagard Private Income Fund Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Sagard Private Income Fund Inc. (the “Fund”) as of September 30, 2026, the related statement of operations for the period from March 20, 2026 (date of inception) to September 30, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of September 30, 2026, and the results of its operation for the period from March 20, 2026 (date of inception) to September 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

October 28, 2026

We have served as the Fund’s auditor since 2026.

Sagard Private Income Fund Inc.

Statement of Assets and Liabilities

September 30, 2026

Assets
Cash and cash equivalents	$25,000
Deferred offering costs (Note 2)	841,010
Receivable from Adviser	658,990

Total assets	$1,525,000

Liabilities
Accrued expenses	$1,500,000

Total liabilities	$1,500,000

Commitments and contingencies (Note 5)
Net assets
Common stock, $0.001 par value (2,500 shares issued and outstanding)	3
Additional paid in capital	24,997

Total net assets	$25,000

Total liabilities and net assets	$1,525,000

Net asset value per share	$10.00

The accompanying notes are an integral part of these financial statements.

Sagard Private Income Fund Inc.

Statement of Operations

For the Period from March 20, 2026 (Date of Inception) to September 30, 2026

Investment income	$—
Expenses:
Organizational costs (Note 2)	$1,245,143

Total expenses	1,245,143
Less: expense waiver (Note 3)	(586,153)
Less: expense reimbursement (Note 3)	(658,990)

Net expenses	—

Net investment income (loss)	$—
Net increase (decrease) in net assets resulting from operations	$—

The accompanying notes are an integral part of these financial statements.

Sagard Private Income Fund Inc.

Notes to the Financial Statements

Note 1. Organization

Sagard Private Income Fund Inc. (the “Fund”) was formed as a Delaware statutory trust on March 20, 2026. On September 18, 2026, the Fund converted from a Delaware statutory trust to a Maryland corporation and changed its legal name from “Sagard Private Income Fund” to “Sagard Private Income Fund Inc.” The Fund was formed to originate and invest primarily in a portfolio of newly originated, privately negotiated first-lien senior secured loans to U.S. middle market companies. The Fund expects to invest primarily in private credit investments, asset-based opportunities and broadly syndicated loans.

The Fund is an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, following its election to be regulated as a BDC, the Fund intends to, as soon as reasonably practicable, qualify and elect to be treated for United States (“U.S.”) federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As of September 30, 2026, the Fund had not commenced investment operations.

Sagard Holdings Manager (US) LLC (the “Adviser”) is the Fund’s investment adviser. The Adviser is indirectly wholly owned by Sagard Holdings Management Inc. (“Sagard”). Sagard Holdings Inc. (“SHI”) is the largest shareholder of Sagard and is a subsidiary of Power Corporation of Canada (“PCC”), a publicly traded international management and holding company that focuses on financial services in North America, Europe, and Asia.

The Fund intends to conduct a continuous private offering of Class I shares of its common stock, $0.001 par value per share (the “Common Shares”), in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Fund’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Fund is an investment company following accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services — Investment Companies (“ASC 946”). The Fund’s first fiscal period will end December 31, 2026.

Use of Estimates

The preparation of the Fund’s financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates, and the differences could be material.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks and liquid investments with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Fund’s cash and cash equivalents are held with financial institutions. The Fund’s cash balances held at financial institutions may, from time to time, exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Fund has not experienced any losses in such accounts and monitors the creditworthiness of the financial institutions with which it conducts business. The Fund believes it is not exposed to any significant credit risk on cash

Organizational and Offering Expenses

Organizational costs are recorded as incurred, and include, without limitation, the cost of formation, including legal fees related to the creation and organization of the Fund and its related documents of organization.

Offering expenses include, without limitation, legal, printing and other offering and marketing costs, including the fees of professional advisors and expenses associated with the preparation of the Fund’s registration statement. Offering expenses of the Fund are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations.

For the period from March 20, 2026 (date of inception) to September 30, 2026, the Fund incurred $1,245,143 of organizational costs (appearing as an expense on the Statement of Operations) and $841,010 of offering costs (which have been recorded as a deferred asset on the Statement of Assets and Liabilities in accordance with Note 3), for a total of $2,086,153. Of this amount, $586,153 was waived and will be paid directly by the Adviser in accordance with the Expense Support Agreement as it was above the Expense Cap (defined in Note 3) of $1,500,000 (this was reflected in the Statement of Operations as an expense waiver). The difference between the organizational costs and expense waiver is $658,990. This amount is presented as an expense reimbursement in the Statement of Operations and as a Receivable from Adviser and an Accrued Expense in the Statement of Assets and Liabilities. As of September 30, 2026, the Fund does not consider a Reimbursement Payment (defined in Note 3) to be probable and estimable, and accordingly no liability has been recorded. Offering costs of $841,010 are included in Accrued Expenses in the Statement of Assets and Liabilities.

Income Taxes

The Fund intends to elect to be regulated as a BDC under the 1940 Act. Following its election to be regulated as a BDC, the Fund intends to, as soon as reasonably practicable, qualify and elect to be treated as a RIC under Subchapter M of the Code.

So long as the Fund maintains its tax status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Therefore, so long as the Fund maintains its tax status as a RIC, no provision for U.S. federal income taxes is recorded in the financial statements of the Fund. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (determined without regard to the deduction for dividends paid), which is generally its net ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income, if any.

Prior to qualifying as a RIC, the Fund is taxed as a C corporation for U.S. federal income tax purposes. To qualify as a RIC for its initial RIC taxable year, the Fund must distribute all of its accumulated earnings and profits attributable, if any, to any taxable year in which it was taxed as a C corporation. In addition, the Fund may become subject to corporate-level tax on certain built-in gains recognized during a specified period following its qualification as a RIC, unless it elects to recognize and pay tax on those built-in gains at the time of qualification.

In addition, based on the excise tax distribution requirements, the Fund is subject to a 4% nondeductible U.S. federal excise tax on undistributed income unless the Fund distributes in a timely manner in each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Segment Reporting

The Fund operates as a single reportable segment. The Fund’s President and Chief Executive Officer and Chief Financial Officer and Treasurer collectively perform the function of the Fund’s chief operating decision maker (“CODM”) and are responsible for allocating resources and assessing the Fund’s performance. As of September 30, 2026, the Fund had not commenced investment operations and therefore had no operating results for the CODM to assess. The Fund’s segment assets are reflected as total assets on the accompanying Statement of Assets and Liabilities.

Note 3. Agreements and Related Party Transactions

The Fund has entered into certain agreements and transactions with the Adviser and other affiliated or related parties. The Fund is party to an Investment Advisory Agreement with Sagard Holdings Manager (US) LLC (the “Adviser”), which was approved by the Fund’s Board of Directors at its organizational meeting on September 18, 2026, and became effective as of September 30, 2026 in accordance with the 1940 Act. Under the terms of the Investment Advisory Agreement, the Adviser serves as the Fund’s investment adviser and is responsible for managing the investment and reinvestment of the Fund’s assets. The Investment Advisory Agreement will remain in effect for an initial period of two years from its effective date, and thereafter will continue automatically for successive annual periods, subject to annual approval by the Board of Directors or a majority of the outstanding voting securities of the Fund, including a majority of the independent directors.

Management Fee

Under the Investment Advisory Agreement, the Fund pays the Adviser a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), in each case commencing on and after the date on which the Fund elects to be regulated as a BDC (the “BDC Election Date”).

The Base Management Fee is calculated at an annual rate of 1.25% of the Fund’s average monthly net assets and is payable quarterly in arrears. Pursuant to a separate fee waiver letter agreement (the “Fee Waiver Letter Agreement”), the Adviser has agreed to waive the portion of the Base Management Fee in excess of 0.85% per annum of the Fund’s average monthly net assets for the 12-month period following the BDC Election Date, resulting in an effective annual rate of 0.85% during such period. Amounts waived under the Fee Waiver Letter Agreement are not subject to recoupment by the Adviser.

Incentive Fee

The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Fund’s income and a portion is based on the Fund’s capital gains, each as described below.

Income Incentive Fee

The portion of the Incentive Fee based on the Fund’s income (the “Income Incentive Fee”) is calculated and payable quarterly in arrears, commencing with the first full calendar quarter after the BDC Election Date, based on the Fund’s Pre-Incentive Fee Net Investment Income for the immediately preceding quarter. “Pre-Incentive Fee Net Investment Income” means interest income, distribution/dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Base Management Fee, costs and expenses payable or reimbursed to the Adviser under the administration agreement with the Adviser (the “Administration Agreement”), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt instruments with payment-in-kind interest, preferred stock investments with payment-in-kind dividends, and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income.

The Income Incentive Fee is subject to a quarterly hurdle rate of 1.25% (5.0% annualized), expressed as a rate of return on the value of the Fund’s net assets at the end of the most recently completed calendar quarter, subject to a “catch-up” feature. No Income Incentive Fee is payable in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the 1.25% hurdle rate. The Adviser receives 100% of the dollar amount of Pre-Incentive Fee Net Investment Income exceeding the 1.25% hurdle rate but less than or equal to 1.43% (5.72% annualized) (the “catch-up”), and 12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.43%. The catch-up is intended to provide the Adviser with approximately 12.5% of the Fund’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply once Pre-Incentive Fee Net Investment Income exceeds 1.43% in a calendar quarter.

Capital Gains Incentive Fee

The second component of the Incentive Fee is based on the Fund’s capital gains (the “Capital Gains Incentive Fee”). The Capital Gains Incentive Fee is determined and payable annually in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) commencing with the end of the first calendar year in which the BDC Election Date occurs. The Capital Gains Incentive Fee will equal to 12.5% of the Fund’s cumulative realized capital gains from the BDC Election Date through the end of the applicable year, computed net of cumulative realized capital losses and cumulative unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fees.

Administration Agreement

The Fund has entered into an Administration Agreement with the Adviser (in such capacity, the “Administrator”) under which the Administrator provides, or oversees the provision of, administrative services. There is no separate fee paid to the Administrator for services provided under the Administration Agreement; however, the Fund reimburses the Administrator for costs and expenses incurred in performing its obligations and providing personnel and facilities thereunder, including an allocable portion of the compensation and related expenses of certain personnel of Sagard and its affiliates providing administrative services to the Fund on behalf of the Adviser.

Expense Support and Conditional Reimbursement Agreement

The Fund has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. Under the Expense Support Agreement, the Adviser (1) agreed to advance or otherwise bear all of the Fund’s organizational and offering expenses through December 31, 2026 and (2) may elect to pay certain expenses of the Fund on the Fund’s behalf (each, an “Expense Payment”). Expense

Payments may include organizational and offering expenses; however, no portion of an Expense Payment may be used to pay the Fund’s interest expense or distribution and/or shareholder servicing fees. In no event will the Fund bear more than $1,500,000 of organizational and offering expenses (the “Expense Cap”). To the extent such expenses exceed $1,500,000, the Adviser will pay such excess on the Fund’s behalf without reimbursement or recoupment.

Beginning after December 31, 2026, following any calendar month in which the Fund’s Available Operating Funds exceed cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such month, the Fund is required, subject to the conditions of the Expense Support Agreement, to reimburse the Adviser for eligible unreimbursed Expense Payments made by the Adviser within the preceding three years (each, a “Reimbursement Payment”). “Available Operating Funds” means the sum of (i) the Fund’s net investment income calculated in accordance with U.S. GAAP, (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions received by the Fund from portfolio companies, to the extent such amounts are not otherwise included in clauses (i) or (ii). The amount of any Reimbursement Payment is limited to the lesser of such excess Available Operating Funds for the applicable calendar month and the aggregate amount of eligible unreimbursed Expense Payments.

No Reimbursement Payment may be made in an applicable calendar month if the Fund’s Operating Expense Ratio at the time of the proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the related Expense Payment was made. “Operating Expense Ratio” means the Fund’s operating expenses, excluding organizational and offering expenses, Base Management Fees, Incentive Fees, shareholder servicing and/or distribution fees and interest expense, divided by the Fund’s monthly average net assets.

Trademark License Agreement

The Fund has entered into a Trademark License Agreement (the “License Agreement”) with Sagard Holdings Manager LP (the “Licensor”), pursuant to which the Fund has been granted a non-exclusive license to use the name “Sagard”. The License Agreement remains in effect only for so long as the Adviser or one of its affiliates remains the Fund’s investment adviser, and either party may terminate it at any time on 60 days’ written notice. The Licensor may also terminate it immediately upon written notice if it receives notice of a third-party infringement claim arising from the Fund’s use of the name or if the Fund assigns or sublicenses its rights without consent. Upon termination, the Fund would be required to discontinue use of the name “Sagard.” Other than under this limited license, the Fund has no legal right to the “Sagard” name.

Note 4. Share Repurchase Program

Beginning no later than the quarter ending June 30, 2027, the Fund intends to commence a discretionary share repurchase program pursuant to which it intends, subject to market conditions and the discretion of its Board of Directors (the “Board”), to offer to repurchase in each quarter up to 5% of its Common Shares outstanding as of the close of the previous calendar quarter. To the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase such shares at a price equal to net asset value (“NAV”) per share as of the last calendar day of a month designated by the Board during the applicable quarter. The Board may amend, suspend or terminate the share repurchase program in its discretion, subject to applicable law.

Note 5. Commitments and Contingencies

In the normal course of business, the Fund may enter into contracts that provide a variety of general indemnifications. Any exposure to the Fund under these arrangements could involve future claims that may be made against the Fund. As of September 30, 2026, no such claims exist or are expected to arise, and accordingly, the Fund has not accrued any liability in connection with such indemnifications.

The Advisor has agreed to advance payment of the Fund’s expenses incurred as of September 30, 2026, of which $658,990 is subject to conditional reimbursement. As described in Note 3, the Fund does not consider the expenses subject to conditional reimbursement to be probable and estimable as described in ASC 450 “Contingencies”. Refer to Note 3 for additional information.

From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights under contracts with the Fund’s portfolio companies. The Fund is not currently a party to any legal proceedings.

Note 6. Net Assets

The Fund is authorized under its charter to issue 500,000,000 shares of stock, consisting of 499,950,000 Common Shares and 50,000 shares of preferred stock, par value $0.001 per share.

On September 30, 2026, the Fund entered into a Subscription Agreement with Sagard Holdings Inc. (“SHI”), an affiliate of the Adviser, pursuant to which SHI subscribed for and purchased 2,500 Class I Common Shares at a purchase price of $10.00 per share, generating aggregate seed capital proceeds of $25,000. As of September 30, 2026, the Fund had 2,500 Class I Common Shares issued and outstanding.

Note 7. Subsequent Events

The Fund has evaluated subsequent events through October 28, 2026, the date the financial statements were available to be issued. There were no subsequent events that occurred during such period that required recognition in, or disclosure in the notes to, the financial statements, except as discussed below.

SPV Contribution and Initial Portfolio

The Fund commenced investment operations in connection with the closing of a contribution transaction on October 27, 2026 (the “SPV Contribution”), after which the Fund expects to file its election to be treated as a BDC under the 1940 Act.

In connection with the SPV Contribution, the Fund acquired all of the limited partnership interests of Sagard Private Income Fund SPV I LP (“SPV I”), a special purpose vehicle formed as a Delaware limited partnership in May 2026, which holds a portfolio of U.S. dollar-denominated, first-lien senior secured direct lending investments and which comprises the Fund’s initial investment portfolio (the “Initial Portfolio”). In connection with the SPV Contribution, the Fund also acquired all of the equity interests in SPV I’s general partner.

The Initial Portfolio has been originated and managed by investment personnel of the Adviser and consists of investments consistent with the Fund’s investment objective and strategy. The aggregate purchase price for the limited partnership interests of SPV I in the SPV Contribution was approximately $76.5 million, which is equal to the NAV of SPV I as of closing of the SPV Contribution.

In exchange for the SPV Contribution, SHI’s wholly-owned subsidiary, Sagard Holdings Investment I LP, received approximately 7,654,277 Class I shares, which amount equals the net asset value of SPV I divided by the then-current NAV per Common Share, as determined in accordance with the Fund’s valuation policies and procedures.

Atlas Credit Facility

In connection with the acquisition of the Initial Portfolio, SPV I entered into a revolving credit and security agreement (the “Atlas Credit Facility”) by and among SPV I, the Adviser, as servicer, Atlas Securitized Products Administration, L.P., as administrative agent (“Atlas”), Atlas Securitized Products, L.P., as lead arranger, U.S.

Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as custodian and as document custodian, each of the managing agents from time to time party thereto and each of the conduit lenders and institutional lenders from time to time party thereto.

The Atlas Credit Facility provides for $100 million of initial commitments, with an uncommitted accordion feature that allows for commitments up to $250 million from new and existing lenders on the same terms as the existing commitments, subject to market conditions. U.S. Dollar advances under the Atlas Credit Facility bear interest at three-month Term SOFR plus an applicable margin of 2.20% during the revolving period. Subject to certain performance conditions, the applicable margin could increase to 2.45% during the revolving period and could range up to 2.55% during the amortization or End of Life Option periods. The Atlas Credit Facility provides for an unused commitment fee of, from the effective date through March 17, 2027, 0.50% per annum on the Atlas Credit Facility’s unused commitments up to the then-current committed facility amount and thereafter 0.50% per annum on the unused commitments up to 35% of the then-current committed facility amount and 0.75% per annum on the unused commitments in excess of 35% of the then-current committed facility amount, together with a commitment reduction fee and other customary fees. The Atlas Credit Facility matures on June 1, 2031, provided that SPV I and Atlas may mutually agree to extend the maturity date to June 1, 2033 pursuant to the “End of Life Option” under the Atlas Credit Facility.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

SAGARD PRIVATE INCOME FUND INC.

Date: October 28, 2026	By: /s/ Dev Gopalan

Name: Dev Gopalan
Title: President and Chief Executive Officer